UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Invacare Corporation

(Name of Registrant as Specified In Its Charter)

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Invacare Corporation

One Invacare Way

Elyria, Ohio 44035

April 9, 2009

To the Shareholders of

INVACARE CORPORATION:

This year’s Annual Meeting of Shareholders will be held at 10:00 A.M. (EDT), on Thursday, May 21, 2009, at the Lorain County Community College, Spitzer Conference Center, Grand Room, 1005 North Abbe Road, Elyria, Ohio. We will be reporting on Invacare’s activities and you will have an opportunity to ask questions about its operations.

We hope that you are planning to attend the annual meeting personally and we look forward to seeing you. Whether or not you expect to attend in person, the return of the enclosed proxy as soon as possible would be greatly appreciated and will ensure that your shares will be represented at the annual meeting. If you do attend the annual meeting, you may, of course, withdraw your proxy should you wish to vote in person.

On behalf of the Board of Directors and management of Invacare Corporation, I would like to thank you for your continued support and confidence.

Sincerely yours,

A. MALACHI MIXON, III

Chairman and

Chief Executive Officer

Invacare Corporation

Notice of Annual Meeting of Shareholders

To Be Held On May 21, 2009

The Annual Meeting of Shareholders of Invacare Corporation (the “Company”) will be held at the Lorain County Community College, Spitzer Conference Center, Grand Room, 1005 North Abbe Road, Elyria, Ohio on Thursday, May 21, 2009, at 10:00 A.M. (EDT), for the following purposes:

1.	To elect three directors to the class whose three-year term will expire in 2012;

2.	To approve and adopt amendments to the Company’s Amended 2003 Performance Plan;

3.	To approve and adopt amendments to the Company’s Code of Regulations to establish majority voting director resignation procedures;

4.	To approve and adopt amendments to the Company’s Code of Regulations to adopt procedures for shareholders to propose business to be considered and to nominate directors for election at shareholder meetings;

5.	To approve and adopt amendments to the Company’s Code of Regulations to permit amendments to the Code of Regulations by the Board of Directors to the extent permitted by Ohio law;

6.	To ratify the appointment of Ernst & Young LLP as our independent auditors for our 2009 fiscal year;

7.	To consider and vote upon one shareholder proposal, if properly presented at the annual meeting; and

8.	To transact any other business as may properly come before the annual meeting.

Holders of common shares and Class B common shares of record as of the close of business on Thursday, March 26, 2009 are entitled to vote at the annual meeting. It is important that your shares be represented at the annual meeting. For that reason, we ask that you promptly sign, date and mail the enclosed proxy card in the return envelope provided. Shareholders who attend the annual meeting may revoke their proxy and vote in person.

By Order of the Board of Directors,

ANTHONY C. LAPLACA
Secretary

April 9, 2009

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to Be Held on May 21, 2009:

The Proxy Statement and the 2008 Annual Report are also available at www.invacare.com/annualreport.

Invacare Corporation

Proxy Statement

For the Annual Meeting of Shareholders

May 21, 2009

Why am I receiving these materials?

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Invacare for use at the Annual Meeting of Shareholders to be held on May 21, 2009 and any adjournments or postponements that may occur. The time, place and purposes of the annual meeting are set forth in the Notice of Annual Meeting of Shareholders, which accompanies this proxy statement. This proxy statement is being mailed to shareholders on or about April 9, 2009.

Who is paying for this proxy solicitation?

We will pay the expense of soliciting proxies, including the cost of preparing, assembling and mailing the notice, proxy statement and proxy. In addition to the solicitation of proxies by mail, our directors, officers or employees, without additional compensation, may make solicitations personally and by telephone. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. Invacare has retained Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902, to assist in the solicitation of proxies for a fee of $15,000 plus reimbursement of certain disbursements and expenses.

Who is entitled to vote?

Only shareholders of record at the close of business on March 26, 2009, the record date for the meeting, are entitled to receive notice of and to vote at the annual meeting. On this record date, there were 31,025,638 common shares and 1,109,685 Class B common shares outstanding and entitled to vote.

How many votes do I have?

On each matter to be voted on, you have one vote for each outstanding common share you own as of March 26, 2009 and ten votes for each outstanding Class B common share you own as of March 26, 2009.

How do I vote?

If you are a shareholder of record, you can vote in person at the annual meeting or you can vote by signing and mailing in your proxy card in the enclosed envelope. If you are a shareholder of record, the proxy holders will vote your shares based on your directions.

If you sign and return your proxy card, but do not properly direct how your shares should be voted on a proposal, the proxy holders will vote “FOR” each of the director nominees named in proposal 1, “FOR” proposals 2, 3, 4, 5 and 6, and “AGAINST” proposal 7 and will use their discretion on any other proposals and other matters that may be brought before the annual meeting.

If you hold common shares through a broker or nominee, you may vote in person at the annual meeting only if you have obtained a signed proxy from your broker or nominee giving you the right to vote your shares.

How do I vote my common shares held in the Invacare Retirement Savings Plan?

If you are a participant in the Invacare Retirement Savings Plan, the voting instruction card should be used to vote the number of common shares that you are entitled to vote under the plan. If you do not vote timely, your shares will not be counted.

What are the voting recommendations of the Board of Directors?

Our Board of Directors recommends that you vote:

•	“For” the election of the three nominated directors to the class whose three-year term will expire in 2012;

•	“For” the amendments to the Company’s Amended 2003 Performance Plan;

•	“For” the amendments to the Company’s Code of Regulations to establish majority voting director resignation procedures;

•	“For” the amendments to the Company’s Code of Regulations to adopt procedures for shareholders to propose business to be considered and to nominate directors for election at shareholder meetings;

•	“For” the amendments to the Company’s Code of Regulations to permit amendments to the Code of Regulations by the Board of Directors to the extent permitted by Ohio law;

•	“For” ratifying the appointment of Ernst & Young LLP as our independent auditors for our 2009 fiscal year; and

•	“Against” the shareholder proposal.

What vote is required to approve each proposal?

Except as otherwise provided by Invacare’s amended and restated articles of incorporation or code of regulations, or required by law, holders of common shares and Class B common shares will at all times vote on all matters, including the election of directors, together as one class. The holders of common shares and Class B common shares will vote together as one class on all seven proposals described in this proxy statement. No holder of shares of any class has cumulative voting rights in the election of directors.

•

Election of Directors (Proposal No. 1).    The nominees receiving the greatest number of votes will be elected. A proxy card marked “Withhold Authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Abstentions and broker non-votes will have no effect on the election of directors.

•

Approval and adoption of amendments to the Company’s Amended 2003 Performance Plan (Proposal No. 2).    The approval and adoption of amendments to the Company’s Amended 2003 Performance Plan to provide for an increase by 3,000,000 shares, the number of Common

Shares of the Company currently authorized and reserved for issuance thereunder and certain other modifications described in this proxy statement. The proposal requires the affirmative vote of the holders of a majority of the votes cast, so long as the total vote cast on the proposal represents over 50% of the total voting power of the Company. A proxy card marked as “Abstain” with respect to this proposal will not be voted, although it will be counted for purposes of determining the number of shares entitled to vote at the meeting. Accordingly, if you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes also will have the same effect as a vote “Against” this proposal. However, if the total votes cast for or against the proposal represent more than 50% of the interest in all shares entitled to vote on the proposal, abstentions and broker non-votes will have no effect on the outcome of the vote.

•

Approval and adoption of amendments to the Company’s Code of Regulations to establish majority voting director resignation procedures (Proposal No. 3).    The approval and adoption of an amendment to the Company’s Code of Regulations to establish majority voting director resignation procedures requires the affirmative vote of the holders of record entitled to exercise a majority of the voting power of the Company. A proxy card marked as “Abstain” with respect to this proposal will not be voted, although it will be counted for purposes of determining the number of shares entitled to vote at the meeting. Accordingly, if you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes also will have the same effect as a vote “Against” this proposal.

•

Approval and adoption of amendments to the Company’s Code of Regulations to adopt procedures for shareholders to propose business to be considered and to nominate directors for election at shareholder meetings (Proposal No. 4).    The approval and adoption of an amendment to the Company’s Code of Regulations to adopt procedures for shareholders to propose business to be considered and to nominate directors for election at shareholder meetings requires the affirmative vote of the holders of record entitled to exercise a majority of the voting power of the Company. A proxy card marked as “Abstain” with respect to this proposal will not be voted, although it will be counted for purposes of determining the number of shares entitled to vote at the meeting. Accordingly, if you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes also will have the same effect as a vote “Against” this proposal.

•

Approval and adoption of amendments to the Company’s Code of Regulations to permit amendments to the Code of Regulations by the Board of Directors to the extent permitted by Ohio law (Proposal No. 5).    The approval and adoption of an amendment to the Company’s Code of Regulations to permit amendments to the Code of Regulations by the Board of Directors to the extent permitted by Ohio law requires the affirmative vote of the holders of record entitled to exercise a majority of the voting power of the Company. A proxy card marked as “Abstain” with respect to this proposal will not be voted, although it will be counted for purposes of determining the number of shares entitled to vote at the meeting. Accordingly, if you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes also will have the same effect as a vote “Against” this proposal.

•

Ratification of Auditors (Proposal No. 6).    Ratification of the appointment of Ernst & Young LLP as our independent auditors requires the affirmative vote of the holders of a majority of the votes cast. A proxy card marked as “Abstain” with respect to the ratification of the appointment of Ernst & Young LLP will not be voted, although it will be counted for purposes of determining the number of shares entitled to vote at the meeting. Accordingly, if you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the ratification.

•	Shareholder Proposal (Proposal No. 7). If properly presented at the annual meeting, the approval of the shareholder proposal for the adoption of an amendment to the Company’s articles of incorporation to require a majority voting standard for uncontested director elections requires the affirmative vote of a majority of the voting power of the Company. A proxy card marked as “Abstain” with respect to the shareholder proposal will not be voted, although it will be counted for purposes of determining the number of shares entitled to vote. Accordingly, if you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as an “Against” vote for the shareholder proposal.

What constitutes a quorum?

A quorum of shareholders will be present at the annual meeting if at least a majority of the aggregate voting power of common shares and Class B common shares outstanding on the record date are represented, in person or by proxy, at the annual meeting. On the record date, 42,122,488 votes were outstanding; therefore, shareholders representing at least 21,061,245 votes will be required to establish a quorum. Abstentions and broker non-votes will be counted towards the quorum requirement.

Can I revoke or change my vote after I submit a proxy?

Yes. You can revoke your proxy or change your vote at any time before the proxy is exercised at the annual meeting. This can be done by either submitting another properly completed proxy card with a later date, sending a written notice to our Secretary, or by attending the annual meeting and voting in person. You should be aware that simply attending the annual meeting will not automatically revoke your previously submitted proxy; rather you must notify an Invacare representative at the annual meeting of your desire to revoke your proxy and vote in person.

Can I access the Notice of Annual Meeting, Proxy Statement and the 2008 Annual Report on the Internet?

The Notice of Annual Meeting, Proxy Statement and 2008 Annual Report are available on the Internet at www.invacare.com/annualreport. We also will provide a copy of any of these documents to any shareholder free of charge, upon request by writing to: Shareholder Relations Department, Invacare Corporation, One Invacare Way, P.O. Box 4028, Elyria, Ohio 44036-2125.

If you hold your shares in a bank or brokerage account, your bank or broker may also provide you copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service.

ELECTION OF DIRECTORS

(Proposal No. 1)

At the annual meeting, three directors will be elected to serve a three-year term until the annual meeting in 2012 or until their successors have been elected and qualified. Each of the nominees is presently a director of Invacare and has indicated his or her willingness to serve another term as a director if elected.

At Invacare’s 2008 Annual Meeting of Shareholders, a shareholder proposal requesting that the Board of Directors take the necessary steps to declassify the Board and establish the annual election of directors for the reelection of any incumbent director whose term under the current classified board structure subsequently expires, was supported by a majority of the votes cast at the meeting. The Board of Directors is aware of the trend toward the declassification of boards based on shareholders’ general desire for increased accountability on the part of the directors. After substantial consideration and discussion with the shareholder proponent, and in light of shareholders’ apparent desire to declassify the Board, the Board of Directors has committed to submitting and recommending to shareholders a management proposal at the Company’s 2010 Annual Meeting of Shareholders to amend the Company’s Code of Regulations and provide for declassification of the Board of Directors as requested by the proposal.

Nominees for Terms Expiring in 2012

James C. Boland, 69, has been a director since 1998 and was appointed as Invacare’s Lead Director in February 2008. Mr. Boland, prior to his retirement in 2007, served for nine years as President, Chief Executive Officer and Vice Chairman of the Cavaliers Operating Company, LLC (formerly Cavaliers/Gund Arena Company) operator of the Cleveland Cavaliers professional basketball team and Quicken Loans Arena. Prior to his time with the Cavaliers, Mr. Boland served for 22 years as a partner of Ernst & Young LLP in various roles, including Vice Chairman and Regional Managing Partner as well as a member of the firm’s Management Committee from 1988 to 1996, and as Vice Chairman of National Accounts from 1997 to his retirement from the firm in 1998. Mr. Boland also is a director of The Sherwin-Williams Company (NYSE), Cleveland, Ohio, a manufacturer and distributor of coatings and related products and The Goodyear Tire & Rubber Company (NYSE), Akron, Ohio, one of the world’s leading manufacturers of tires and rubber products.

Gerald B. Blouch, 62, has been President and a director of Invacare since November 1996. Mr. Blouch has been Chief Operating Officer since December 1994 and Chairman-Invacare International since December 1993. Previously, Mr. Blouch was President-Homecare Division from March 1994 to December 1994 and Senior Vice President-Homecare Division from September 1992 to March 1994. Mr. Blouch served as Chief Financial Officer of Invacare from May 1990 to May 1993 and Treasurer of Invacare from March 1991 to May 1993.

William M. Weber, 69, has been a director since 1988. In August 2005, Mr. Weber became President and CEO of Air Enterprises L.L.C., which designs and manufactures custom high end air handling equipment for critical areas in the hospital, drug and educational markets. Mr. Weber also serves as a director of Air Enterprises L.L.C. From 1994 to 2005, Mr. Weber was President of Roundcap L.L.C. and a principal of Roundwood Capital L.P., a partnership that invested in public and private companies. From 1968 to 1994, Mr. Weber was President of Weber, Wood, Medinger, Inc., Cleveland, Ohio, a commercial real estate brokerage and consulting firm.

Directors whose Terms Will Expire in 2010

John R. Kasich, 56, has been a director since 2001. Mr. Kasich has served as an associate of Schottenstein Stores Corp. since 2008, after having served as a managing director of Lehman Brothers’ investment banking group from 2001 to 2008. He spent 18 years as a member of the House of Representatives of the United States Congress, and served as head of the House Budget Committee from 1995 to 2000. He was the chief architect of the Balanced Budget Act of 1997, which eliminated the federal budget deficit. As a committee chairman, he was the House’s top negotiator with the White House over details of the plan, setting spending limits for all federal government agencies and cutting taxes. Mr. Kasich is the honorary chairman of ReCharge Ohio, a political action committee. Mr. Kasich serves as a director of Worthington Industries, Inc. (NYSE), Columbus, Ohio, a diversified steel processor that focuses on steel processing and metals-related businesses. Mr. Kasich is also a contributor to the Fox News Channel.

Dan T. Moore, III, 69, has been a director since 1980. Mr. Moore has been President of Dan T. Moore Co. since 1979 and is Chairman of seven advanced materials manufacturing companies: Flow Polymers, Inc., Soundwich, Inc., Team Wendy LLC, Impact Armor Technologies LLC, Sleep Optima LLC, Tennessee Iron Products and ePIFNI/SONIC. He is a director of Hawk Corporation (NYSE Alternext US), Cleveland, Ohio, a supplier of friction products for brakes, clutches, and transmissions used in aerospace, industrial and specialty applications, and is a director of Park-Ohio Holdings Corp (NASDAQ), Cleveland, Ohio, a provider of supply chain logistics services and a manufacturer of engineered products. Mr. Moore is also a Trustee of the Cleveland Clinic Foundation.

Joseph B. Richey, II, 72, has been a director since 1980. Mr. Richey has been President-Invacare Technologies and Senior Vice President-Electronic and Design Engineering since 1992. Previously, Mr. Richey was Senior Vice President-Product Development from 1984 to 1992, and Senior Vice President and General Manager-North American Operations from September 1989 to September 1992. Mr. Richey also serves as a director of Steris Corporation (NYSE), Cleveland, Ohio, a manufacturer and distributor of medical sterilizing equipment and is a member of the Board of Trustees for Case Western Reserve University and The Cleveland Clinic Foundation.

Dale C. LaPorte, 67, has been a director since February 2009. Mr. LaPorte served as Senior Vice President — Business Development and General Counsel of the Company from December 2005 to December 2008. Prior to that, Mr. LaPorte was a partner at Calfee, Halter & Griswold LLP from 1974 to 2005 and served as chairman of that firm from 2000 to 2004. Mr. LaPorte serves as member of the board of trustees of Allegiant Mutual Funds and the board of directors of Morrison Products, Inc., a manufacturer of air moving equipment for original equipment manufacturers in the heating, ventilation, air conditioning and refrigeration industry.

Directors whose Terms Will Expire in 2011

Michael F. Delaney, 60, has been a director since 1986. From 1983 to October 2003, Mr. Delaney served as the Associate Director of Development of the Paralyzed Veterans of America, a national veterans’ service organization in Washington, D.C. Since October 2003, Mr. Delaney has served Associate Director of Corporate Marketing of the Paralyzed Veterans of America.

C. Martin Harris, M.D., 52, has been a director since 2003. Since 1996, Dr. Harris has been the Chief Information Officer and Chairman of the Information Technology Division of The Cleveland Clinic Foundation in Cleveland, Ohio and a Staff Physician for The Cleveland Clinic Hospital and The Cleveland Clinic Foundation Department of General Internal Medicine. Additionally, since 2000, he has been Executive Director of e-Cleveland Clinic, a series of e-health clinical programs offered over the internet. Nationally, Dr. Harris serves as the Chairman of the National Health Information Infrastructure (NHII) Task Force of the Healthcare Information and Management Systems Society (HIMSS), the largest information and management systems society in the world. He is also the Chairman of the Foundation Board for the e-Health Initiative, a public policy and advocacy group that encourages the interoperability of information technology in healthcare.

Bernadine P. Healy, M.D., 64, has been a director since 1996. Dr. Healy has been a columnist and Health Editor for U.S. News & World Report since September 2002. She has served on The President’s Council of Advisors on Science and Technology (PCAST) since 2001, and served as a chair of the Ohio Commission to Reform Medicaid in 2003. Dr. Healy was President and CEO, American Red Cross from September 1999 to December 2001. From 1995 to August 1999, Dr. Healy served as the Dean and Professor of Medicine of the College of Medicine and Public Health of The Ohio State University, Columbus, Ohio. Dr. Healy is a Trustee of the Battelle Memorial Institute in Columbus, Ohio. She also serves as a director of Ashland, Inc. (NYSE), Covington, Kentucky, a specialized chemicals company and The Progressive Corporation (NYSE), Cleveland, Ohio, an automobile insurance company.

A. Malachi Mixon, III, 68, has been a director since 1979. Mr. Mixon has been Chief Executive Officer since 1979 and Chairman of the Board since 1983 and also served as President until 1996, when Gerald B. Blouch, Chief Operating Officer, was elected as our President. Mr. Mixon serves as a director of The Sherwin-Williams Company (NYSE), Cleveland, Ohio, a manufacturer and distributor of coatings and related products. Mr. Mixon also serves as Chairman of the Board of Trustees of The Cleveland Clinic Foundation, Cleveland, Ohio, one of the world’s leading academic medical centers. Mr. Mixon also serves on the board of Park-Ohio Holdings Corp (NASDAQ), Cleveland, Ohio, a provider of supply chain logistics services and a manufacturer of highly engineered products.

Invacare’s Board of Directors recommends that shareholders vote “FOR” the election of the three directors to the class whose three-year term will expire in 2012.

APPROVAL AND ADOPTION OF AMENDMENTS TO THE COMPANY’S AMENDED 2003 PERFORMANCE PLAN

(Proposal No. 2)

General

The Invacare Corporation Amended 2003 Performance Plan (the “2003 Plan”) was originally adopted and approved by shareholders on May 21, 2003. The shareholders adopted and approved an amendment to the 2003 Plan on May 25, 2006. The 2003 Plan is designed to advance the interests of the Company and its shareholders by strengthening its ability to attract, retain and reward highly qualified non-employee directors, executive officers and other employees, to motivate them to achieve business objectives established to promote the Company’s long term growth, profitability and success, and to encourage their ownership of common shares.

In general, the 2003 Plan empowers the Company to grant stock options and stock appreciation rights and to make restricted stock grants, and other stock and performance-based grants and awards, to non-employee directors, executive officers and other employees of the Company and its subsidiaries. The maximum number of common shares currently reserved for issuance under the 2003 Plan is 3,800,000 common shares, which includes 300,000 shares that may be granted as restricted awards and 200,000 that may be granted at a price of not less than 75% of the fair market value on the date of grant. Pursuant to the 2003 Plan, none of the awards can be transferred to third parties for consideration. As of March 15, 2009, restricted share awards and options to purchase up to an aggregate of 3,040,775 of the Company’s common shares (97,336 of which had been exercised and 587,302 of which had been cancelled or forfeited and made available for issuance again under the 2003 Plan as of that date) have been granted under the 2003 Plan out of the 3,800,000 common shares currently reserved for issuance, which includes awards granted at a discount totaling 89,304 shares, plus an additional 291,761 restricted share awards have been granted. Hence, only 759,225 common shares remain available for future grants under the 2003 Plan of which 8,239 may be issued as restricted awards and 110,696 may be issued at a discount.

Proposed Amendment to the 2003 Plan

Proposed Amendment.    On March 3, 2009, the Compensation and Management Development Committee of the Board of Directors (the “Compensation Committee”) unanimously approved and recommended to the Board of Directors, and the Board of Directors subsequently approved and recommended to the shareholders, an amendment to the 2003 Plan that would, if approved by the shareholders, (1) increase the number of common shares authorized and reserved for issuance under the 2003 Plan by 3,000,000 shares from 3,800,000 to 6,800,000 common shares, which would include 1,300,000 shares that may be granted as awards other than stock options, (2) modify the definition of a “change in control” of the Company under the 2003 Plan to make it more restrictive, and (3) modify the terms of the 2003 Plan to eliminate the availability for future grant under the plan of shares transferred or surrendered for the payment of option exercise prices or taxes (the “2003 Plan Amendment”).

Purpose of the Amendment.    Equity compensation has been a long-standing and vital component of the Company’s overall compensation philosophy; and the Company believes that equity based awards have helped to successfully incentivize key employees and non-employee directors to promote the interests of the Company and its shareholders. Therefore, in order to enable the Company to continue to provide appropriate incentives in accordance with its compensation philosophy, the Company is seeking shareholder approval of the 2003 Plan Amendment. The Board of Directors believes that the 2003 Plan Amendment is in the best interests of the Company and its shareholders and recommends that the shareholders approve and adopt the 2003 Plan Amendment.

Summary of the 2003 Plan

The principal features of the 2003 Plan are summarized below. The summary does not contain all information that may be important to you. You should read the complete text of the 2003 Plan, as proposed to be amended, which is attached as Appendix A to this proxy statement.

Plan Administration.    The 2003 Plan is administered by the Compensation Committee, a standing committee comprised entirely of non-employee directors that satisfy the requirements for “disinterested persons” under Rule 16b-3 of the Exchange Act; provided, however, that the Board of Directors may in its discretion administer the 2003 Plan, in which case the term “Compensation Committee” shall be deemed to be the Board of Directors. All employees and non-employee directors of Invacare and its subsidiaries are eligible to be selected by the Compensation Committee for participation in the 2003 Plan.

Authority of Committee.    The Compensation Committee has authority to: select the participants who will receive awards, grant awards, determine the terms, conditions, and restrictions applicable to the awards (including the forms of agreements for such awards); determine how the exercise price is paid, modify or replace outstanding awards within the limits of the 2003 Plan, accelerate the date on which awards become exercisable, waive the restrictions and conditions applicable to awards, defer payout on awards and establish rules governing the 2003 Plan, including special rules applicable to awards made to participants who are foreign nationals or are employed outside the United States.

The 2003 Plan establishes certain limits on the exercise price of awards, but not on the earn-out or vesting periods, or termination provisions in the event of termination of employment. Instead, the Committee is given broad authority to establish these terms in order to best achieve the purposes of the 2003 Plan.

Within certain limits, the Compensation Committee may delegate its authority under the 2003 Plan to any other person or persons. Any decision made by the Compensation Committee in connection with the administration, interpretation and implementation of the 2003 Plan and of its rules and regulations will be, to the extent permitted by law, final and binding upon all persons. Neither the Compensation Committee nor any of its members is liable for any act taken by the Compensation Committee pursuant to the 2003 Plan. No member of the Compensation Committee is liable for the act of any other member.

Number of Common Shares.    The aggregate number of common shares that currently may be subject to awards, including incentive stock options, granted under the 2003 Plan is 3,800,000 common shares, subject to certain adjustments. If the 2003 Plan Amendment is approved by the shareholders, that number will increase to 6,800,000 common shares. Class B common shares are not issuable under the 2003 Plan. Common shares issued under the 2003 Plan may be either newly-issued shares or treasury shares. The assumption of obligations in respect of awards granted by an organization acquired by the Company, or the grant of awards under the 2003 Plan in substitution for any such awards, will not reduce the number of common shares available in any fiscal year for the grant of awards under the 2003 Plan.

Common shares subject to an award that is forfeited, terminated, or canceled without having been exercised (other than shares subject to a stock option that are canceled upon the exercise of a related stock appreciation right) will be available again for grant under the 2003 Plan, without reducing the number of common shares available in any fiscal year for grant of awards under the 2003 Plan. The 2003 Plan currently provides that common shares transferred or surrendered to pay option exercise prices or taxes associated with an Award will be available again for grant under the plan. If the 2003 Plan Amendment is approved by shareholders, such transferred or surrendered shares will not be available again for grant under the 2003 Plan.

Adjustments.    In the event of a recapitalization, stock dividend, stock split, reverse stock split, distribution to shareholders (other than cash dividends), or similar transaction, the Compensation Committee can adjust, in any manner that it deems equitable, the number and class of shares that may be issued under the 2003 Plan and the number and class of shares, and the exercise price, applicable to outstanding awards.

Performance Based Awards.    The 2003 Plan is designed to enable the Company to provide certain forms of performance based compensation to senior executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) of the Code provides that, subject to certain exceptions, the Company may not deduct compensation paid to any one of certain executive officers in excess of $1 million in any one year. Section 162(m) excludes from the $1 million limitation on tax deductibility compensation that qualifies as performance based compensation meeting certain requirements.

Types of Awards.    The 2003 Plan provides for the grant of stock options (incentive stock options or “non-qualified” stock options), restricted stock, stock appreciation rights, stock equivalent units, and other stock or performance-based incentives. These awards are payable in cash or common shares, or any combination thereof, as determined by the Compensation Committee.

Grant of Awards.    Awards may be granted singly or in combination or tandem with other awards. Awards also may be granted in replacement of other awards granted by the Company. If a participant pays all or part of the exercise price or taxes associated with an award by the transfer of common shares or the surrender of all or part of an award (including the award being exercised), the Compensation Committee may, in its discretion, grant a new award to replace the award or common shares that were transferred or surrendered. The Company also may assume awards granted by an organization acquired by the Company or may grant awards in replacement of any such awards.

No Repricings.    The repricing of any stock options or stock appreciation rights at a lower exercise price, whether by cancellation or amendment of the original grant, is expressly prohibited under the 2003 Plan.

Certain Limits on Awards Under the 2003 Plan.    The maximum aggregate number of common shares that may be granted under the 2003 Plan pursuant to all awards (i.e., restricted stock, stock appreciation rights, stock equivalent units, etc.), other than stock options, is 300,000 common shares. If the 2003 Plan Amendment is approved by the shareholders, that number will increase to 1,300,000 common shares. The 2003 Plan currently provides that the term of each stock option shall be fixed by the Compensation Committee, but in no event shall the term exceed ten years after the date of grant. If the 2003 Plan Amendment is approved by the shareholders, the 2003 Plan also will provide that the term of each stock appreciation right shall be fixed by the Compensation Committee, but in no event shall the term exceed ten years after the date of grant. The exercise price of a stock option may not be less than 100% of the fair market value on the date of grant; provided, that up to 200,000 common shares for which non-qualified stock options may be granted may have an exercise price of not less than 75% of the fair market value on the date of grant, which is primarily intended to allow for the continuation of the non-employee directors’ deferred compensation program described under “Compensation of Directors.” The foregoing limits are subject to adjustment as described above.

Certain Limits on Individual Awards.    The maximum aggregate number of common shares for which stock options may be granted to any particular employee during any calendar year is 400,000 common shares. The maximum aggregate number of common shares for each of (i) stock appreciation rights, and (ii) other stock-based awards, respectively, which may be granted to any particular employee during any calendar year is 50,000 common shares (or 100,000 common shares in the aggregate). The foregoing limits also are subject to adjustment as described above.

Payment of Exercise Price.    The exercise price of a stock option (other than an incentive stock option), and any other stock award for which the Compensation Committee has established an exercise price may be paid in cash, by the transfer of common shares, by the surrender of all or part of an award (including the award being exercised), or by a combination of these methods, as and to the extent permitted by the Compensation Committee. The exercise price of an incentive stock option may be paid in cash, by the transfer of common shares, or by a combination of these methods, as and to the extent permitted by the Compensation Committee, but may not be paid by the surrender of an award. The Compensation Committee may prescribe any other method of paying the exercise price that is determined to be consistent with applicable law and the purpose of the 2003 Plan. The 2003 Plan currently provides that common shares transferred or surrendered to pay option exercise prices or taxes associated with an Award will be available again for grant under the plan. If the 2003 Plan Amendment is approved by shareholders, such transferred or surrendered shares will not be available again for grant under the 2003 Plan.

Deferrals.    The Compensation Committee may defer the payment of any grant or award, or permit participants to defer their receipt of payment, for such period or periods and on such terms and conditions as the Compensation Committee may specify, so long as such deferral complies with Code Section 409A. Deferrals may be in the form of cash or stock equivalent units, which may earn interest at a rate or rates specified by the Compensation Committee.

Termination of Awards.    The Compensation Committee may cancel any awards if the participant, without the Company’s prior written consent, (i) within 18 months after the date a participant terminates employment with the Company renders services for an organization, or engages in a business, that is (in the judgment of the Compensation Committee) in competition with the Company, or (ii) discloses to anyone outside of Invacare, or uses for any purpose other than Invacare’s business, any confidential information relating to the Company. In addition, the Compensation Committee may, subject to certain conditions in the 2003 Plan and in its discretion, require the participant to return the economic value of any award that the participant realized or obtained prior to and after such participant engaged in any of the above activities.

Change in Control.    In the event of a change in control of the Company, as defined in the 2003 Plan, unless the Board of Directors determines otherwise, immediately prior to such change in control (i) all outstanding stock options and stock appreciation rights will become fully exercisable, and (ii) all restrictions and conditions applicable to restricted stock and other awards exercisable for Common Shares will be deemed to have been satisfied. Any other determination by the Board of Directors that is made after the occurrence of the change in control will not be effective unless a majority of the Directors then in office are “continuing directors” and the determination is approved by a majority of the “continuing directors” for this purpose (or is approved by a committee comprised solely of such “continuing directors”). “Continuing directors” are Directors who were in office prior to the change in control or were recommended or elected to succeed “continuing directors” by a majority of the “continuing directors” then in office (or by a committee comprised solely of such “continuing directors” then in office). If the 2003 Plan Amendment is approved by shareholders, the definition of a “change in control” of the Company will be amended to a more strict definition than is currently provided under the 2003 Plan. See the text of the 2003 Plan, as proposed to be amended, attached as Appendix A to this proxy statement.

Amendment, Effective Date, and Termination.    The Board of Directors may amend, suspend, or terminate the 2003 Plan at any time. Shareholder approval for any such amendment will be required if the amendment results in an increase, subject to certain exceptions, in the maximum number of common shares that may be subject to awards granted under the 2003 Plan. The Compensation Committee may not amend any outstanding award under the 2003 Plan to reduce the exercise price of any stock option or stock appreciation right, except in accordance with an adjustment described above.

Federal Income Tax Consequences of Awards.    The anticipated income tax treatment, under current provisions of the Code, of the grant and exercise of awards is as follows:

Incentive Stock Options.    In general, an employee will not recognize taxable income at the time an incentive stock option is granted or exercised provided the employee has been employed by the Company at all times from the date of grant until the date three months before the date of exercise (one year in the case of permanent disability). However, the excess of the fair market value of the common shares acquired upon exercise of the incentive stock option over the exercise price is an item of tax preference for purposes of the alternative minimum tax. If the employee exercises an incentive stock option without satisfying the employment requirement, the income tax treatment will be the same as that for a non-qualified stock option, described below. Upon disposition of the common shares acquired upon exercise of an incentive stock option, capital gain or capital loss will be recognized in an amount equal to the difference between the sale price and the exercise price, provided that the employee has not disposed of the common shares within two years of the date of grant or within one year from the date of exercise (a “Disqualifying Disposition”). If the employee disposes of the shares in a Disqualifying Disposition, the employee will recognize ordinary income at the time of the Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the shares on the date the incentive stock option is exercised or the amount realized in the Disqualifying Disposition. Any remaining gain or loss is treated as a capital gain or capital loss.

The Company is not entitled to a tax deduction either upon the exercise of an incentive stock option or upon the disposition of the common shares acquired thereby, except to the extent that the employee recognizes ordinary income in a Disqualifying Disposition and subject to the applicable provisions of the Code.

Non-Qualified Stock Options.    In general, participants will not recognize taxable income at the time a stock option that does not qualify as an incentive stock option (a “Non-qualified Stock Option”) is granted. However, an amount equal to the difference between the exercise price and the fair market value, on the date of exercise, of the common shares acquired upon exercise of the Non-qualified Stock Option will be included in the participant’s ordinary income in the taxable year in which the Non-qualified Stock Option is exercised. Upon disposition of the common shares acquired upon exercise of the Non-qualified Stock Option, appreciation or depreciation from the tax basis of the shares acquired after the date of exercise will be treated as either capital gain or capital loss.

Non-qualified Stock Options that are granted at an exercise price that is less than the fair market value on the date of grant are subject to Section 409A of the Code, which applies to arrangements involving the deferral of compensation for employees and directors. Such grants are generally intended to comply with Section 409A and are made under such terms and conditions as are deemed necessary in order for the grant to comply with Section 409A.

Subject to the applicable provisions of the Code, including the deductibility limitations under Section 162(m) of the Code, the Company generally will be entitled to a tax deduction in the amount of the ordinary income realized by the participant in the year the Nonqualified Stock Option is exercised. Any amounts includable as ordinary income to a participant in respect of a Non-qualified Stock Option will be subject to applicable withholding for federal income and employment taxes.

Stock Appreciation Rights.    The grant of stock appreciation rights will have no immediate tax consequences to the Company or the participant receiving the grant. In general, the amount of compensation that will be realized by a participant upon exercise of a stock appreciation right is equal to the difference between the grant date valuation of the common shares underlying the stock appreciation right and the fair market value of the stock or cash received on the date of exercise. The amount received by the participant upon the exercise of the stock appreciation rights will be included in the participant’s ordinary income in the taxable year in which the stock appreciation rights are exercised. Subject to the applicable provisions of the Code, including the deductibility limitations under Section 162(m) of the Code, the Company generally will be entitled to a deduction in the same amount in that year.

Restricted Stock.    Unless a participant makes an election under Section 83(b) of the Code, the participant will recognize no income, and the Company will be entitled to no deduction at the time restricted stock is awarded to the participant. When the restrictions on the restricted stock lapse or are otherwise removed, the participant will recognize compensation income equal to the excess of the fair market value of the restricted stock on the date the restrictions lapse or are otherwise removed over the amount, if any, paid by the participant for the restricted stock, and, generally, the Company will be entitled to a deduction in the same amount subject to the applicable provisions of the Code, including the possible limitations under Section 162(m) of the Code. Dividends paid on restricted stock during any restriction period will, unless the participant has made an election under Section 83(b) of the Code, constitute compensation income to the participant receiving the dividends; and the Company generally will be entitled to a deduction in the same amount. Upon disposition of common shares after the restrictions lapse or are otherwise removed, any gain or loss realized by a participant will be treated as short-term or long-term capital gain or loss depending upon the period of time between the disposition and the earlier lapse or removal of the restrictions on those common shares.

If a participant files an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days after the grant of restricted stock, the participant will, on the date of the grant, recognize compensation income equal to the excess of the fair market value of the common shares on that date over the price paid for those common shares, and the Company generally will be entitled to a deduction in the same amount, subject to the applicable provisions of the Code. Dividends paid on the stock thereafter will be treated as dividends for tax purposes, includable in the gross income of the participant and not deductible by the Company. Any gain or loss recognized by the participant on a disposition of restricted stock which was the subject of a Section 83(b) election, other than on a redemption by the Company, will be capital gain or loss. However, if the disposition is a forfeiture by the participant or a redemption by the Company at the initial price of the restricted stock, the disposition may constitute a “forfeiture” within the meaning of Section 83(b), in which event the participant would not be entitled to deduct any loss which otherwise would have been allowable. The potential for a nondeductible forfeiture loss on the forfeiture of restricted property is a risk a participant assumes by making a Section 83(b) election.

Stock Equivalent Units.    The grant of stock equivalent units will not have any immediate tax consequences to the participant receiving the stock equivalent units or to the Company. In general, at the time the Company pays any amount to the participant with respect to the stock equivalent units, the participant will recognize compensation income equal to the amount of that payment, and the Company will be entitled to a deduction in that amount, subject to the other applicable provisions of the Code, including the limitations under Section 162(m).

Withholding Taxes.    Prior to the payment of an award, the Company may withhold, or require a participant to remit to the Company, an amount of cash sufficient to pay any federal, state, and local taxes associated with the award. In addition, the Compensation Committee may permit participants to pay the taxes associated with an award (other than an incentive stock option) by the transfer of common shares, by the surrender of all or part of an award (including the award being exercised), or by a combination of cash and/or one of these methods. The 2003 Plan currently provides that common shares transferred or surrendered to pay option exercise prices or taxes associated with an Award will be available again for grant under the plan. If the 2003 Plan Amendment is approved by shareholders, such transferred or surrendered shares will not be available again for grant under the 2003 Plan.

The discussion set forth above does not purport to be a complete analysis of all potential tax consequences relevant to recipients of awards under the 2003 Plan or the Company or to describe tax consequences based on particular circumstances. It is based on United States federal income tax law and interpretational authorities as of the date of this proxy statement, which are subject to change at any time. The discussion does not address state or local income tax consequences or income tax consequences for taxpayers who are not subject to taxation in the United States.

Certain Benefits

As of April 7, 2009, approximately 6,100 persons were eligible to receive awards under the 2003 Plan, including the Company’s seven executive officers and eight non-employee directors. The granting of awards under the 2003 Plan is discretionary, and the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group.

On April 7, 2009 the last reported sale price of the Company’s common shares on the New York Stock Exchange was $16.04.

Invacare’s Board of Directors unanimously recommends that shareholders vote

“FOR” the approval and adoption of the amendment to the 2003 Performance Plan.

APPROVAL AND ADOPTION OF AMENDMENTS TO THE COMPANY’S CODE OF REGULATIONS

TO ESTABLISH MAJORITY VOTING DIRECTOR RESIGNATION PROCEDURES

(Proposal No. 3)

The Company is asking its shareholders to approve amendments to the Company’s Code of Regulations to establish majority voting director resignation procedures applicable to the election of directors in uncontested elections. The Board has considered this topic carefully and is aware of the trend toward the adoption of majority voting regimes based on shareholders’ general desire for increased accountability on the part of directors. The Board believes that the proposed Regulations will reinforce the Board’s accountability to the interests of the majority of the Company’s shareholders. Accordingly, the Board of Directors unanimously recommends that shareholders vote “FOR” this Proposal.

Under the proposed procedures, any director nominee who receives a greater number of votes “WITHHELD” or “AGAINST” than “FOR” his or her election in an uncontested election of directors would be required to promptly tender his or her resignation following certification of the shareholder vote. Abstentions and broker non-votes would not be considered votes cast “FOR” or “AGAINST” a nominee.

An “uncontested election” is generally any election of directors at a meeting of shareholders at which the number of nominees does not exceed the number of directors to be elected and for which no shareholder has submitted notice of an intent to nominate a candidate for election at such meeting. If the Company’s Proposal 4 in this proxy statement is approved and adopted by shareholders at the annual meeting, an “uncontested election” generally will be any meeting of shareholders at which the number of nominees does not exceed the number of directors to be elected and for which no shareholder has submitted notice of an intent to nominate a candidate for election at such meeting in accordance with the Company’s Code of Regulations (as proposed to be amended under Proposal 4), or, if such a notice has been submitted, on or before the 10th day prior to the date that the Company files its definitive proxy statement relating to such meeting with the SEC, each such notice has been (a) withdrawn, (b) determined by the Board or a final court order not to be a valid and effective notice of nomination, or (c) determined by the Board not to create a bona fide election contest. Proposal 4, below, proposes an appropriate procedure that a shareholder would use to provide notice of the shareholder’s intention to nominate a candidate for election at a meeting of shareholders.

Under the proposed director resignation procedures in this Proposal 3, the Company’s Governance Committee, or another committee comprised entirely of independent directors or the Board of Directors, will, within 90 days following the certification of the shareholder vote, consider and determine whether to accept the resignation offer of any director nominee who receives a greater number of votes “WITHHELD” than “FOR” his or her election in an uncontested election of directors. In considering whether to accept the resignation offer, the committee (or the Board) will consider all relevant factors, and the director tendering the resignation offer will be entitled to present such information or arguments as he or she may consider relevant to the determination by the committee or the Board. Any director who has tendered his or her resignation in accordance with the proposed procedures will not be entitled to vote on the determination as to whether to accept such resignation, or the tendered resignation of any other director. After the committee (or the Board) has determined whether to accept any resignation, the Company will publicly disclose the determination promptly thereafter.

The Board has concluded that the adoption of the proposed procedures will give shareholders a greater voice in determining the composition of the Board by requiring a nominee to receive a majority of votes cast in an uncontested election in order to avoid being required to tender his or her resignation. The adoption of these procedures with respect to uncontested elections is intended to reinforce the Board’s accountability to the interests of a majority of the Company’s shareholders. The Board believes, however, that the resignation requirement should not apply in contested elections. In a contested election, the votes cast in the election are allocated among more candidates than could be elected to the available number of Board seats, reducing the likelihood that any one or more nominees will actually receive a majority of the votes cast. If this Proposal is approved by shareholders, the proposed procedures will be effective with respect to elections of directors occurring after the annual meeting.

As described in Proposal 7 in this proxy statement, a shareholder of the Company has proposed amendments to the Company’s Articles of Incorporation to implement a majority voting standard for the election of directors in uncontested elections. The Company’s Articles of Incorporation currently do not address the voting standard that applies to director elections, which means under Ohio law that the plurality voting standard applies unless the Articles of Incorporation are amended. For the reasons discussed under the caption “Statement of Board of Directors Opposing Shareholder Proposal” in Proposal 7 in this proxy statement, the Board feels that the majority voting director resignation procedures that are proposed by the Company in this Proposal 3, operating on a stand-alone basis in lieu of the shareholder-proposed amendments to the Articles of Incorporation, are more appropriate for Invacare. Accordingly, the Board of Directors unanimously recommends that shareholders vote “FOR” this Proposal 3 and vote “AGAINST” Proposal 7 in this proxy statement.

In contrast to the amendments to the Code of Regulations proposed by the Company, the Board believes that the majority voting standard requested in Proposal 7 causes uncertainty.

Under the procedure proposed in Proposal 7, a director who continues as a member of the Board after receiving less than a majority of votes cast in an election would be considered a “hold-over” director and the Board believes that there is sufficient uncertainty with respect to the status of such hold-over directors under Ohio law that the adoption of the Company’s proposed majority voting director resignation protocol in Proposal 3 is more appropriate for Invacare than the adoption of this shareholder proposal.

If, however, this Proposal 3 and the shareholder-proposed amendments to the Articles of Incorporation in Proposal 7 in this proxy statement are both approved by shareholders, the director resignation procedures proposed in this Proposal 3 will operate in tandem with the shareholder proposed amendments to the Articles of Incorporation to address the treatment of “hold over” terms for any incumbent director who fails to be re-elected under the majority voting standard that would be established under the shareholder proposed amendments to the Articles of Incorporation. Under Ohio law, an incumbent director who is not re-elected remains in office until his or her successor is elected and qualified, continuing as a “hold over” director. In such a case, the procedures proposed in this Proposal 3 would require an incumbent director who does not receive more votes cast “FOR” than “AGAINST” his or her election in an uncontested election to tender his or her resignation in accordance with the process described above.

The actual text of the new Section 1 of Article IIA of the Company’s Code of Regulations is attached to this proxy statement as Appendix B. The description of the proposed amendments to the Company’s Code of Regulations is only a summary of the material terms of those provisions and is qualified by reference to the actual text as set forth in Appendix B. The amendments to the Code of Regulations will become effective at the time of the shareholder vote.

The Board feels that the majority voting director resignation procedures that the Company has put forth in this Proposal 3 strike the relative balance of accountability and flexibility that is appropriate for Invacare. Accordingly, the Board unanimously recommends that shareholders adopt the Company’s proposed amendments to the Code of Regulations by voting “FOR” Proposal 3 and reject the shareholder proposed majority voting standard by voting “AGAINST” Proposal 7 in this proxy statement.

The Board of Directors unanimously recommends that shareholders vote “FOR”

the adoption of amendments to the Company’s Code of Regulations to establish majority voting director resignation procedures.

APPROVAL AND ADOPTION OF AN AMENDMENT TO THE COMPANY’S CODE OF

REGULATIONS TO ADOPT PROCEDURES FOR SHAREHOLDERS TO PROPOSE BUSINESS TO BE CONSIDERED AND TO NOMINATE DIRECTORS FOR ELECTION AT

SHAREHOLDER MEETINGS

(Proposal No. 4)

The Company is asking its shareholders to approve amendments to the Company’s Code of Regulations to establish procedures for advance notice of director nominations and other proposals and related administrative matters at shareholder meetings. The Company’s Code of Regulations currently does not expressly provide procedural requirements or safeguards regarding a shareholder’s ability to nominate a candidate for election to the Board of Directors or to propose other business at shareholder meetings. The proposed amendments set forth the time period in which a shareholder must provide notice to the Company and the procedure to be followed in order to nominate a candidate for election to the Board or to propose other business at shareholder meetings. The proposed amendments will not affect any rights of shareholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, by satisfying the notice and other requirements of Rule 14a-8 in lieu of satisfying the requirements in the proposed amendments.

Under the proposed amendments, a shareholder may nominate a candidate for director or propose other business at an annual meeting by delivering notice of a nomination or a proposal for other business to the Company not later than the 60th day nor earlier than the 90th day prior to the first anniversary of the prior year’s annual meeting. If, however, the date of the annual meeting is more than 30 days before or more than 60 days after the first anniversary of the previous year’s annual meeting, shareholders would instead be required to deliver such notice not earlier than the 90th day prior to the annual meeting and not later than the day that is the 60th day prior to the annual meeting. In the event a special meeting is called for the purpose of electing one or more directors, a shareholder would be permitted to nominate a candidate for election to any director position specified in the notice of meeting, by delivering notice of such nomination to the Company’s principal executive offices by not later than the 10th day following the notice of the special meeting. The proposed amendments also specify detailed information regarding stock ownership and any contracts or other arrangements that a shareholder has with the nominees or business proposed to be introduced, that will be required in any notice of a nomination for director or other business to be brought before a shareholder meeting, and specify representations and agreements that the Company may request from a proposed director nominee. If the proposed amendments are approved by shareholders, the advance notice provisions that will be included in the Code of Regulations may be amended by the Board of Directors.

The Board has concluded that the adoption of these procedures will facilitate an orderly process for shareholder proposals and nominations and the conduct of shareholder meetings by providing shareholders and the Company a reasonable opportunity to consider nominations and other business proposed to be brought before a meeting of shareholders and allowing sufficient time, and a process, for full, accurate and complete information to be distributed to shareholders. The Board has determined that the 60-day notice period provides an appropriate time period during which the Board, in the exercise of its fiduciary duties, can evaluate the business and nominees proposed to be presented by a shareholder and, if a resolution is not reached with the shareholder, can prepare and disseminate proxy materials to all shareholders that clearly articulate the Board’s position on the matters. The Company would expect to disclose to all shareholders the information furnished by the shareholder who intends to nominate a candidate for director or propose other business, unless such information is unlikely to be relevant to other shareholders’ voting decisions. This process also will allow shareholders who wish to nominate a candidate or propose business to be represented at a meeting while ensuring that all other shareholders have sufficient time to consider the matters to be presented prior to casting their vote. In addition, the advance notice provision for director nominations complements the majority voting director resignation procedures proposed in Proposal 3 by providing a deadline for determining whether an election will be an “uncontested election” for purposes of applying the majority voting director resignation procedures. Together, these provisions promote and ensure an orderly meeting and clearer communications with shareholders.

If this Proposal 4 is approved by shareholders, new Section 2 will be added to Article IIA of the Company’s Code of Regulations to include the advance notice provisions and Section 2(c) of Article III of the Code of Regulations will be amended. The actual text of the new Article IIA, Section 2 and the amendment to Section 2(c) of Article III of the Company’s Code of Regulations is attached to this proxy statement as Appendix C. The description of the proposed amendment to the Company’s Code of Regulations is only a summary of the material terms of those provisions and is qualified by reference to the actual text as set forth in Appendix C. The amendment to the Code of Regulations will become effective at the time of the shareholder vote, subject to shareholder approval.

The Board of Directors unanimously recommends that shareholders vote

“FOR” the approval and adoption of the amendments to the Company’s Code of Regulations.

APPROVAL AND ADOPTION OF AN AMENDMENT TO THE COMPANY’S CODE OF REGULATIONS TO PERMIT AMENDMENTS TO THE CODE OF REGULATIONS BY THE BOARD OF DIRECTORS TO THE EXTENT PERMITTED BY OHIO LAW

(Proposal No. 5)

The Board of Directors unanimously recommends that the Company’s Code of Regulations be amended so that (i) in addition to the shareholders’ ongoing right to authorize amendments, the Board also would be authorized to make future amendments to the Code of Regulations, but only to the extent permitted by the Ohio General Corporation Law, and (ii) the shareholders’ ongoing right to amend the Code of Regulations be conformed to the Ohio corporate law default methodology, as described below. For Ohio corporations, the Code of Regulations is the equivalent of By-Laws for other corporations.

Article XI of the Code of Regulations provides that an amendment of the Code of Regulations requires the affirmative vote of shareholders holding at least a majority of the outstanding voting power of the Company. The Board of Directors is not currently permitted to amend the Code of Regulations in any respect because the traditional law of Ohio did not allow for boards to authorize Code of Regulations amendments.

However, the Ohio General Corporation Law was amended in October 2006 to allow boards of directors of Ohio corporations to amend the Code of Regulations without shareholder approval, within certain statutory limitations, thus bringing Ohio law into line with the law of most other states. The Ohio statute requires shareholder approval of an amendment to the Code of Regulations authorizing the Board to make future amendments to the Code of Regulations.

Under the Ohio General Corporation Law, the Board is not permitted to amend the Code of Regulations in various areas that are deemed to impact fundamental shareholder rights. Specifically, the Board may not amend the Code of Regulations to do any of the following: (1) change the authority of the shareholders themselves; (2) establish or change the percentage of shares that must be held by shareholders in order to call a shareholders’ meeting or change the time period required for notice of a shareholders meeting; (3) establish or change the quorum requirements at shareholder meetings; (4) prohibit the shareholders or directors from taking action by written consent without a meeting; (5) change directors’ terms of office or provide for the classification of directors; (6) require more than a majority vote of shareholders to remove directors without cause; (7) change the quorum or voting requirements at director meetings; or (8) remove the requirement that a “control share acquisition” of an “issuing public corporation” must be approved by the shareholders of the corporation to be acquired; or (9) allow the board to delegate to a board committee the authority to amend the Code of Regulations. This proposal does not seek to change in any way these limitations placed on the Board under the Ohio General Corporation Law with respect to amendments of the Code of Regulations.

Under Ohio law, the shareholders can always override amendments made by the Board, and the Code of Regulations may never divest the shareholders of the power to adopt, amend or repeal the Code of Regulations.

The existing Code of Regulations provides that an amendment to the Code of Regulations may be adopted by the written consent of a simple majority of the voting power without a meeting. The proposed amendments to the Code of Regulations require that future amendments to the Code of Regulations must be approved by a majority of the voting power of the Company at a meeting, but will follow Ohio law with respect to action without a meeting, which requires written consent of two-thirds of the voting power to amend the Code of Regulations. The Board believes this to be a better practice from a corporate governance perspective.

The Board of Directors unanimously recommends that Article XI of the Code of Regulations be amended to add the following underlined language, with deleted text struck through:

Except as otherwise provided by law, by the Articles or by these Regulations, ~~T~~this Code of Regulations of the Corporation (and as it may be amended from time to time) may be repealed, amended or added to in any respect (i) by the Board of Directors (to the extent permitted by the Ohio General Corporation Law), or (ii) at any time at any meeting of shareholders by the affirmative vote ~~or the written consent of the Shareholders of record entitled to exercise~~ of the holders of a majority of the voting power ~~on such proposal, provided, however, that if an amendment is adopted by written consent without a meeting of the shareholders, it shall be the duty of the Secretary to enter the amendment in the records of the Corporation and to mail a copy of such amendment to each shareholder of record who would be entitled to vote thereon and did not participate in the adoption thereof.~~ of the Corporation; ~~and~~ provided, that any amendment or repeal proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting, or (iii) by the written consent of the shareholders of record in accordance with Ohio General Corporation Law. I~~i~~f an amendment or addition is adopted by written consent without a meeting of the Shareholders, it shall be the duty of the Secretary to enter the amendment or addition in the records of the Corporation, and to mail a copy of such amendment or addition to each Shareholder of record who would be entitled to vote thereon and did not participate in the adoption thereof. (1701.11)

Adoption of the amendment to the Code of Regulations proposed in this Proposal 5 requires the affirmative vote of the holders of a majority of outstanding voting power of the Company.

The Board of Directors unanimously recommends that shareholders vote “FOR” the approval and adoption of the amendment to the Code of Regulations.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(Proposal No. 6)

The Audit Committee has appointed Ernst & Young LLP to continue as our independent auditors and to audit our financial statements for the year ended December 31, 2009. The Audit Committee and the Board of Directors are asking you to ratify this appointment. During the year ended December 31, 2008, Ernst & Young LLP served as our principal auditors and provided tax and other services. See “Independent Auditors.” Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Invacare’s Board of Directors unanimously recommends that shareholders vote “FOR”

the ratification of the appointment of Ernst & Young LLP as our independent auditors.

SHAREHOLDER PROPOSAL ON MAJORITY VOTING STANDARD FOR DIRECTORS

(Proposal No. 7)

We expect the following proposal (Proposal 7 on the proxy card) to be presented at the annual meeting by The Amalgamated Bank LongView SmallCap 600 Index Fund, a shareholder of the Company (or the shareholder’s designated proxy or representative). The Company will furnish to any person, orally or in writing as requested, the address of, and the number of Common Shares held by, the shareholder proponent promptly upon any written or oral request. The Board of Directors takes the concerns of its shareholders seriously and believes that the Board and management has been responsive to such concerns in the past; however the Board of Directors has recommended a vote against this proposal for the broader policy reasons set forth following the proposal. For the reasons stated, the Board of Directors does not support this proposal.

Shareholder Proposal

“RESOLVED, that pursuant to Title XVII, section 1701.71 of the Ohio Revised Code, the shareholders of Invacare Corporation hereby amend the Second Amended and Restated Articles of Incorporation of Invacare Corporation by adopting the following subdivision D to Article IV thereof:

Subdivision D

Majority Voting For Directors

1. Except as provided in paragraph 2 below, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present. For purposes of this Subdivision, a majority of votes cast means that the number of votes “for” a director’s election must exceed 50% of the votes cast with respect to that director’s election. Votes “against” or to “withhold” support for a director’s election will count as a vote cast, but “abstentions” and “broker non-votes” will not count as a vote cast with respect to that director’s election.

2. If, as of the last date by which stockholders may submit notice to nominate a person for election as a director, the number of nominees for any election of directors, exceeds the number of directors to be elected (a “Contested Election”), the nominees receiving a plurality of the votes cast by holders of shares entitle to vote in the election at a meeting at which a quorum is present shall be elected.

3. The Board of Directors shall take any and all other actions to carry out and render effective the intent and purposes of this Subdivision, including steps for the adoption of suitable regulations and, if necessary, policies whereby (a) candidates nominated by the Board of Directors or a committee thereof for election to the Board of Directors shall provide a letter of resignation in the event that they do not receive a majority of the votes cast in an election that is not a Contested Election; and (b) at its first meeting following certification of the shareholder vote, the Board of Directors shall determine whether to accept any such resignation and shall publicly and promptly thereafter disclose its decision.”

The following statement was submitted in support of the resolution:

“At the 2008 annual meeting Invacare’s shareholders adopted a resolution urging the Board of Directors to adopt a “majority vote” policy for selecting directors in uncontested elections. In place of the current “plurality vote” standard, a nominee would have to receive a majority of the votes cast in order to be elected or re-elected to the board. In other words, the number of votes cast “for” a nominee must exceed the number of votes cast “against” a nominee or withheld from supporting a nominee.

Despite this shareholder approval, the Invacare board has not adopted the requested policy. Accordingly, we are resubmitting this proposal as an amendment to Invacare’s articles of incorporation. The proposal sets forth the basic principles for majority voting of directors and allows the Board of Directors to adopt regulations or policies to implement specific details of that policy.

We urge you to vote FOR this proposal.”

Statement of Board of Directors

Opposing Shareholder Proposal

After careful consideration, the Board of Directors unanimously recommends that you vote AGAINST this proposal.

This proposal requests that we adopt a majority voting standard for uncontested director elections through an amendment to the Company’s Articles of Incorporation. The Board of Directors believes that the adoption of this proposal and the amendment to the Articles of Incorporation is not necessary or appropriate, as the Company has proposed, in Proposal 3 in this proxy statement, the adoption of a majority voting director resignation procedure with respect to director elections that the Board feels is more appropriate for Invacare.

After careful consideration, the Board of Directors unanimously recommends a vote against this proposal because:

•

the Company has proposed to implement a majority voting director resignation procedure among a comprehensive set of amendments to the Company’s Code of Regulations that addresses the principal substantive aspects of the proponent’s stated concerns, as well as other potential deficiencies in the Company’s Regulations, see Proposal 3 in this proxy statement;

•	the shareholder proposal creates uncertainty; and

•	due to this uncertainty, the Company’s Proposal is more appropriate for Invacare.

The Company believes that, unlike this shareholder proposal, the Company’s Proposal strikes an appropriate balance in ensuring that the Company’s shareholders continue to have a meaningful role in electing directors while preserving the ability of the Board to exercise its independent judgment and to consider all relevant factors in determining whether to accept the resignation of a director who was properly elected but did not receive a majority of the votes cast by shareholders.

The Company’s Proposal Regarding Majority Voting and Director Resignation

Like a number of other public companies facing this issue, in order to address concerns relating to director candidates who do not receive a majority of the votes cast, the Company has proposed a comprehensive set of amendments to the Company’s Code of Regulations in Proposal 3 above, as further described beginning on page 13 of this proxy statement.

If approved, the Company’s Proposal 3 provides that, in an uncontested election, any director nominee who does not receive a majority of the votes cast is required promptly to submit his or her resignation to the Board. In addition:

•

The Governance Committee, or another committee comprised entirely of independent directors, or the entire Board, shall meet within 90 days after such vote is certified, to consider whether to accept the tendered resignation.

•	The director who tendered his or her resignation will not participate in the decision of whether to accept his or her resignation.

•	The Company will promptly disclose publicly the Committee’s (or Board’s) decision.

The Shareholder Proposal Causes Uncertainty

In contrast to the amendments to the Code of Regulations proposed by the Company, the Board believes that the majority voting standard requested by this shareholder proposal causes uncertainty.

A director who continues as a member of the Board after receiving less than a majority of votes cast in an election would be considered a “hold-over” director, and the Board believes that there is sufficient uncertainty with respect to the status of such hold-over directors under Ohio law that the adoption of the Company’s proposed majority voting director resignation procedure is more appropriate for Invacare than the adoption of this shareholder proposal.

Under Ohio law, an incumbent director who is not re-elected “holds over” and continues to serve until his or her successor is elected and qualified. The status of the voting rights and powers of hold-over directors, however, is a relatively undeveloped area of Ohio corporate law. Prior to January 1, 2008, Ohio law did not permit majority voting in the election of directors and, even today, plurality voting for director elections continues to be the default system under Ohio law and most other state corporate laws. In light of the continuing trend in public companies toward annual elections of directors and the numerous circumstances under which a director nominee could receive less than a majority of the votes cast, it is possible that, in the future, the Company could face a situation where hold-over directors have not received a majority of the votes cast in more than one consecutive election. The Board believes that in such a situation, significant uncertainty as to the status and powers of such a hold-over director could arise.

The Board believes that the concerns described above are significantly mitigated by an important distinction between the majority voting director resignation procedure by the Company in Proposal 3 in this proxy statement and this shareholder proposal. Under the majority voting standard requested in this shareholder proposal, an incumbent director nominee who receives less than a majority of the votes cast in an uncontested election will not be properly elected under Ohio law and instead would continue in office only as a hold-over director, with the related uncertainty that hold-over status entails, as described above. By contrast, under the Company’s Proposal, the director nominee would be properly elected under a plurality standard, while still being subject to the same resignation requirements that otherwise would be imposed under this shareholder proposal. The Company’s Proposal would provide the Board with the flexibility to reject a director’s resignation and maintain the continuity of the Board when circumstances warrant, without having to do so under the “cloud” of uncertainty that comes with hold-over status.

Recommendation

The Board has considered this topic carefully and is aware of the trend toward the adoption of majority voting regimes based on shareholders’ general desire for increased accountability on the part of directors. However, the Board believes that unintended and potentially adverse consequences could arise as a result of these regimes, and that approval of this shareholder proposal for adoption of a majority voting standard would leave the Company without the flexibility necessary to adapt to and resolve those consequences. Of the public companies organized under Ohio law, the Company is aware of only a few that have implemented a majority voting standard, and those that have tend to be substantially larger than Invacare. Further, in a December 2008 article in The Corporate Library, it was reported that, while a majority voting standard has been adopted by slightly less than half of the S&P 500 companies, nearly 55% of the Russell 1000 companies and nearly 75% of the Russell 3000 companies like Invacare still use a straight plurality voting standard for director elections. This data suggests that a substantial majority of other companies similar in size to Invacare have reservations about the adoption of a majority voting standard.

The Board feels that the majority voting director resignation procedure that the Company has put forth in Proposal 3 of this proxy statement strikes the relative balance of accountability and flexibility that is appropriate for Invacare. Accordingly, the Board unanimously recommends that shareholders adopt the Company’s proposed majority voting regime by voting “For” Proposal 3 and “Against” this shareholder proposal.

The Board of Directors unanimously recommends that shareholders vote “AGAINST”

the adoption of this Shareholder Proposal (Proposal No. 7).

SHARE OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

Who are the largest holders of Invacare’s outstanding common shares and what is their total voting power?

The following table shows, as of February 23, 2009, the share ownership of each person or group known by Invacare to beneficially own more than 5% of either class of common shares of Invacare:

	Common Shares Beneficially owned		Class B Common Shares Beneficially owned*		Percentage of total voting power beneficially owned
Name and business address of beneficial owner	Number of Shares	Percentage	Number of shares	Percentage
A. Malachi Mixon, III One Invacare Way, Elyria, Ohio 44035(1)	2,483,573	7.3%	703,912	63.4%	21.2%
Joseph B. Richey, II One Invacare Way, Elyria, Ohio 44035(2)	838,410	2.6%	376,262	33.9%	10.5%
Barclays Global Investors (Deutschland) AG Aipanstrasse 6 D-85774 Unterfohring, Germany(3)(4)	2,539,126	7.8%	—	—	5.8%
Bank of America Corporation 100 North Tryon Street Floor 25, Bank of America Corporate Center Charlotte, NC 28255(3)(5)	2,274,429	7.0%	—	—	5.2%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road, Austin, TX 78746(3)(6)	2,205,784	6.8%	—	—	5.1%
NFJ Investment Group LLC 2100 Ross Avenue, Suite 700 Dallas, TX 75201(3)(7)	1,881,800	5.8%	—	—	4.3%
AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle 26, rue Drouot 75009 Paris, France(3)(8)	1,667,612	5.1%	—	—	3.8%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355(3)(9)	1,647,992	5.1%	—	—	3.8%

*	All holders of Class B common shares are entitled to convert any or all of their Class B common shares to common shares at any time, on a share-for-share basis. In addition, Invacare may not issue any additional Class B common shares unless the issuance is in connection with share dividends on, or share splits of, Class B common shares.

(1)

Includes 1,419,375 common shares that may be acquired upon the exercise of stock options during the 60 days following February 23, 2009. For purposes of calculating the percentage of outstanding common shares beneficially owned by Mr. Mixon and his percentage of total shares beneficially owned, the common shares which he had the right to acquire during that period by exercise of stock options are considered to be outstanding. The number of shares shown as beneficially owned by Mr. Mixon also includes (i) 18,892 common shares owned by the trustee for

Invacare Retirement Savings Plan, (ii) 309,649 common shares owned of record by Mr. Mixon’s spouse, (iii) 24,576 common shares owned by the trustee for a 1997 grantor retained annuity trust created by Mr. Mixon, and (iv) 24,577 common shares owned by the trustee for a 1997 grantor retained annuity trust created by Mr. Mixon’s spouse. Mr. Mixon disclaims beneficial ownership of the shares held by his spouse and the grantor retained annuity trusts created by the reporting person’s spouse.

(2)	Includes 171,350 common shares, which may be acquired upon the exercise of stock options during the 60 days following February 23, 2009. For purposes of calculating the percentage of outstanding common shares beneficially owned by Mr. Richey and his percentage of total shares beneficially owned, the common shares which he had the right to acquire during that period by exercise of stock options are deemed to be outstanding.

(3)	The number of common shares beneficially owned is based upon a Schedule 13G or 13G/A filed by the holder with the SEC to reflect share ownership as of December 31, 2008.

(4)	Number of shares owned is based solely on a Schedule 13G dated February 6, 2009. The Schedule 13G reports that Barclays Global Investors (Deutschland) AG (“Barclays”) may be deemed to be the beneficial owner of 2,539,126 common shares as a result of acting as investment adviser to or manager of various investment companies, trusts and accounts (the “Barclays Funds”). In its role as investment adviser or manager, Barclays possesses sole voting power for 2,029,059 shares and sole dispositive power for 2,539,126 shares that are owned by the Barclays Funds. Barclays disclaims beneficial ownership of those common shares because they are owned by the Barclays Funds.

(5)	Bank of America Corporation, NB Holdings Corporation, BAC North America Holding Company, BANA Holding Corporation, Bank of American, NA, Columbia Management Group, LLC, Columbia Management Advisors, LLC, Banc of America Securities Holdings Corporation, Banc of America Securities LLC, and Banc of America Investment Advisors, Inc. (“BOA,” “NB,” “BAC,” “BANA,” “BOANA,” “CMG,” “CMA,” “BACSHC,” “BOAS,” “BOAIA,” respectively) have shared voting and dispositive power over the shares. As reported in their Schedule 13G dated February 12, 2009, BOA has shared voting power over 1,719,924 of the shares and shared dispositive power over 2,274,429 of the shares. NB has shared voting power over 1,719,924 of the shares and shared dispositive power over 2,274,429 of the shares. BAC has shared voting power over 1,380,936 of the shares and shared dispositive power over 1,935,441 of the shares. BANA has shared voting power over 1,380,936 of the shares and shared dispositive power over 1,935,441 of the shares. BOANA has sole voting power over 13,901 of the shares and sole dispositive power over 13,901 of the shares. BOANA has shared voting powers over 1,367,035 of the shares and shared dispositive power over 1,921,540 of the shares. CMG has shared voting power over 1,358,860 of the shares and shared dispositive power over 1,913,540 of the shares. CMA has sole voting power over 1,351,460 of the shares and sole dispositive power over 1,903,040 of the shares. CMA has shared voting power over 7,400 and shared dispositive power over 10,500 of the shares. BACSHC has shared voting power over 338,988 of the shares and shared dispositive power over 338,988 of the shares. BOAS has sole voting power over 338,988 of the shares and sole dispositive power over 338,988 of the shares. BOAIA has shared voting power over 175 of the shares.

(6)	Number of shares owned is based solely on a Schedule 13G dated February 9, 2009. The Schedule 13G reports that Dimensional Fund Advisors LP (“DFA”) may be deemed to be the beneficial owner of 2,205,784 common shares as a result of acting as investment advisor to or manager of various companies, trusts and accounts (the “DFA Funds”). In its role as investment advisor or manager, DFA possesses sole voting power for 2,144,475 shares and sole dispositive power for 2,205,784 shares that are owned by the DFA Funds. DFA disclaims beneficial ownership of those common shares because they are owned by the DFA Funds.

(7)	The Schedule 13G was filed by NFJ Investment Group LLC, which has sole voting power over 1,846,200 of the shares and sole dispositive power over 1,881,800 of the shares.

(8)	AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA, and AXA Financial, Inc. (“AXAM,” “AXAVM,” “AXA,” and “AXAF,” respectively) have shared voting and dispositive power over the shares. As reported in their Schedule 13G dated February 13, 2009, AXAM has sole voting power over 1,057,040 of the shares and sole dispositive power over 1,667,612 of the shares. AXAVM has sole voting power over 1,057,040 of the shares and sole dispositive power over 1,667,612 of the shares. AXA has sole voting power over 1,057,040 of the shares and sole dispositive power over 1,667,612 of the shares. AXAF has sole voting power over 408,318 of the shares and sole dispositive power over 422,128 of the shares.

(9)	The Schedule 13G was filed by The Vanguard Group, Inc., which has sole voting power over 42,105 of the shares and sole dispositive power over 1,647,992 of the shares.

How many common shares do each of Invacare’s directors and executive officers hold and what is their level of total voting power?

The following table sets forth, as of February 23, 2009, the share ownership of all directors, our Chief Executive Officer and our four other highest paid executive officers and all directors and executive officers as a group:

	Common Shares beneficially owned		Class B Common Shares beneficially owned**
Name of beneficial owner	Number of shares	Percentage	Number of shares	Percentage	Percentage of total voting power beneficially owned
Gerald B. Blouch(3)	766,463	2.3%	—	—	1.7%
James C. Boland(3)	55,456	*	—	—	*
Michael F. Delaney(3)	30,004	*	—	—	*
Robert K. Gudbranson(3)(4)	19,675	*	—	—	*
C. Martin Harris, M.D.(3)	23,841	*	—	—	*
Bernadine P. Healy, M.D.(3)	50,732	*	—	—	*
John R. Kasich(3)	45,018	*	—	—	*
Dale C. LaPorte(3)	46,095	*	—	—	*
A. Malachi Mixon, III(1)	2,483,573	7.3%	703,912	63.4%	21.2%
Dan T. Moore, III(3)	119,108	*	—	—	*
Joseph B. Richey, II(2)	838,140	2.6%	376,262	33.9%	10.5%
Louis F.J. Slangen(3)	200,352	*	—	—	*
William M. Weber(3)(5)	84,135	*	—	—	*
All executive officers and Directors as a group (15 persons)(3)	4,827,857	13.7%	1,080,174	97.3%	33.8%

*	Less than 1%.

**	All holders of Class B common shares are entitled to convert any or all of their Class B common shares to common shares at any time, on a share-for-share basis. In addition, Invacare may not issue any additional Class B common shares unless the issuance is in connection with share dividends on, or share splits of, Class B common shares.

(1)	See Footnote 1 to the preceding table.

(2)	See Footnote 2 to the preceding table.

(3)

The common shares beneficially owned by Invacare’s executive officers and directors as a group include an aggregate of 2,664,620 common shares which may be acquired upon the exercise of stock options during the 60 days following February 23, 2009. For purposes of calculating the percentage of outstanding common shares beneficially owned by each of Invacare’s executive officers and directors, and all of them as a group, and their percentage of total shares beneficially owned, common shares which they had the right to acquire by exercise of stock options within 60 days of February 23, 2009, are considered to be outstanding. The number of common shares that may be acquired by the exercise of such stock options for the noted individuals is as follows: Mr. Blouch, 594,925 shares; Mr. Boland, 51,448 shares; Mr. Delaney, 19,004 shares; Mr. Gudbranson, 6,875 shares; Dr. Harris, 23,841 shares; Dr. Healy, 39,849 shares; Mr. Kasich, 45,018 shares; Mr. LaPorte, 24,250 shares; Mr. Moore, 33,365 shares; Mr. Slangen, 161,150 shares; and Mr. Weber, 23,320 shares.

(4)	Mr. Gudbranson was appointed Chief Financial Officer, effective April 1, 2008.

(5)	All shares are pledged in a margin account.

Section 16(a) Beneficial Ownership Reporting Compliance

The rules of the SEC require us to disclose late filings of reports of stock ownership, and changes in stock ownership, by our directors and executive officers. The Company believes that all of its officers and Directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2008, except for the surrender of 2,160 common shares by Mr. Blouch and 3,178 common shares by Mr. Mixon on May 1, 2008 for tax withholding purposes in conjunction with the vesting of restricted shares, each of which was reported on a Form 4 filed May 7, 2008.

CORPORATE GOVERNANCE

How many times did the Board meet in 2008?

The Board of Directors held four meetings during the fiscal year ended December 31, 2008, including an annual two-day planning meeting. Each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors held during the period he or she served as a director and (2) the total number of meetings held by committees of the Board on which he or she served. Board members are expected to attend Invacare’s annual meeting of shareholders, and each director attended last year’s annual shareholders meeting, except for Mr. Kasich, who was unable to attend due to responsibilities to his employer.

The non-management directors meet in executive sessions after the end of each of the regularly scheduled Board meetings. The Company’s Lead Director, who is currently James C. Boland, presides over executive sessions.

What codes of ethics apply to directors, officers and employees?

We have adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees. We also have adopted a separate Financial Code of Ethics that applies to our Chief Executive Officer (our principal executive officer) and our Chief Financial Officer (our principal financial officer and principal accounting officer). You can find both codes on our website at www.invacare.com by clicking on the link for Investor Relations. We will post any amendments to the codes, as well as any waivers that are required to be disclosed pursuant to the rules of the Securities and Exchange Commission and the New York Stock Exchange, on our website. You also can obtain a printed copy of these documents, free of charge, by writing to: Shareholder Relations Department, Invacare Corporation, One Invacare Way, P.O. Box 4028, Elyria, OH 44036-2125.

Has the Board adopted corporate governance guidelines?

The Board has adopted Corporate Governance Guidelines. The Corporate Governance Guidelines contain principles that, along with the charters of the standing committees of the Board of

Directors, provide the framework for Invacare’s corporate governance. Among other things, the Corporate Governance Guidelines establish principles relating to:

•	the composition of the Board of Directors, including independence and other qualification requirements;

•	responsibilities and functions of the Board of Directors, such as meeting, orientation and continuing education guidelines;

•	responsibilities of the Chairman and Chief Executive Officer and the Lead Director;

•	the establishment and functioning of Board committees;

•	executive sessions of non-management directors;

•	succession planning;

•	Board access to management, and evaluation of the Board and the Chief Executive Officer;

•	communication and interaction by the Board with shareholders and other interested parties;

•	share ownership guidelines for directors and executive officers;

•	engagement of shareholder proponents following a majority vote on a shareholder proposal; and

•	periodic self-assessment by the Board and each Board committee.

A copy of the Corporate Governance Guidelines can be found on Invacare’s website at www.invacare.com by clicking on the link for Investor Relations. You also can obtain a printed copy of this document, free of charge, by writing to: Shareholder Relations Department, Invacare Corporation, One Invacare Way, P.O. Box 4028, Elyria, OH 44036-2125.

Who are the current members of the different Board committees?

Director	Audit Committee		Nominating Committee		Compensation and Management Development Committee		Investment Committee		Governance Committee
Gerald B. Blouch
James C. Boland +	*				*	*			*	*
Michael F. Delaney			*				*
C. Martin Harris, M.D.			*				*
Bernadine P. Healy, M.D.					*		*	*
Dale C. LaPorte							*
John R. Kasich			*	*					*
A. Malachi Mixon, III
Dan T. Moore, III	*		*
Joseph B. Richey, II
William M. Weber	*	*			*				*

*	Member

**	Chairperson

+	Lead Director

What are the principal functions of the Board committees?

The Board has an Audit Committee; a Nominating Committee; a Compensation and Management Development Committee; an Investment Committee; and a Governance Committee. The Compensation and Management Development Committee and the Governance Committee were formerly combined in one committee, which was separated into two committees in August 2008.

Audit Committee.    The Audit Committee assists the Board in monitoring (i) Invacare’s compliance with legal and regulatory requirements, (ii) the integrity of Invacare’s financial statements, and (iii) the independence, performance and qualifications of Invacare’s internal and independent auditors. The specific functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter adopted by the Board of Directors, a copy of which is available at www.invacare.com by clicking on the link for Investor Relations. You also can obtain a printed copy of this document, free of charge, by writing to: Shareholder Relations Department, Invacare Corporation, One Invacare Way, P.O. Box 4028, Elyria, OH 44036-2125. The Audit Committee met eight times during 2008, including four meetings by teleconference.

Our Board has determined that each member of the Audit Committee satisfies the current independence standards of the New York Stock Exchange listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended. The Board also has determined that each of James C. Boland and William M. Weber qualify as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K. As audit committee financial experts, each of Messrs. Boland and Weber satisfy the New York Stock Exchange accounting and financial management expertise requirements.

Nominating Committee.    The Nominating Committee assists the Board in identifying and recommending individuals qualified to become directors and will consider all qualified nominees recommended by shareholders. Each of the current members of the Nominating Committee is independent within the meaning of the New York Stock Exchange listing standards and Invacare’s Corporate Governance Guidelines. The Board of Directors has adopted a charter for the Nominating Committee, which is available at www.invacare.com by clicking on the link for Investor Relations. You also can obtain a printed copy of this document, free of charge, by writing to: Shareholder Relations Department, Invacare Corporation, One Invacare Way, P.O. Box 4028, Elyria, OH 44036-2125. The Nominating Committee met one time during 2008.

Compensation and Management Development Committee.    The Compensation and Management Development Committee assists the Board in developing and implementing (i) executive compensation programs that are fair and equitable and that are effective in the recruitment, retention and motivation of executive talent required to successfully meet Invacare’s strategic objectives and (ii) a management succession plan that meets Invacare’s present and future needs. See “Compensation Discussion and Analysis” below for additional information on the committee and its activities. Each of the current members of the Compensation and Management Development Committee is independent within the meaning of the New York Stock Exchange listing standards and Invacare’s Corporate Governance Guidelines. The Board of Directors has adopted a charter for the Compensation and Management Development Committee, which is available at www.invacare.com by clicking on the link for Investor Relations. You also can obtain a printed copy of this document, free of charge, by writing to: Shareholder Relations Department, Invacare Corporation, One Invacare Way, P.O. Box 4028, Elyria, OH 44036-2125. During 2008, the Committee met three times as the combined Compensation, Management Development and Corporate Governance Committee and one time as a separate committee.

Investment Committee.    The Investment Committee assists the Board in monitoring the investments of the Invacare Retirement Savings Plan and other plans designated by the Board or the Investment Committee. The Board of Directors has adopted a charter for the Investment Committee, which is available at www.invacare.com by clicking on the link for Investor Relations. You also can obtain a printed copy of this document, free of charge, by writing to: Shareholder Relations Department, Invacare Corporation, One Invacare Way, P.O. Box 4028, Elyria, OH 44036-2125. The Investment Committee met two times during 2008.

Governance Committee.    The Governance Committee assists the Board on all matters relating to corporate governance of the Company, including, but not limited to, the development and implementation of the Company’s corporate governance policies and guidelines. Each of the current members of the Governance Committee is independent within the meaning of the New York Stock Exchange listing standards and Invacare’s Corporate Governance Guidelines. The Board of Directors has adopted a charter for the Governance Committee, which is available at www.invacare.com by clicking on the link for Investor Relations. You also can obtain a printed copy of this document, free of charge, by writing to: Shareholder Relations Department, Invacare Corporation, One Invacare Way, P.O. Box 4028, Elyria, OH 44036-2125. During 2008, the Committee met three times as the combined Compensation, Management Development and Corporate Governance Committee and one time, by teleconference, as a separate committee.

Does the Board have a Lead Director?

James C. Boland serves as the Lead Director of the Board of Directors. The Lead Director is responsible for coordinating the activities of the independent directors, including the following specific responsibilities:

(i)  advising the Chairman and Chief Executive Officer as to an appropriate schedule of Board meetings, seeking to ensure that the independent directors can perform their duties responsibly while not interfering with the flow of Company operations;

(ii)  providing the Chairman and Chief Executive Officer with input as to the preparation for the agendas for the Board and Committee meetings;

(iii)  advising the Chairman and Chief Executive Officer as to the quality, quantity and timeliness of the flow of information from Company management that is necessary for the independent directors to effectively and responsibly perform their duties; although Company management is responsible for the preparation of materials for the Board, the Lead Director may specifically request the inclusion of certain material;

(iv)  interviewing, along with the chair of the Nominating Committee, all Board candidates, and making recommendations to the Nominating Committee and the Board;

(v)  assisting the Board and Company officers in assuring compliance with and implementation of the Company’s Corporate Governance Guidelines;

(vi)  recommending revisions to the Corporate Governance Guidelines as appropriate;

(vii)  coordinating and developing the agenda for and moderating executive sessions of the Board’s independent directors; acting as principal liaison between the independent directors and the Chairman and Chief Executive Officer on sensitive issues;

(viii)  evaluating, along with the members of the Compensation and Management Development Committee, the Chairman and Chief Executive Officer’s performance; meeting with the Chairman and Chief Executive Officer to discuss the Board’s evaluation;

(ix)  discussing with the Chairman and Chief Executive Officer and the Governance Committee the membership of the various Board Committees, as well as selection of the Committee chairs;

(x)  responding to the concerns of any directors, whether or not these concerns are discussed with the full Board;

(xi)  assisting the Governance Committee in its role in connection with the annual self-evaluation process of the Board and its committees;

(xii)  acting as a resource for, and counsel to, the Chairman and Chief Executive Officer; and

(xiii)  performing other responsibilities as delegated by the Board.

A description of the responsibilities of the Lead Director also is included as Exhibit C to Invacare’s Corporate Governance Guidelines, which is available at www.invacare.com by clicking on the link for Investor Relations.

How does the Board determine whether non-employee directors are independent?

To be considered independent under the New York Stock Exchange independence criteria under Section 303A (the “NYSE Standards”), the Board of Directors must determine that a director does not have a direct or indirect material relationship with Invacare. The Board of Directors has adopted the following guidelines (set forth in the Corporate Governance Guidelines) to assist it in making such determinations:

A director will be considered independent if he or she, at any time that is considered relevant under the NYSE Standards (subject to any applicable transition rules of the NYSE Standards):

(i)  has not been employed by Invacare or its affiliates;

(ii)  has not had an immediate family member who has been employed by Invacare or its affiliates as an executive officer;

(iii)  has not received, and has not had an immediate family member who has received, more than such annual amount of direct compensation from Invacare as may be considered relevant from time to time under the NYSE Standards, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such deferred compensation is not in any way contingent on continued service);

(iv)  has not been a partner of Invacare’s present internal or external auditor;

(v)  has not had an immediate family member who has been a partner of Invacare’s present internal or external auditor;

(vi)  has not had an immediate family member who has been a partner or employee of a present or former internal or external auditor of Invacare who worked on Invacare’s audit;

(vii)  has not been a partner or employee of a present or former internal or external auditor of Invacare who worked on Invacare’s audit;

(viii)  has not been employed, and has not had an immediate family member who has been employed, as an executive officer of another company where any of Invacare’s present executives serve on that company’s compensation committee; and

(ix)  has not been an executive officer or an employee of another company, and has not had an immediate family member who has been an executive officer of another company, that does business with Invacare and makes payments to, or receives payments from, Invacare for property or services in an amount that, in the most recent fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Additionally, the following commercial and charitable relationships will be considered immaterial relationships and a director will be considered independent if he or she does not have any of the relationships described in clauses (i) — (ix) above, and :

(i)  is not an executive officer of another company, and does not have an immediate family member who is an executive officer of another company, that is indebted to the Company, or to which Invacare is indebted, where the total amount of either company’s indebtedness to the other is more than 5% of the total consolidated assets of the other company and exceeds $100,000 in the aggregate; and

(ii)  does not serve, and does not have an immediate family member who serves, as an officer, director or trustee of a foundation (other than Invacare’s foundation), university, charitable or other not for profit organization, and Invacare’s, or Invacare foundation’s, annual discretionary charitable contributions (any matching of employee charitable contributions will not be included in the amount of contributions for this purpose) to the organization, in the aggregate, are more than 5% percent of that organization’s total annual revenues (or charitable receipts in the event such organization does not generate revenues).

In the event that a director has a relationship of the type described in clauses (i) or (ii) in the immediately preceding paragraph that falls outside of the “safe harbor” thresholds set forth in such clauses (i) and (ii), or if the director had any such relationship during the prior three years that fell outside of such “safe harbor” thresholds, then in any such case, the Board of Directors annually shall determine whether the relationship is material or not, and therefore, whether the director would be independent or not. Invacare will explain in its next proxy statement the basis for any Board of Directors determination that a relationship is immaterial despite the fact that it does not meet the categorical standards of immateriality set forth in clauses (i) and (ii) in the immediately preceding paragraph.

In addition, any director serving on the Audit Committee of Invacare may not be considered independent if he or she directly or indirectly receives any compensation from Invacare other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not in any way contingent on continued service).

The Board examined the transactions and relationships between Invacare and its affiliates and each of the directors, any of their immediate family members and their affiliates. Based on this review, the Board affirmatively determined that each of Messrs. Delaney, Boland, Weber, Kasich and Moore, Dr. Harris, and Dr. Healy is independent and does not have any direct or indirect material relationship with Invacare pursuant to the categorical standards set forth in Invacare’s Corporate Governance Guidelines.

How are proposed director nominees identified, evaluated and recommended for nomination?

The Nominating Committee will seek candidates for an open director position by soliciting suggestions from Committee members, the Chairman of the Board, incumbent directors, senior management or others. The Committee also may retain a third-party executive search firm to identify candidates from time to time. Additionally, the Committee will consider any unsolicited recommendation for a potential candidate to the Board from Committee members, the Chairman of the Board, other Board members, management and shareholders. The Committee will accept shareholder recommendations regarding potential candidates for the Board, provided that shareholders send their recommendations to the Chairperson of the Nominating Committee, c/o Executive Officers, Invacare Corporation, One Invacare Way, Elyria, Ohio 44036, with the following information:

•	The name and contact information for the candidate;

•

A brief biographical description of the candidate, including his or her employment for at least the last five years, educational history, and a statement that describes the candidate’s qualifications to serve as a director;

•

A statement describing any relationship between the candidate and the nominating shareholder, and between the candidate and any employee, director, customer, supplier, vendor or competitor of Invacare; and

•	The candidate’s signed consent to be a candidate and to serve as a director if nominated and elected, including being named in Invacare’s proxy statement.

Once the Nominating Committee has identified a prospective candidate, the Committee makes a determination whether to conduct a full evaluation of the candidate. This initial determination is based primarily on the Board’s need to fill a vacancy or desire to expand the size of the Board, the likelihood that the candidate can meet the Nominating Committee’s evaluation criteria set forth below, as well as compliance with all other legal and regulatory requirements. The Nominating Committee will rely on public information about a candidate, personal knowledge of any committee or Board member or member of management regarding the candidate, as well as any information submitted to the Committee by the person recommending a candidate for consideration. The Nominating Committee, after consultation with the Chairman of the Board, will decide whether additional consideration of the candidate is warranted.

If additional consideration is warranted, the Nominating Committee may request the candidate to complete a questionnaire that seeks additional information about the candidate’s independence, qualifications, experience and other information that may assist the Committee in evaluating the candidate. The Committee may interview the candidate in person or by telephone and also may ask the candidate to meet with senior management. The Committee then evaluates the candidate against the standards and qualifications set out in the Nominating Committee’s charter. Additionally, the Nominating Committee shall consider other relevant factors as it deems appropriate (including independence issues and familial or related party relationships).

Before nominating an existing director for re-election at an annual meeting, the Committee will consider:

•	The director’s value to the Board; and

•	Whether the director’s re-election would be consistent with Invacare’s governance guidelines.

After completing the Nominating Committee’s evaluation of new candidates or existing directors whose term is expiring, if the Committee believes the candidate would be a valuable addition to the Board or the existing director is a valued member of the Board, then the Nominating Committee will make a recommendation to the full Board that such candidate or existing director should be nominated by the Board. The Board will be responsible for making the final determination regarding prospective nominees after considering the recommendation of the Committee. These procedures were adhered to with respect to nominees for election at this meeting, who were unanimously recommended by the Nominating Committee and the entire Board of Directors.

How can shareholders and other interested parties communicate with the Board?

Shareholders and other interested parties may communicate their concerns directly to the entire Board or specifically to non-management directors of the Board. Such communications may be confidential or anonymous, if so designated, and may be submitted in writing to the following address: Shareholder Communication, c/o Executive Offices, Invacare Corporation, One Invacare Way, Elyria, Ohio 44036. The status of all outstanding concerns addressed to the entire Board or only to non-management directors will be reported to the Chairman of the Board or to the chair of the Governance Committee, respectively, on a quarterly basis.

Certain Relationships and Related Transactions

The Company has adopted a written policy for the review of transactions with related persons. The policy generally requires review, approval or ratification of transactions involving amounts exceeding $120,000 in which the Company is a participant and in which a director, director-nominee, executive officer, or a significant shareholder of the Company, or an immediate family member of any of the foregoing persons, has a direct or indirect material interest. These transactions must be reported for review by the Governance Committee. Following review, the Governance Committee determines to approve or ratify these transactions, taking into account, among other factors it deems appropriate, whether they are on terms no less favorable to the Company than those available with other unaffiliated parties and the extent of the related person’s interest in the transaction. The Chairman of the Governance Committee has the authority to approve or ratify any related party transaction in which the aggregate amount involved is expected to be less than $1,000,000. The policy provides for standing pre-approval of certain related party transactions, even if the amounts involved exceed $120,000, including certain transactions involving: compensation paid to executive officers and directors of the Company; other companies or charitable organizations where the amounts involved do not exceed $1,000,000 or 2% of the organization’s total annual revenues or receipts; proportional benefits to all shareholders; rates or charges determined by competitive bids; services as a common or contract carrier or public utility; and banking-related services.

During 2008, Invacare purchased travel services from a third party private aircraft charter company. One of the aircraft available for use by the charter company is owned by an entity owned by Mr. Mixon and Mr. Richey. Invacare paid approximately $1,174,000 to the charter company in 2008 for use of the aircraft owned by Mr. Mixon and Mr. Richey. Invacare has confirmed that the transactions were on terms no less favorable than those Invacare would expect to obtain from unrelated parties.

The relationships described above have been reviewed and ratified in accordance with the Company’s policy for review of transactions with related persons.

AUDIT COMMITTEE AND RELATED MATTERS

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

Report of the Audit Committee

The Audit Committee assists the Board of Directors in its oversight and monitoring of:

•	the integrity of the Company’s financial statements;

•	the independence, performance and qualifications of the Company’s internal and independent auditors; and

•	the Company’s compliance with legal and regulatory requirements.

The Audit Committee’s activities are governed by a written charter adopted by the Board of Directors which is available on the Company’s website (www.invacare.com) by clicking on the link for Investor Relations.

Each member of the Audit Committee satisfies the independence requirements set forth in the New York Stock Exchange listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended.

Management has the primary responsibility for the Company’s financial statements and the reporting process, including the system of internal and disclosure controls. Ernst & Young LLP, the Company’s independent registered public accounting firm for 2008, audited the annual financial statements prepared by management and expressed an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. Ernst & Young LLP also audited the Company’s internal control over financial reporting as of December 31, 2008, and issued an opinion with respect to the Company’s internal control over financial reporting as of December 31, 2008.

For many years, the Company engaged a third party to conduct internal audit services and report its analyses, findings and recommendations directly to the Audit Committee. During 2008, the Audit Committee met with this third party and Ernst & Young LLP, with and without management present, to discuss their examinations, their continuing evaluation of the Company’s internal and disclosure controls and the overall quality of the Company’s internal procedures and controls over financial reporting.

As part of its oversight responsibilities described above, the Audit Committee met and held discussions with management, with Ernst & Young LLP and with its internal auditors relative to the Company’s financial reporting. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the audited financial statements with management and Ernst & Young LLP, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Ernst & Young LLP such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90, (Communication with Audit Committees).

In addition, Ernst & Young LLP provided to the Audit Committee the written disclosures and letter required by PCAOB Ethics and Independence Rule 3526 (Communications With Audit Committees Concerning Independence), and by all relevant professional and regulatory standards, related to the auditors’ independence. The Audit Committee discussed with Ernst & Young LLP their independence from the Company and its management and considered the compatibility of non-audit services with the auditors’ independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

The Audit Committee has appointed Ernst & Young LLP as the Company’s independent auditors for its 2009 fiscal year and the Company is seeking ratification for such appointment at the 2009 Annual Meeting of Shareholders.

AUDIT COMMITTEE

William M. Weber, Chairman

James C. Boland

Dan T. Moore, III

Independent Auditors

The Audit Committee and the Board of Directors have selected Ernst & Young LLP to continue as our independent auditors and to audit the financial statements of Invacare for the fiscal year ending December 31, 2009. The Audit Committee is asking you to ratify this appointment.

Fees for services rendered by Ernst & Young LLP were:

	2008	2007
Audit Fees	$3,693,000	$4,181,000
Audit-Related Fees	35,000	37,000
Tax Fees
Tax Compliance Services	521,000	447,000
Tax Advisory Services	366,000	489,000

	887,000	936,000
All Other Fees	—	—

Total	$4,615,000	$5,154,000

Audit Fees.    Fees for audit services include fees associated with the audit of our annual financial statements and review of our quarterly financial statements, including statutory audits required domestically and internationally, and the auditors’ attestation report on internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act. Audit fees also include fees associated with providing consents and review of documents filed with the SEC, other services in connection with statutory and regulatory filings or engagements, as well as accounting consultations billed as audit consultations and other accounting and financial reporting consultation and research work necessary to comply with generally accepted auditing standards.

Audit-Related Fees.    Audit-related services principally include accounting consultations, audits in connection with proposed or completed acquisitions and advisory assistance.

Tax Fees.    Fees for tax services include tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval for all audit, audit-related, tax services, and other services performed by our independent auditors. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chairperson of the Audit Committee authority to approve certain permitted services, provided that the Chairperson reports any such decisions to the Audit Committee at its next scheduled meeting. During 2008, no services were provided to the Company by Ernst & Young LLP other than in accordance with the pre-approval policies and procedures described above.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

The Compensation and Management Development Committee of the Board of Directors (the “Compensation Committee”) operates under a written charter adopted by the Board of Directors which describes the responsibilities, functions and authority of the Compensation Committee. The full text of the charter is available on the Company’s website at www.invacare.com by clicking on the link for “Investor Relations.”

Under its charter, the Compensation Committee is responsible for the approval and administration of the Company’s existing and proposed executive compensation plans. Its responsibility includes determining the design of the Company’s executive compensation plans, authorizing the awards to be made pursuant to such plans and reviewing and approving annually all significant compensation decisions relating to the Company’s executive officers, including the Chairman and Chief Executive Officer (the “CEO”) and the other executive officers named in the Summary Compensation Table (together with the CEO, the “Named Executive Officers”).

The members of the Compensation Committee are James C. Boland, Chairman, Bernadine P. Healy and William M. Weber. Each of the current members of the Compensation Committee meets the definitions of (i) an “independent” director within the meaning of the New York Stock Exchange listing standards and the Company’s Corporate Governance Guidelines, (ii) a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and (iii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

There were four meetings of the Compensation Committee in 2008.

Compensation Consultant

For the past several years, Towers Perrin has been engaged as an outside independent compensation consultant to advise the Compensation Committee and Company management on Invacare’s compensation philosophy and its executive compensation program, which is generally comprised of an annual base salary, cash bonus award and long-term equity incentive awards. Towers Perrin is a global, professional services firm that provides human resources consulting services to a large number of the Fortune 1000 U.S. companies. The Compensation Committee has engaged Towers Perrin, and Towers Perrin’s engagement letter has been negotiated and signed by the Chairman of the Compensation Committee.

Towers Perrin’s primary role is to analyze the competitiveness of, and provide recommendations to the Compensation Committee and management on, the structure and amounts of each element of the annual compensation to be paid to the Company’s executives. In order to gauge the competitiveness of Invacare’s executive compensation levels, Towers Perrin annually reviews survey data from nationally recognized compensation and human resources consulting firms and provides the Compensation Committee with market data regarding annual base salaries, cash bonus awards and long-term incentive awards paid by multi-national, diversified manufacturing companies with revenues between $1.5 billion and $3 billion. Towers Perrin uses regression analysis to adjust for differences in company size in determining competitive compensation levels. This analysis helps Towers Perrin translate data from companies within the surveys into information that can be more directly compared to Invacare’s compensation data. The companies represented in the market data provided by Towers Perrin represent more companies than those in the peer group in the Company’s performance graph, which is included in its Annual Report on Form 10-K. The decision to consider data for companies beyond those in the peer group in Invacare’s performance graph in setting executive compensation levels reflects Invacare’s view that a broad range of companies of comparable size compete with Invacare for senior executive talent. The Company believes that the use of this survey data helps ensure that it is positioned to attract and retain qualified senior executives in the face of competitive pressures. With respect to the CEO’s compensation, the Compensation Committee is also provided with comparative information regarding annual base salaries, cash bonus awards and long-term incentive awards for CEOs at a group of 20 health care equipment and supply companies of varying sizes both smaller and larger than Invacare.

During 2008, Towers Perrin rendered services to the Compensation Committee in the following areas:

•	participation in two meetings of the Compensation Committee;

•	ongoing review, comment, consulting support, advice and/or recommendations related to:

•	selected draft and final materials provided to the members of the Compensation Committee in connection with Compensation Committee meetings during 2008;

•

compensation for the CEO and the other Named Executive Officers, including comparative information for similarly-situated executives at other multinational, diversified manufacturing companies of comparable size as well as larger employers (up to $3 billion in revenue);

•	annual and long-term incentive opportunities;

•	director compensation levels and practices;

•	policies and data related to governance and disclosure of executive compensation;

•	possible shareholder proposals and inquiries related to executive compensation; and

•	emerging trends in executive compensation; and

•	consulting advice with respect to the Company’s retirement programs for executive officers.

Towers Perrin does not provide the Company any other consulting or other services outside of those associated with advising the Company on its executive compensation programs. In making its decision to retain Towers Perrin for the year 2008, the Compensation Committee considered the level of fees charged by Towers Perrin, the quality of services it has provided to Invacare in the past and the anticipated ability of Towers Perrin personnel to provide objective and independent assistance and advice to the Compensation Committee and to Company management.

The Compensation Process and the Role of Executives in Establishing Compensation

The Compensation Committee reviews the compensation of Invacare’s Named Executive Officers on an annual basis. In preparation for this review, Towers Perrin reviews market data from national pay surveys conducted by the leading compensation and human resources consulting firms and identifies the compensation levels for the 25th, 50th and 75th percentile with respect to base salary, annual bonus opportunities, total cash compensation (salary and annual bonus), long-term incentive compensation and total direct compensation (cash compensation and the estimated value of long-term incentives) data for each executive position. Towers Perrin compares the Company’s compensation data from the previous year, both as to elements and amounts paid or potential value delivered, with that of the companies included within the pay surveys and reports its findings to the Compensation Committee chair, the Company’s CEO and the Senior Vice President of Human Resources. The CEO assesses the performance of each of the Company’s other Named Executive Officers and, with the assistance of Towers Perrin and the Senior Vice President of Human Resources, provides recommendations to the

Compensation Committee as to a proposed structure and amounts of salary, cash bonus awards and equity incentive awards to be paid to such executive officers. The CEO also provides the Compensation Committee input regarding suggested performance targets associated with the Company’s annual cash bonus program. The CEO does not submit recommendations with respect to his own compensation.

The CEO and the Senior Vice President of Human Resources both attend each meeting of the Compensation Committee to provide insight into the performance of individual executives and the impact of their respective contributions to the Company’s overall performance and to make recommendations as to the structure and implementation of elements of executive compensation. The CEO and the Senior Vice President of Human Resources each excuses himself from any discussions of his own individual compensation by the Compensation Committee. The Compensation Committee believes that the input of these two executives provides it with information necessary for it to make informed decisions on executive compensation that are consistent with the Company’s overall philosophy, which is described in further detail below. The Compensation Committee uses the data derived from the pay surveys and the discussions with Towers Perrin, the CEO and the Senior Vice President of Human Resources to assist in determining whether Invacare’s compensation is competitive and reasonable and whether, and to what extent, it would be appropriate to deviate from competitive practices. Following this deliberation, the Compensation Committee exercises its business judgment to determine and approve the compensation for each of the Named Executive Officers. For 2008, the Compensation Committee approved annual salary levels and the terms of the 2008 cash bonus plan at its meeting in March, 2008 and made its determinations regarding long term incentive compensation, including awards of stock options and restricted shares, at its meeting in August, 2008.

General Compensation Philosophy

The Company believes that a compensation program should have the goal of creating long-term value for Invacare’s shareholders. Towards this end, Invacare’s compensation of key management is designed and implemented to reward its executives for sustained financial and operating performance and leadership excellence, to align their interests with those of the Company’s shareholders and to encourage them to remain with the Company for long and productive careers. In addition, in the Company’s view, executive compensation should reflect changing market conditions faced by the Company and other participants in the home medical equipment industry, including any such conditions which may be beyond management’s control. The Compensation Committee relies upon its judgment in making compensation decisions, after discussing with management its recommendations and reviewing the performance of the Company and the status of its principal markets. It assesses the executives’ performance during the year against a variety of factors which may include corporate and personal goals, leadership qualities, operational performance, business responsibilities, career with the Company, current compensation arrangements and long-term potential to enhance shareholder value. Among the factors normally considered are key financial measurements, strategic objectives, product improvement and innovation, individual achievements, organizational leadership and high integrity. The Company does not necessarily adhere to rigid formulas or react immediately to short-term changes in business performance. It considers competitive market compensation paid by other companies but strives to incorporate flexibility in its compensation programs and in the assessment process in order to respond to and adjust for the evolving business environment.

The Company’s executive compensation program consists of three primary components: base salary, an annual cash bonus and long-term compensation awards in the form of stock or stock option awards, each of which is described in detail later in this Compensation Discussion and Analysis. In general, base salaries and cash bonuses are designed to provide executives with total cash compensation levels (salary plus bonus) that are at or near the 75th percentile of individuals in similar positions at companies included in the survey information used by the Company for comparison, if the

Company meets demanding annual financial performance objectives. These objectives are established in advance and reflective of the opportunities and challenges present in the Company’s industry. In addition, long-term compensation is awarded in the form of stock options and restricted stock grants in order to provide key executives with competitive financial benefits that are linked to the enhancement of shareholder value. These awards normally target the median value of long-term incentives received by executives in similar positions at organizations included within the pay surveys. The Compensation Committee does not have an established policy on the desired mix between cash and non-cash compensation.

The Company also provides its executives with certain other benefits, including the opportunity to participate in a 401(k) retirement savings plan, a non-qualified deferred compensation plan and a supplemental executive retirement plan. Certain compensatory insurance benefits and other perquisites described below and in the Summary Compensation Table also are available to the Company’s executives. Each Named Executive Officer also has entered into an agreement with the Company that provides for certain benefits generally payable in the event of a termination following a change of control of the Company. The Company believes these agreements help retain executives and provide for management continuity in the event of an actual or threatened change in control. They also help to ensure that the interests of executives remain aligned with shareholders’ interests during a time when their continued employment may be in jeopardy. Finally, they provide some level of income continuity should an executive’s employment be terminated without cause. The Company believes that these benefits are an important part of an overall compensation package that helps to attract and retain talented executives.

The Company believes that these various elements of the executive compensation program further the Company’s business objectives and the interests of its shareholders by attracting and retaining the talented executive leadership necessary for the growth and success of the Company’s business and motivating its executives to exert the maximum possible effort to further the interests of shareholders.

Elements of Compensation

Annual Base Salary

The Company establishes salary levels reflective of the skills, competencies, experience and individual performance an executive brings to his or her position. As a result, changes in salary focus primarily on changes in the executive’s responsibilities and an assessment of his or her annual performance against pre-established objectives. Important financial performance objectives that are considered by the Compensation Committee in establishing base salary levels (some of which may not be applicable to all executives) include: net sales, income from operations, cost controls, earnings before income tax, earnings per share, return on assets and return on net assets employed. Individual objectives generally focus on the performance of an executive within his or her area of specific responsibility. Operating and individual objectives vary for each executive and typically change from year-to-year. Financial and individual objectives are considered subjectively in the aggregate by the Compensation Committee and the CEO. They are not specifically weighted in assessing performance and determining any changes to base salaries.

In establishing 2008 salary levels for each Named Executive Officer other than the CEO, the Compensation Committee considered data from companies within the surveyed group used by the Company for comparison and the recommendations from the CEO. The Compensation Committee also took into account whether each executive met key financial and individual objectives established at the beginning of each year, and considered each executive’s potential future contributions to the Company. The Committee also recognized the particular talents, unique skills, experience, length of service to the Company and depth of industry knowledge of each of these executives. In light of these factors, the Compensation Committee agreed with the recommendation of the CEO to increase the salary levels for these executives by 3% for 2008; however no increase was made to the Chief Financial Officer’s salary, since he was hired by the Company in 2008.

In determining the CEO’s base salary for 2008, the Compensation Committee took into account:

•	survey results from Towers Perrin regarding salaries paid to CEO’s of companies included within the pay surveys;

•	certain operating and financial performance objectives as described above;

•	the implementation of new programs being offered to providers;

•	the CEO’s continuing role in new product development;

•	implementation of the cost reduction program to respond to recent reimbursement pressure and increasing foreign competition, including plant consolidations and improved foreign sourcing;

•	the CEO’s role as Invacare’s principal interface on key provider accounts;

•	the CEO’s service as the leading spokesperson on behalf of the home medical equipment industry, which has placed the Company in a position to directly and positively impact reimbursement outcomes;

•	the benefits achieved from the expansion of Invacare’s European operations;

•	the CEO’s continuing commitment to geographic expansion and focus on growth of the respiratory business, as well as his attention to issues of management succession; and

•	the CEO’s length of service and leadership.

The Compensation Committee considered these accomplishments and the CEO’s potential future contributions, as well as the Company’s financial results, and determined to increase the CEO’s 2008 base salary by 3%.

Annual Cash Bonus

Consistent with its philosophy, the Company provides each executive an opportunity to earn an annual cash bonus. The Company believes that annual cash bonuses increase executives’ focus on specific short-term corporate financial goals as well as the achievement of specific individual objectives. As a result, cash bonuses balance the objectives of the Company’s other pay programs, which focus to a greater extent on individual performance (salaries) and long-term financial results and stock price growth (restricted stock and stock options). Finally, annual bonuses allow the Company to manage fixed compensation costs but still provide executives with competitive cash compensation. The terms of the cash bonus program applicable to our Named Executive Officers are contained in the Invacare Corporation Executive Incentive Bonus Plan (the “Executive Incentive Bonus Plan”), which was approved by the Company’s shareholders in 2005 and is further described under the Grants of Plan-Based Awards For Fiscal Year 2008 Table.

The Compensation Committee annually determines the appropriate target bonuses for each Named Executive Officer (as a percentage of the executive’s salary) so that total annual cash compensation for such executive officer is targeted to the market’s 75th percentile. In determining the target amounts, the Compensation Committee takes into account recommendations from the CEO (as to Named Executive Officers other than himself) and the cash bonus opportunities established by companies included within the pay surveys. From time to time, the Committee may determine that an executive’s individual performance (taking into account the same factors discussed above with respect to base salary) and level of responsibilities warrant a change in the bonus target percentage from the previous level. The Compensation Committee does not take into account awards earned under other reward programs in determining annual bonus opportunities.

In determining the 2008 bonus programs for Messrs. Blouch, Slangen and Richey, the Compensation Committee reviewed the incentive categories that have previously been used for each of these three executives. It considered the recommendation of the CEO that no change in these percentage categories be made for 2008 and accepted this recommendation. The approved bonus categories for 2008 were 95% of base salary for Mr. Blouch and 75% for each of Messrs. Slangen and Richey. As an incentive to his joining the Company in 2008, the Compensation Committee approved a guaranteed 2008 bonus for Mr. Gudbranson equal to 75% of his base salary. For the same reasons set forth above relating to the calculation of the CEO’s base salary, Mr. Mixon’s incentive category for purposes of his 2008 bonus program was set at 100% of base salary.

Each year, the Compensation Committee considers recommendations from the CEO regarding an appropriate objective or objectives which should be satisfied in order for a Named Executive Officer (other than the CEO) to be eligible to receive a cash bonus. In the past, this target has usually been established in terms of a particular level of adjusted earnings per share. The Compensation Committee and senior management believe that adjusted earnings per share represents important bottom-line financial results that investors use to evaluate the Company’s stock price. For 2008, the Compensation Committee determined to follow the practice of past years and use an adjusted earnings per share target for the payment of cash bonuses to all of the Named Executive Officers.

In determining an appropriate target for 2008 adjusted earnings per share, the Compensation Committee reviewed the principal terms of the Executive Incentive Bonus Plan and discussed previous years’ results under the Executive Incentive Bonus Plan and its predecessor plans. It also took into account the Company’s forecasted annual operating plan, which is thoroughly reviewed and discussed by the entire Board of Directors every year at its strategic planning retreat early in the year. Targeted earnings per share before unusual items is generally set at a level which the Compensation Committee believes is challenging but achievable, and, when achieved, supports paying executives total cash compensation targeted at the 75th percentile for companies within the pay surveys. In the past, the Compensation Committee has usually (although not always) established adjusted earnings per share targets which would reflect a meaningful improvement over the previous year. As a result, the Named Executive Officers earned bonuses in only one of the four years from 2002 through 2005. Because of the impact of external factors, such as changes in reimbursement schedules and foreign competition, on recent financial results, the Compensation Committee adjusted this practice beginning in 2006 to reflect the realities imposed by these external market factors which continue to affect home healthcare. Notwithstanding this change, no bonuses were earned in 2006 because of a failure to meet that year’s target. However, bonuses were earned by the Named Executive Officers in 2007.

The Compensation Committee, based on its analysis of the status of the Company’s business and its recent performance, and on input from the CEO, adopted an adjusted earnings per share threshold of $1.26 and target of $1.35 for 2008. The Compensation Committee determined that no bonuses would be paid under the Executive Incentive Bonus Plan for adjusted earnings per share at or below the threshold amount and that a percentage of the executive’s target bonus amount would be paid under the plan for adjusted earnings per share above $1.26 up to $1.35. If adjusted earnings per share of $1.35 or higher were achieved by the Company, the executive bonuses equal to 100% of the executive’s target bonus amount would be paid under the plan. Consistent with past practice, the Committee determined that adjusted earnings per share will be calculated in accordance with generally accepted accounting principles but after adjustments for unusual or non-recurring charges and/or gains. The Compensation Committee concluded that no bonuses in excess of the target amounts would be paid for 2008 even if the adjusted earnings per share target were substantially exceeded. In prior years, if adjusted earnings per share exceeded the targeted level established by the Compensation Committee, the annual cash bonuses were designed to increase on a linear basis to the extent the target level was exceeded, subject to a $5,000,000 limit.

Adjusted earnings per share for 2008 were above the amount targeted under the 2008 cash bonus plan. As a result, target bonuses for 2008, including Mr. Gudbranson’s guaranteed bonus, were paid to each Named Executive Officer in the amounts described in the Grants of Plan-Based Awards For Fiscal Year 2008 Table.

If the Board of Directors of the Company or any appropriate committee thereof has determined that any fraud or intentional misconduct by a participant in the Executive Incentive Bonus Plan was a significant contributing factor to the Company having to restate all or a portion of its financial statement(s), the Board or committee may take, in its discretion, such actions as it deems necessary to remedy the misconduct and prevent its recurrence. In determining what remedies to pursue, the Board or committee will take into account all relevant factors, including whether the restatement was the result of fraud or intentional misconduct. The Board may, to the extent permitted by applicable law, in all appropriate cases, require reimbursement of any bonus or incentive compensation paid to the participant for any fiscal period commencing on or after January 1, 2008 if and to the extent that (a) the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (b) the participant engaged in any fraud or intentional misconduct that significantly contributed to the need for the restatement, and (c) the amount of the bonus or incentive compensation that would have been awarded to the participant had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the Board may dismiss the participant, authorize legal action, or take such other action to enforce the participant’s obligations to the Company as it may deem appropriate in view of all the facts surrounding the particular case.

Long-Term Compensation Awards

The third primary element of the Company’s executive compensation program is comprised of long-term compensation awards, which the Company has historically delivered in the form of stock options and restricted stock awards. Under the Company’s equity incentive plans approved by shareholders, the Company also may grant awards in the form of other equity and performance-based incentives, as may be deemed appropriate by the Compensation Committee. These awards generally have unlimited potential based on the performance of the Company’s stock.

Historically, the long-term compensation awards consisted primarily of stock options, with the CEO, the President and the CFO receiving a relatively small portion of their long-term awards in the form of restricted stock. The Company believes the primary benefit of stock options is to motivate executives to increase shareholder value as options only produce rewards to executives if the Company’s stock price increases. In addition, options help executives comply with the Company’s ownership guidelines by building stock ownership. While restricted stock awards also align executives’ interests with those of shareholders and increase stock ownership, they also help in attracting and retaining executive talent. The latter issue has become more important to the Company as it continues to address fundamental changes in its industry and their effect on the Company’s performance and stock price. Accordingly, management recommended, and the Compensation Committee approved, a change in the basis of long-term compensation awards in 2006. This change has been continued in 2007 and 2008. Since 2006, one-half of each Named Executive Officer’s total long term incentive value was delivered in the form of stock options, with the remaining value delivered in the form of restricted stock which would vest based upon an executive’s continued service with the Company. In this manner, the Compensation Committee accomplished its twin goals of providing incentives to increasing shareholder value and retaining key executives. The Compensation Committee also recognized that restricted stock would reduce the dilution to the Company’s shareholders as compared with the use of only stock options and also may decrease the Company’s expense for long-term compensation awards. As part of its charter, the Compensation Committee continues to study alternatives to its current allocation of equity compensation awards in light of these and other factors.

In 2008, Towers Perrin determined the median value of long term compensation awards to executives in similar positions at companies within the pay surveys. One-half of this value was converted into target stock option grants based on the Black-Scholes option valuation model, the same one used by the Company to determine its accounting cost. Minimum and maximum grant guidelines are developed around target grants according to each Named Executive Officer’s salary level, organizational level, reporting relationships and job responsibilities to maintain internal equity in the grants to participants and to provide the Company with some latitude to recognize individual performance and the participant’s role in contributing to the creation of long-term shareholder value. The other half of each Named Executive Officer’s target long-term compensation value is delivered as shares of restricted stock. The estimated value of each restricted share is based on the Company’s stock price and the estimated dividends individuals can receive over the vesting period. Outstanding long-term incentive awards granted in prior years and held by an executive officer generally are not considered when the Compensation Committee determines the new long-term compensation to be granted. Moreover, although the Company receives market data from Towers Perrin on the relationship of short- and long-term compensation, the Committee does not have any targeted mix between short- and long-term compensation elements nor between cash and non-cash reward elements.

Actual long-term compensation awards to each Named Executive Officer in 2008 were based on the subjective judgment of the Compensation Committee. In determining these awards, the Compensation Committee took into account several factors. First, it considered the targeted range of long-term incentive compensation based on Towers Perrin’s assessment of median long-term incentives awarded to similarly situated executives at companies included within the pay surveys. Second, it assessed the Named Executive Officer’s performance in 2007 utilizing the same factors considered in setting the executive’s base salary levels. Finally, it considered the recommendations of the CEO with respect to awards to each Named Executive Officer other than himself. In making his recommendations, the CEO took into account management’s desire to limit the dilutive impact of annual equity awards and the effect of equity compensation on Invacare’s financial statements. No particular weight was assigned to any one of these areas. The long-term compensation granted in 2008 to each of the Company’s Named Executive Officers, including the CEO, resulted in a value of long-term compensation below the targeted range for each of these individuals, due to the limited capacity of shares authorized for issuance under the Company’s 2003 Performance Plan. Awards granted in 2008 to each of the Named Executive Officers are set forth in the Grants of Plan-Based Awards for Fiscal Year 2008 Table. Stock options are issued under the Invacare Corporation 2003 Performance Plan as non-qualified options with an exercise price equal to the Company’s closing price on the New York Stock Exchange on the date of grant.

Stock options become exercisable in accordance with a schedule established by the Compensation Committee upon grant. Typically, options become exercisable ratably over a four year period (25% annually) after the date of grant to support executive retention and expire after ten years to reward for long-term stock price appreciation. Restricted stock is generally issued at no cost to the executive and typically vests ratably over four years. The terms of the restricted stock grants provide that the executive shall cover any tax withholding obligation of the Company upon vesting. The Company believes that the retention value of restricted stock awards to executives would be diminished if the executive was required to pay cash to cover this tax withholding obligation, and, therefore, the terms of the restricted stock awards generally allow the executive, subject to certain restrictions, to surrender a portion of the vested shares to the Company to cover such obligation at a value per share equal to the closing price of the Company’s common shares as quoted on the

New York Stock Exchange on the date of the surrender of shares. Holders of restricted stock are entitled to receive the same dividends on their unvested shares of stock as are declared and paid by the Company to holders of the Company’s outstanding common shares. In this manner, executives participate in the total returns (dividends as well as stock price appreciation) delivered to shareholders, which would not be the case if they were awarded only stock options.

In determining the total number of stock options and shares of restricted stock to be awarded each year, the Compensation Committee attempts to strike a reasonable balance between the benefits achieved by incentivizing a wide range of key employees of the Company and the shareholder dilution that results from an equity incentive plan. While the Committee has not set a formal limit on the number of awards which may be granted in any year, over the past five years, the average annual “run rate” of equity awards granted by the Company was 2.1%. For these purposes, “run rate” is defined as the number of equity awards granted in a particular year compared to the total number of outstanding shares. As of December 31, 2008, the Company’s outstanding equity awards were 15.3% of total shares outstanding while shares available for future awards under the 2003 Performance Plan amounted to another 2.3% of total shares outstanding. The Compensation Committee believes that the percentage of equity awards outstanding is higher than desired but is principally attributable to the length of the vesting period for equity awards (four years) and the decline in the Company’s stock price over the past two years, which resulted in a falloff in the number of stock options which have been exercised. As of December 31, 2008, there were 4,910,547 stock options outstanding under the 2003 Performance Plan and its predecessor plans of which 23,142 or 0.5% were exercisable at prices less than the market price of Invacare common shares on that date. In order to reduce the amount of shareholder dilution attributable to grants of equity-based incentives, since 2005, the Compensation Committee has increased the number of shares of restricted stock awarded to top-level executives and proportionately reduced the number of stock options granted to this same group.

The Compensation Committee generally schedules its regular meetings from six to twelve months in advance. The timing of these meetings is dependent primarily on the availability of individual Compensation Committee members and is generally not influenced by the Company’s executive officers. In adopting this practice, the Compensation Committee has sought to establish a regular and predictable regimen for the granting of equity incentive awards that minimizes the likelihood of outside influence on the grant process. Until 2006, restricted stock awards to the Company’s CEO, President and CFO were typically granted at the March meeting of the Compensation Committee. Stock options to these executives and other employees were typically awarded at the Compensation Committee’s meeting in August. In order to simplify the process for determining long-term incentive awards, in 2006, the Compensation Committee granted restricted stock awards to executive officers in March and August and stock options to executive officers and other employees in August. In 2007 and 2008, the Compensation Committee granted restricted stock and stock options to executive officers and stock options to other employees in August. The Company does not attempt to time the grants of options or other stock incentives to the release of material non-public information.

In addition to the annual grants described above, equity-based grants also are made occasionally during the course of the year to new hires or to current employees in connection with a promotion. The terms of outstanding stock options or restricted stock also may be amended as part of a termination or retirement package offered to a departing employee. The Compensation Committee has delegated to the CEO, the President, the Chief Financial Officer and the Senior Vice President of Human Resources certain authority with respect to such grants and amendments. First, any two of the four executives may, subject to the approval and ratification of the Compensation Committee, grant stock options or restricted stock to a key employee, other than an employee who would constitute an “executive officer” under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with an offer of employment to such employee or with a promotion of such employee. Grants are made pursuant to terms and conditions approved by the Compensation Committee generally in connection with stock option or restricted stock grants and are deemed made as of the official start or promotion date of the employee’s employment with the Company. In the case of stock options, grants will be made at an exercise price equal to the closing price of the Company’s common shares as quoted on the New York Stock Exchange on the date of hire or promotion. Second, any two of the four executives may, subject to the approval and ratification of the Compensation Committee, amend any outstanding stock option or restricted stock grants made to an employee, other than an employee who would constitute an “executive officer” under Section 16 of the Exchange Act, in connection with a termination or retirement package offered to such employee, which amendments may include acceleration of vesting or extension of the employee’s exercise rights up to the final termination date of the stock option or final vesting date of the restricted stock.

The Board of Directors, at the recommendation of the Compensation Committee, recently amended the 2003 Performance Plan to provide the Board of Directors with the discretion to recover any equity compensation awarded to a participant on or after January 1, 2008 if the Board of Directors or any appropriate committee has determined that any fraud or intentional misconduct by the participant was a significant contributing factor to the Company having to restate all or a portion of its financial statement(s). This provision is further described below in the Grants of Plan-Based Awards for Fiscal Year 2008 Table.

Personal Benefits and Perquisites

The Company provided its Named Executive Officers certain perquisites in 2008, which the Compensation Committee believes are commensurate with the types of benefits and perquisites provided to similarly situated executives within other companies of comparable size. The Company believes these benefits are set at a reasonable level, are highly valued by recipients, have limited cost, are part of a competitive reward program and are useful in attracting and retaining qualified executives. They are not tied to individual or Company performance. These perquisites include the payment of premiums on excess liability insurance, an annual physical exam and health screening, and the availability of corporate sporting event tickets for personal use, as described under the Summary Compensation Table.

The Company currently leases three corporate suites for use at major league baseball, professional football and professional basketball games. It also leases the right to eight courtside seats for professional basketball games. These leases are primarily used for client meetings and Company entertainment. The right to continue these leases and annually to renew the courtside seats is an asset of the Company and the annual costs of these suites and seats are paid for by the Company. In the event that the Company determines not to renew one or more of the leases or the seat rights, it has granted a right of first refusal to the CEO to assume its rights and obligations with respect to any of the foregoing. Should the CEO decide to exercise his right of first refusal, all subsequent costs associated with the use of the suite and/or seat rights would become the personal obligation of the CEO.

Elements of Post-Termination Compensation

The Company has established the Invacare Retirement Savings Plan, a qualified 401(k) defined contribution plan, to which the Company makes contributions on behalf of the each of the Named Executive Officers. The Company also maintains and pays premiums on behalf of each Named Executive Officer other than the CEO and Mr. Richey under the Invacare Executive Disability Income Plan, and maintains and pays the premiums on behalf of the CEO under a separate disability insurance policy. The Executive Disability Income Plan supplements the coverage provided under the long-term disability plan provided by the Company to all of its employees, providing the executive with total disability coverage of up to 70% of the executive’s annual salary. The Company also provides other benefits such as medical, dental and life insurance and disability coverage to each Named

Executive Officer in a flexible benefits plan, which also is provided to all other eligible U.S. based employees of the Company. The Company offers these plans to its executives in order to offer benefits that are competitive with welfare benefit plans provided by other companies with which the Company competes for executive talent.

The Company provides its executives with certain post-employment and severance arrangements as summarized below and further described elsewhere in this proxy statement. The Compensation Committee believes the benefits summarized below are vital to the attraction and retention of talented executives and, thus, to the long-term success of the Company. These plans provide executives with the opportunity to address long-term financial planning with a greater degree of certainty than is available in the case of their annual compensation program, which can be impacted by various subjective factors that may be unforeseeable and beyond the executive’s control. These plans also address the Company’s interest in continuing to motivate executives in the event of corporate instability, such as a change of control or unforeseen industry changes which affect the performance of the Company.

The Company provides its executives with the opportunity to participate in a non-qualified contributory savings plan, which allows the executives to defer compensation above the amount permitted to be contributed to the Invacare Retirement Savings Plan and, thus, provides the executives with additional pre-tax savings opportunities for retirement. In addition to individual deferrals, the Company provides a matching contribution and additional quarterly contribution for participating executives which are similar in percentage to the Company contributions made to the Invacare Retirement Savings Plan. This plan is actually two plans operating effectively as one. Originally established as the Invacare Corporation 401(k) Plus Benefit Equalization Plan (the “401(k) Plus Plan”), the plan continues to be available currently to executives as the Invacare Corporation Deferred Compensation Plus Plan (the “DC Plus Plan”). In order to address the requirements of Code Section 409A, effective January 1, 2005, the Company froze the 401(k) Plus Plan and prohibited further deferrals and contributions to the 401(k) Plus Plan for compensation earned after December 31, 2004. All benefits of the participants earned and vested in the 401(k) Plus Plan as of December 31, 2004 remain preserved under the existing plan provisions. In conjunction with this change, the Company adopted the DC Plus Plan, effective January 1, 2005, to provide its executives with a Section 409A-compliant, non-qualified contributory savings plan going forward. These plans are referred to in this proxy statement collectively as the “DC Plus Plan” and are further described under the Non-Qualified Deferred Compensation Table.

The Company also has established a Supplemental Executive Retirement Plan for certain executive officers to supplement other savings plans offered by the Company and to provide replacement compensation for the executive in retirement. In order to comply with Section 409A of the Internal Revenue Code and to modify certain reductions in benefits which might have applied to executive officers who served in their positions past normal retirement age, the Supplemental Executive Retirement Plan has been amended and restated, effective as of December 31, 2008, as the Invacare Corporation Cash Balance Supplemental Executive Retirement Plan, which is referred to in this proxy statement as the “SERP.” The purpose of this plan is to provide for basic life and income security needs and recognize career contributions. Prior to amendment, the SERP provided for an annual benefit equal to 50% of a participant’s annual base salary and target bonus on the April 1 immediately preceding or coincident with the date of termination. The benefit was reduced if the participant had less than 15 years of service with the Company. The benefit was subject to certain reductions, including the annuitized value of Company contributions on behalf of the participant to the Invacare Retirement Savings Plan and the DC Plus Plan, one-half of the participant’s annual Social Security benefit, and other offsets. All of the Named Executive Officers participate in the SERP. In February 2000, the Compensation Committee granted to Messrs. Gerald B. Blouch, President and Chief Operating Officer, and Louis F.J. Slangen, Senior Vice President-Global Sales and Marketing,

the maximum level of replacement compensation (50%) in recognition of their valuable service to the Company. As further described below, the offsets described above that would otherwise have been applicable to Mr. Mixon’s benefit under the SERP have been waived by the Company in recognition of Mr. Mixon’s successful management succession planning and past contributions to the success of the Company. In recognition of the valuable skills and experience he brought to the Company and as a further inducement for him to join the Company, Mr. Gudbranson was credited with five years of service under the SERP when he joined the Company in 2008. As amended, the SERP provides a benefit stated as a hypothetical account balance. Under the amended SERP, the Named Executive Officers and the other current participants in the SERP receive, subject to the continuing discretion of the Compensation Committee, annual credits in the amount and for a maximum number of years as specified in their participation agreements. For these participants, the annual credits, together with annual interest credits, are currently intended by the Compensation Committee to result in a benefit at normal retirement age that is substantially equivalent to the benefit that would have been provided at normal retirement age under the SERP prior to amendment and to supplement that benefit with interest credits for those participants who work past normal retirement age. The SERP is further described elsewhere in this proxy statement under the Pension Benefits Table.

Effective January 1, 2005, the Company terminated its sponsored life insurance plan. To replace this benefit, the Company established a Death Benefit Only Plan (“DBO Plan”) for its executives other than the CEO. By participating in the DBO Plan, an executive agrees to limit his coverage under the Company’s other group life insurance plans to a maximum of $50,000. Under the DBO Plan, the executive’s designated beneficiary shall receive a benefit equal to three times the executive’s highest annual base salary plus target bonus (subject to certain limitations) as in effect on the April 1st preceding or coincident with his death if a participant dies while employed by the Company. If a participant dies after attaining age 65 or after his employment with the Company is otherwise terminated following a change of control of the Company, a payment equal to his highest annual base salary plus target bonus as in effect on the April 1st preceding or coincident with such event will be payable on behalf of the participant. The Company may, in its discretion, pay an additional amount in order to “gross up” the participant for some or all of the income taxes that may result from the benefits described above. The DBO Plan is further described under Other Potential Post-Employment Compensation.

To ensure the continuity of corporate management and the continued dedication of key executives during any period of uncertainty caused by the possible threat of a takeover, the Company entered into change of control severance protection agreements with key executives, including each of the Named Executive Officers. These agreements retain these executives and provide for management continuity in the event of an actual or threatened change-in-control. They also help ensure that executives’ interests remain aligned with shareholders’ interests during a time when their continued employment may be in jeopardy. The agreements provide for the payment and provision of certain benefits to the executives if there is a change of control of the Company and for additional benefits if there is a termination of the executive’s employment with the surviving entity within three years after the change of control. Following a review of these agreements and comparable agreements entered into by other companies with similarly situated executives, the Compensation Committee determined during 2006 to amend the terms of these agreements for the purpose of updating the agreements to incorporate certain new benefit arrangements adopted by the Company and to comply with Code Section 409A, which amendments were effected as of December 31, 2008. These agreements are further described under Other Potential Post-Employment Compensation.

The Company also has entered into separate agreements with Messrs. Blouch, Gudbranson, Richey and Slangen that provide for the payment of certain severance benefits upon terminations of employment other than terminations following a change of control of the Company. These agreements provide some level of income continuity should an executive’s employment be terminated without cause by the Company or by the executive for good reason. These agreements are further described under Other Potential Post-Employment Compensation.

In March, 2000, in recognition of the CEO’s more than twenty years of service at that time and the successful financial performance of the Company, the Compensation Committee established a Chairman and CEO Retirement Program. Under the program, upon his retirement, Mr. Mixon is to be provided with a spending account for reimbursement of expenses incurred in an ongoing role as consultant to the Company, and certain other benefits, for five years following his retirement. The Chairman and CEO Retirement Program is further described under Other Post-Employment Compensation.

Compensation Policies

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally provides that certain compensation in excess of $1 million per year paid to a public company’s chief executive officer and any of its four other highest paid executive officers is not deductible to the company unless the compensation qualifies for an exception. Section 162(m) provides an exception to the deductibility limit for “performance-based compensation” if certain requirements are met, including shareholder approval of the material terms of the performance goal. The Company’s equity incentive plans and annual cash bonus plan have been submitted to and approved by the Company’s shareholders. The Compensation Committee therefore believes that (i) most of the cash bonuses paid to the Named Executive Officers in accordance with the Executive Incentive Bonus Plan, and (ii) grants of stock options to key executives under the Company’s equity incentive plans pursuant to the Company’s long-term compensation awards qualify for full deductibility under Section 162(m). However, restricted stock grants and certain cash bonus awards paid to key executive officers (other than under the Executive Incentive Bonus Plan) may not qualify for the exception for performance-based compensation. To the extent practicable in view of its compensation philosophy, the Company seeks to structure its executive compensation to satisfy the requirements for the performance-based compensation exception under Section 162(m). Nevertheless, based upon the Company’s current compensation structure, the Compensation Committee believes that it is in the best interests of the Company and its shareholders for the Compensation Committee to retain flexibility in awarding incentive compensation in the form of restricted stock grants and cash bonus awards that may not qualify for the exception for performance-based compensation. The Compensation Committee will continue to review and evaluate, as necessary, the impact of Section 162(m) on the Company and intends to make a determination with respect to this issue on an annual basis.

Section 409A of the Internal Revenue Code

Section 409A of the Internal Revenue Code generally provides that arrangements involving the deferral of compensation that do not comply in form and operation with Section 409A or are not exempt from Section 409A are subject to increased tax, penalties and interest. If a deferred compensation arrangement does not comply with or is not exempt from Section 409A, employees may be subject to accelerated or additional tax, or interest or penalties, with respect to the compensation. The Company generally seeks to structure its deferred compensation arrangements with its employees to comply with or qualify for an exemption from Section 409A. The Compensation Committee believes that deferred compensation arrangements that do not comply with Section 409A would be of significantly diminished value to its executives. Accordingly, the Compensation Committee has amended the supplemental executive retirement plan, non-qualified deferred compensation plans and other relevant compensation arrangements to comply with Section 409A.

Stock Ownership Guidelines

The Company maintains stock ownership guidelines for its Named Executive Officers and other executives for the purpose of aligning the interests of key executives with those of the shareholders of the Company. They also reinforce the primary reason for offering long-term compensation awards.

Moreover, it holds those executives most responsible for creating shareholder value more accountable than other employees. Under the current guidelines of the stock ownership program, executives are expected to own shares equal in value to the following levels:

•	CEO — five times base salary

•	President and COO — three times base salary

•	CFO — two times base salary

•	Senior Vice Presidents — two times base salary

Executive officers are expected to reach these levels of ownership over five (5) years, beginning February 28, 2005, or from their hire date thereafter, and maintain such levels afterward. The number of shares required to be held is established by multiplying the applicable executive’s salary by the applicable multiple and dividing by the Company’s average daily stock price for the previous year. “Stock ownership” is defined to include shares held directly or indirectly by the executive, all unvested restricted stock held by the executive and 30% of the shares underlying unexercised stock options held by the executive that are “in the money” by at least 20%. For purposes of this policy, ownership of the Company’s Class B common shares is treated as ownership of common shares. As of December 31, 2008, each of the Named Executive Officers was in compliance with these guidelines.

Report of the Compensation and Management Development

Committee on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on that review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in the Company’s definitive proxy statement prepared in connection with its 2009 Annual Meeting of Shareholders.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

James C. Boland, Chairperson

Bernadine P. Healy, M.D.

William M. Weber

The above Report of the Compensation and Management Development Committee does not constitute soliciting material and should not be deemed filed with the Commission or subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information in this Report be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act. If this Report is incorporated by reference into the Company’s Annual Report on Form 10-K, such disclosure will be furnished in such Annual Report on Form 10-K and will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act as a result of furnishing the disclosure in this manner.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation and Management Development Committee was at any time during 2008 or at any other time an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation and Management Development Committee. James C. Boland, Bernadine P. Healy, M.D., General James L. Jones and William M. Weber were the non-employee directors who served on the Compensation and Management Development Committee during 2008.

Summary Compensation Table

The following table presents the total compensation to the Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers of the Company in 2008, 2007 and 2006 (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)		Non- Equity Incentive Plan Compen- sation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)		All Other Compensation ($)(7)		Total ($)
A. Malachi Mixon, III	2008	1,106,000	—	751,909	391,981		1,106,000	—	(6)	144,422	(8)	3,500,312
Chairman and Chief Executive Officer	2007	1,074,450	—	614,292	222,508		1,074,450	973,025		104,495	(8)	4,063,220
	2006	1,074,450	—	497,383	62,974		—	1,095,261		118,397	(8)	2,848,465
Gerald B. Blouch	2008	694,000	—	358,954	155,266		659,300	721,839		93,841	(10)	2,683,200
President and Chief Operating Officer(9)	2007	674,200	—	326,012	89,637		640,490	707,985		69,848	(10)	2,508,172
	2006	674,200	—	297,140	25,375		—	593,781		70,840	(10)	1,661,336
Robert K. Gudbranson	2008	247,443	__	22,930	42,471		243,750	312,155		27,671	(11)	973,977
Chief Financial Officer(9)
Joseph B. Richey, II	2008	435,000	—	49,470	40,524		326,250	—	(6)	46,072	(12)	897,316
President — Invacare Technologies and Senior Vice President — Electronics and Design Engineering	2007 2006	422,200 422,200	— —	25,729 5,099	22,731 6,433		316,650 —	— —	(6) (6)	32,854 42,426	(12) (12)	820,164 476,158
Louis F.J. Slangen	2008	398,000	—	49,470	40,524		298,500	363,552		66,370	(13)	1,216,416
Senior Vice President — Global Sales and Marketing	2007 2006	386,200 386,200	— —	25,729 5,099	22,731 6,433		289,650 —	337,844 253,201		46,738 55,598	(13) (13)	1,108,892 706,531
Gregory C. Thompson	2008	66,866	—	—	10,753	(14)	—	212,644		16,517	(15)	306,780
Former Chief Financial Officer(9)	2007	401,200	—	171,600	42,178		300,900	141,759		50,137	(15)	1,107,774
	2006	401,200	—	197,366	11,937		—	199,008		66,431	(15)	875,942

(1)	Of the amounts disclosed in this column, the following Named Executive Officers deferred the following portions of such amounts into the DC Plus Plan during 2008: (i) Mr. Mixon: $65,910; (ii) Mr. Blouch: $20,820; (iii) Mr. Gudbranson: $0; (iv) Mr. Richey: $0; (v) Mr. Slangen: $15,920; and (vi) Mr. Thompson: $3,343; during 2007: (i) Mr. Mixon: $88,326; (ii) Mr. Blouch: $1,107; (iii) Mr. Richey: $2,769; and (iv) Mr. Thompson: $941; and during 2006: (i) Mr. Mixon: $98,011; (ii) Mr. Blouch: $18,397; (iii) Mr. Richey: $15,289; (iv) Mr. Slangen: $10,405; and (v) Mr. Thompson: $18,148.

(2)	The values reported in this column represent the dollar amount of expense recognized for financial statement purposes for the fiscal year ended December 31, 2008, 2007 and 2006, respectively, in accordance with FAS 123R with respect to all restricted stock awarded to each officer during and prior to 2008, 2007 and 2006. For a summary of the terms of these awards, see the Grants of Plan-Based Awards Table that follows. For a description of the assumptions made in computing the values reported in this column, see “Shareholders’ Equity Transactions” in the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

(3)	The values reported in this column represent the dollar amount of expense recognized for financial statement purposes, adjusted to exclude the impact of an assumed forfeiture percentage, for the fiscal year ended December 31, 2008, 2007 and 2006, respectively, in accordance with FAS 123R with respect to all stock options awarded to each officer during and prior to 2008. For a summary of the terms of these awards, see the Grants of Plan-Based Awards Table that follows. For a description of the assumptions made in computing the values reported in this column, see “Shareholders’ Equity Transactions” in the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

(4)	The amounts for 2008 in this column represent compensation payable under the Executive Incentive Bonus Plan. For a description of the 2008 bonus opportunities established by the Compensation Committee under the Executive Incentive Bonus Plan, see footnote (3) to the Grants of Plan-Based Awards Table that follows.

(5)	The amounts reported in this column represent the amounts accrued as expense by the Company in 2008, 2007 and 2006 in accordance with the requirements of FAS 87 and FAS 158 as they relate to the change in present value of the accumulated benefit obligation to the named executives under the SERP. Because four of the named executive officers are already fully vested under the SERP, there was no material increase during 2008, 2007 or 2006 in the actual benefit payable under the SERP to any of the named executives except Mr. Gudbranson who was credited with an additional year of service in 2008 and Mr. Thompson who was credited with an additional year of service in each of 2007 and 2006. No above market or preferential earnings on nonqualified deferred compensation were earned by any officer in 2008, 2007 or 2006.

(6)	The aggregate change in actuarial present value of the accumulated benefits under the SERP for Mr. Mixon in 2008 was a decrease of $134,190. The aggregate change in the actuarial present value of the accumulated benefits under the SERP for Mr. Richey was a decrease of $683,831 in 2008, a decrease of $79,920 in 2007 and a decrease of $58,820 in 2006. These decreases in the SERP benefits were primarily due to the participant’s age, the relationship between the rate of change in his annual compensation and the rate projected under the previously-existing benefit calculation factors and due to increasing plan offsets, which reduce SERP benefits. Commencing in 2009, these factors will no longer apply to the executives.

(7)	Compensation reported in this column includes (i) the value of dividends earned on outstanding restricted stock awards (ii) the value of Company contributions made in 2008, 2007 and 2006 on behalf of the officer to the Invacare Retirement Savings Plan and the DC Plus Plan; (iii) the value of premiums paid by the Company under the Company’s Executive Disability Income Plan (or, in the case of Mr. Mixon, the premium under a separate disability insurance policy); and (iv) the incremental cost to the Company of perquisites provided by the Company, which include: the payment of premiums on excess liability insurance, an annual physical exam and health screening, and the availability of corporate sporting event tickets for personal use. Perquisites are valued on the basis of the aggregate incremental cost to the Company of providing the perquisite to the applicable officer. The value of personal use of corporate suites or tickets is the price shown on the ticket for the event and does not include annual fees or charges attributable to suite rental or ticket availability.

(8)	Other compensation for Mr. Mixon includes (i) in 2008, $13,800 contributed by the Company to the Invacare Retirement Savings Plan and $94,568 contributed by the Company to the DC Plus Plan; (ii) in 2007, $13,500 contributed by the Company to the Invacare Retirement Savings Plan and $50,967 contributed by the Company to the DC Plus Plan; and (iii) in 2006, $13,000 contributed by the Company to the Invacare Retirement Savings Plan and $53,396 contributed by the Company to the DC Plus Plan.

(9)	On January 15, 2008, Mr. Thompson resigned as Chief Financial Officer of the Company, effective as of March 1, 2008, at which time Mr. Blouch assumed the additional interim responsibilities as acting Chief Financial Officer. Mr. Gudbranson was hired as Chief Financial Officer effective April 1, 2008.

(10)	Other compensation for Mr. Blouch includes (i) in 2008, $13,800 contributed by the Company to the Invacare Retirement Savings Plan and $54,030 contributed by the Company to the DC Plus Plan; (ii) in 2007, $13,500 contributed by the Company to the Invacare Retirement Savings Plan and $26,952 contributed by the Company to the DC Plus Plan; and (iii) in 2006, $13,000 contributed by the Company to the Invacare Retirement Savings Plan and $30,048 contributed by the Company to the DC Plus Plan.

(11)	Other compensation for Mr. Gudbranson includes $10,710 contributed by the Company to the Invacare Retirement Savings Plan in 2008.

(12)	Other compensation for Mr. Richey includes (i) in 2008, $13,800 contributed by the Company to the Invacare Retirement Savings Plan and $22,471 contributed by the Company to the DC Plus Plan; (ii) in 2007, $13,500 contributed by the Company to the Invacare Retirement Savings Plan and $11,832 contributed by the Company to the DC Plus Plan; and (iii) in 2006, $12,452 contributed by the Company to the Invacare Retirement Savings Plan and $15,348 contributed by the Company to the DC Plus Plan.

(13)	Other compensation for Mr. Slangen includes (i) in 2008, $13,800 contributed by the Company to the Invacare Retirement Savings Plan and $22,011 contributed by the Company to the DC Plus Plan; (ii) in 2007, $13,500 contributed by the Company to the Invacare Retirement Savings Plan and (iii) in 2006, $11,636 contributed by the Company to the Invacare Retirement Savings Plan, $13,104 contributed by the Company to the DC Plus Plan and $13,396 in premiums paid by the Company under the Executive Disability Income Plan.

(14)	Mr. Thompson’s resignation as Chief Financial Officer, effective March 1, 2008, resulted in the forfeiture of 18,366 restricted stock awards with a weighted average fair value of $28.45 and a reversal of $112,205 in expense by the Company in 2008. Mr. Thompson also forfeited stock options to purchase 190,500 of the Company’s common shares in connection with his resignation, which resulted in a reduction of $26,522 in future expense that would have been recognized by the Company.

(15)	Other compensation for Mr. Thompson includes (i) in 2008, $11,367 contributed by the Company to the DC Plus Plan; (ii) in 2007, $13,500 contributed by the Company to the Invacare Retirement Savings Plan and $10,572 contributed by the Company to the DC Plus Plan; and (iii) in 2006, $12,032 contributed by the Company to the Invacare Retirement Savings Plan and $14,123 contributed by the Company to the DC Plus Plan.

Grants of Plan-Based Awards For Fiscal Year 2008

The following table shows, for the Named Executive Officers, plan-based awards to those officers during 2008, including restricted stock awards and stock option grants, as well as other incentive plan awards.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
A. Malachi Mixon, III	8/20/08				42,600	(1)				$25.79
	8/20/08						108,500	(3)	$25.79	$7.44
	3/4/08	(5)	1,106,000	(5)
Gerald B. Blouch	8/20/08				14,900	(1)				$25.79
	8/20/08						38,000	(3)	$25.79	$7.44
	3/4/08	(5)	659,300	(5)
Robert K. Gudbranson	4/1/08				2,500	(2)				$22.38
	8/20/08				8,800	(1)				$25.79
	4/1/08						27,500	(4)	$22.38	$6.15
	8/20/08						22,300	(3)	$25.79	$7.44
	3/4/08	(5)	243,750	(5)
Joseph B. Richey, II	8/20/08				4,800	(1)				$25.79
	8/20/08						12,100	(3)	$25.79	$7.44
	3/4/08	(5)	326,250	(5)
Louis F.J. Slangen	8/20/08				4,800	(1)				$25.79
	8/20/08						12,100	(3)	$25.79	$7.44
	3/4/08	(5)	298,500	(5)
Gregory C. Thompson(6)	—	—	—	—	—		—		—	—

(1)	Restricted shares granted pursuant to the Invacare Corporation 2003 Performance Plan (the “2003 Plan”). These shares vest in 25% increments over four years, commencing November 15, 2009. Dividends accrue and are payable based on the total shares awarded as of the date of grant, irrespective of whether the shares have vested.

(2)	Restricted shares granted pursuant to the Invacare Corporation 2003 Performance Plan (the “2003 Plan”). These shares vest in 25% increments over four years, commencing May 15, 2009. Dividends accrue and are payable based on the total shares awarded as of the date of grant, irrespective of whether the shares have vested.

(3)	Stock options to purchase common shares of the Company granted under the 2003 Plan. These options become exercisable in 25% increments over four years, commencing September 30, 2009 and expire on August 21, 2018.

(4)	Stock options to purchase common shares of the Company granted under the 2003 Plan. These options become exercisable in 25% increments over four years, commencing March 31, 2009 and expire on April 21, 2018.

(5)	On March 4, 2008, the Compensation Committee established performance goals under the Executive Incentive Bonus Plan for the purpose of providing financial incentives for 2008 to certain key employees, including all of the officers included in the above table. See the “Annual Cash Bonus” discussion in Compensation Discussion and Analysis above for a description of the terms of these awards.

(6)	Mr. Thompson resigned as Chief Financial Officer effective March 1, 2008.

Restricted Stock and Stock Options

Each of the restricted stock awards and stock option grants set forth in the above table was awarded under the 2003 Plan. Under the 2003 Plan, and the restricted stock and option award agreements entered into in connection with the awards, the Compensation Committee may make certain adjustments to the awards and the awards may be terminated or amended, as further described below.

Adjustments.    In the event of a recapitalization, stock dividend, stock split, reverse stock split, distribution to shareholders (other than cash dividends), or similar transaction, the Compensation Committee can adjust, in any manner that it deems equitable, the number and class of shares that may be issued under the 2003 Plan and the number and class of shares, and the exercise price, applicable to outstanding awards.

Termination of Awards.    The Compensation Committee may cancel any awards if, without the Company’s prior written consent, the participant (1) within 18 months after the date such participant terminates employment with the Company, renders services for an organization, or engages in a business, that is (in the judgment of the Compensation Committee) in competition with the Company, or (2) discloses to anyone outside of Invacare, or uses for any purpose other than Invacare’s business, any confidential information relating to the Company. In addition, the Compensation Committee may, subject to certain conditions in the 2003 Plan and in its discretion, require the participant to return the economic value of any award that the participant realized or obtained prior to and after such participant engaged in any of the above activities.

Amendment of Awards.    The Compensation Committee may, in its discretion, amend the terms of any award under the 2003 Plan, including to waive, in whole or in part, any restrictions or conditions applicable to, or to accelerate the vesting of, any award. This authority is subject to certain restrictions. In particular, the Compensation Committee may not amend an award in a manner that impairs the rights of any participant without his or her consent, or to reprice any stock options or stock appreciation rights at a lower exercise price, unless in accordance with an adjustment in the context of certain transactions described above.

In addition, in the event of a change in control of the Company, as defined in the 2003 Plan, unless the Board of Directors determines otherwise, (1) all outstanding stock options and stock appreciation rights will become fully exercisable, and (2) all restrictions and conditions applicable to restricted stock and other awards exercisable for common shares of the Company will be deemed to have been satisfied. Any other determination by the Board of Directors that is made after the occurrence of the change in control will not be effective unless a majority of the Directors then in office are “continuing directors” and the determination is approved by a majority of the “continuing directors” for this purpose (or is approved by a committee comprised solely of such “continuing directors”). “Continuing directors” are Directors who were in office prior to the change in control or were recommended or elected to succeed “continuing directors” by a majority of the “continuing directors” then in office (or by a committee comprised solely of such “continuing directors” then in office).

If the Board of Directors or any appropriate committee has determined that any fraud or intentional misconduct by a participant in the 2003 Plan was a significant contributing factor to the Company having to restate all or a portion of its financial statement(s), the Board or committee may take, in its discretion, such actions as it deems necessary to remedy the misconduct and prevent its recurrence. In determining what remedies to pursue, the Board or committee will take into account all relevant factors, including whether the restatement was the result of fraud or intentional misconduct. The Board may, to the extent permitted by applicable law, in all appropriate cases, require forfeiture of any equity compensation awarded to the participant for any fiscal period commencing on or after January 1, 2008 if and to the extent that (1) the amount awarded was calculated, or the vesting of the award was, based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (2) the participant engaged in any fraud or intentional misconduct that significantly contributed to the need for the restatement, and (3) the amount or vesting of the equity compensation award that would have been awarded to the participant had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the Board may terminate the participant’s employment, authorize legal action, or take such other action to enforce the participant’s obligations to the Company as it may deem appropriate in view of all the facts surrounding the particular case.

The above description highlights certain terms and conditions applicable to the restricted stock and option awards set forth in the Grants of Plan-Based Awards Table above. This summary is not a complete description of the 2003 Plan and is qualified in its entirety by reference to the 2003 Plan, and to the form of Stock Option Agreement under the 2003 Plan and the form of Restricted Stock Agreement under the 2003 Plan, which are included as Exhibits 10(y) and 10(x), respectively, to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Executive Incentive Bonus Plan

The Executive Incentive Bonus Plan was unanimously approved and adopted by the Compensation Committee as of March 2, 2005 and was approved and adopted by the shareholders of the Company on May 25, 2005. See the Compensation Discussion and Analysis for a discussion of awards under the Executive Incentive Bonus Plan during 2008.

Purpose.    The Executive Incentive Bonus Plan is intended to provide an incentive to the Company’s executive officers to improve the Company’s operating results and to enable the Company to recruit and retain key officers by making the Company’s overall compensation program competitive with compensation programs of other companies with which the Company competes for executive talent.

Administration.    The plan is administered by the Compensation Committee, which generally has the authority to determine the manner in which the Executive Incentive Bonus Plan will operate, to interpret the provisions of the plan and to make all determinations under the plan.

Eligibility and Participation.    All officers of the Company are eligible to be selected to participate in the Executive Incentive Bonus Plan. The Compensation Committee has the discretion to select those officers who will participate in the plan in any given year. A participant must be employed by the Company on the payment date in order to receive an award under the Executive Incentive Bonus Plan, unless the officer’s employment terminated prior to the payment as a result of death, disability, or retirement. Unless the Compensation Committee determines otherwise, an officer whose employment terminates for any other reason prior to the payment date will not be eligible to receive a bonus award. For 2008, the Compensation Committee determined that the eligible participants under the plan included Messrs. Mixon, Blouch, Gudbranson, Richey and Slangen, as well as the Company’s Senior Vice President, General Counsel and Secretary and the Senior Vice President of Human Resources.

Awards under the Executive Incentive Bonus Plan.    Awards under the plan are designed to ensure that the compensation of the Company’s officers is commensurate with their responsibilities and contribution to the success of the Company based on market levels indicated by compensation data obtained from time to time by the Company or the independent consultant. For each calendar year or other predetermined performance period, the Compensation Committee will establish a target bonus for each eligible officer, payable if a specified performance goal is satisfied for such performance period.

Performance Goals.    The performance goal for each performance period will provide for a targeted level or levels of performance using one or more of the following predetermined measurements: stock price, net sales, income from operations, earnings before income tax, earnings per share, cost controls, return on assets, and return on net assets employed. For 2008, the bonus award was based upon satisfaction of an adjusted earnings per share target, as further described above in the footnotes to the Grants of Plan-Based Awards table.

The performance goal for a performance period is established in writing by the Compensation Committee on or before the latest date permissible to enable the bonus award to qualify as “performance based compensation” under Section 162(m) of the Internal Revenue Code. The Compensation Committee may during this same time period adjust or modify the calculation of a performance goal for the performance period in order to prevent the dilution or enlargement of the rights of participants (1) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (2) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles or business conditions; and (3) in view of the Compensation Committee’s assessment of the Company’s business strategy, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant by the Compensation Committee. The Compensation Committee may establish various levels of bonus depending upon relative performance toward a performance goal.

The target bonus payable to any officer for a performance period is a specified percentage of the officer’s compensation for the performance period, but in no event will the bonus payable to any officer for a performance period exceed $5,000,000. This maximum bonus amount was set in part to permit the Executive Incentive Bonus Plan to accommodate continued growth of the Company and also to comply with the requirements of Section 162(m) of the Internal Revenue Code. The Board of Directors believes that this limit will provide the Compensation Committee with sufficient flexibility to reward exceptional contributions toward the Company’s success. As described in the Compensation Discussion and Analysis elsewhere in this proxy statement, the Compensation Committee currently seeks to give each executive officer an opportunity to earn an annual cash bonus if the target is achieved that would result in total annual cash compensation to the executive officer that approximates the 75th market percentile of compensation paid by other employers with which the Company may compete for executive talent.

In the event of a change in control of the Company, the amount payable to each eligible participant in the plan at the time of such change in control would be equal to the greater of (1) the target bonus that would have been paid if the performance goal for the calendar year in which the change in control occurs had been achieved, or (2) the bonus that would have been paid to the participant if the performance goal that was actually achieved during the portion of the calendar year which occurs prior to the change in control is annualized for the entire calendar year.

If the Board of Directors or any appropriate committee has determined that any fraud or intentional misconduct by a participant in the Executive Incentive Bonus Plan was a significant contributing factor to the Company having to restate all or a portion of its financial statement(s), the Board or committee may take, in its discretion, such actions as it deems necessary to remedy the misconduct and prevent its recurrence. In determining what remedies to pursue, the Board or committee will take into account all relevant factors, including whether the restatement was the result of fraud or intentional misconduct. The Board may, to the extent permitted by applicable law, in all appropriate cases, require reimbursement of any bonus or incentive compensation paid to the participant for any fiscal period commencing on or after January 1, 2008 if and to the extent that (1) the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (2) the participant engaged in any fraud or intentional misconduct that significantly contributed to the need for the restatement, and (3) the amount of the bonus or incentive compensation that would have been awarded to the participant had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the Board may terminate the participant’s employment, authorize legal action, or take such other action to enforce the participant’s obligations to the Company as it may deem appropriate in view of all the facts surrounding the particular case.

Amendment and Termination.    The Company reserves the right, exercisable by the Compensation Committee, to amend the Executive Incentive Bonus Plan at any time and in any respect, or to terminate the plan in whole or in part at any time and for any reason. Amendments will be subject to the approval of the Company’s shareholders in such manner and with such frequency as is required under Section 162(m) of the Internal Revenue Code.

Outstanding Equity Awards at December 31, 2008

The following table shows, for the Named Executive Officers, outstanding equity awards held by such officers at December 31, 2008.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
A. Malachi Mixon, III	149,500				$23.6875	3/1/09
	176,600				$18.6875	8/31/09
	250,000				$23.4375	3/6/10
	141,300				$25.1250	8/24/10
	112,800				$33.50	10/31/11
	122,400				$36.40	8/21/12
	137,900				$37.70	8/20/13
	142,000				$44.30	8/24/14
							2,712	(1)	$42,090
	120,800				$41.87	9/8/15
							7,464	(2)	$115,841
							17,600	(3)	$273,152
	44,050	44,050	(4)		$22.66	8/23/16
							26,400	(5)	$409,728
	22,025	66,075	(6)		$23.71	8/22/17
							42,600	(7)	$661,152
		108,500	(8)		$25.79	8/20/18

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Gerald B. Blouch	63,700				$23.6875	3/1/09
	75,300				$18.6875	8/31/09
	100,000				$23.4375	3/6/10
	63,300				$25.1250	8/24/10
	50,600				$33.50	10/31/11
	55,000				$36.40	8/21/12
	58,700				$37.70	8/20/13
	56,300				$44.30	8/24/14
							1,679	(1)	$26,058
	45,400				$41.87	9/8/15
							4,620	(2)	$71,702
							7,100	(3)	$110,192
	17,750	17,750	(4)		$22.66	8/23/16
							10,650	(5)	$165,288
	8,875	26,625	(6)		$23.71	8/22/17
							14,900	(7)	$231,248
		38,000	(8)		$25.79	8/20/18

Robert K. Gudbranson		27,500	(9)		$22.38	4/1/18
		22,300	(8)		$25.79	8/20/18
							2,500	(10)	$38,800
							8,800	(7)	$136,576

Joseph B. Richey, II	25,500				$18.6875	8/31/09
	21,600				$23.6875	3/1/09
	21,000				$25.1250	8/24/10
	15,800				$33.50	10/31/11
	17,000				$36.40	8/21/12
	15,400				$37.70	8/20/13
	25,900				$44.30	8/24/14
	22,400				$41.87	9/8/15
							1,800	(3)	$27,936
	4,500	4,500	(4)		$22.66	8/23/16
							2,700	(5)	$41,904
	2,250	6,750	(6)		$23.71	8/22/17
							4,800	(7)	$74,496
		12,100	(8)		$25.79	8/20/18

Louis F.J. Slangen	21,800				$23.6875	3/1/09
	21,000				$25.1250	8/24/10
	20,000				$33.50	10/31/11
	21,800				$36.40	8/21/12
	21,500				$37.70	8/20/13
	25,900				$44.30	8/24/14
	22,400				$41.87	9/8/15
							1,800	(3)	$27,936
	4,500	4,500	(4)		$22.66	8/23/16
							2,700	(5)	$41,904
	2,250	6,750	(6)		$23.71	8/22/17
							4,800	(7)	$74,496
		12,100	(8)		$25.79	8/20/18

Gregory C. Thompson(11)	—	—			—	—	—		—

(1)	These restricted shares vest on May 1, 2009.

(2)	Half of these restricted shares vest on May 1, 2009, with the remaining half to vest on May 1, 2010.

(3)	Half of these restricted shares vest on November 15, 2009, with the remaining half to vest on November 15, 2010.

(4)	These stock options become exercisable in 25% increments over four years commencing September 30, 2007.

(5)	These restricted shares vest in approximate 1/3 increments over three years starting November 15, 2009.

(6)	These stock options become exercisable in 25% increments over four years commencing September 30, 2008.

(7)	These restricted shares vest in 25% increments over four years commencing November 15, 2009.

(8)	These stock options become exercisable in 25% increments over four years commencing September 30, 2009.

(9)	These stock options become exercisable in 25% increments over four years commencing March 31, 2009.

(10)	These restricted shares vest in 25% increments over four years commencing May 15, 2009.

(11)	Mr. Thompson resigned as Chief Financial Officer of the Company effective March 1, 2008. Mr. Thompson forfeited all restricted shares held by him that were not vested as of the date of resignation. The unvested portion of stock options held by Mr. Thompson terminated as of the date of his resignation, and the vested portion of such stock options terminated three months after the date of Mr. Thompson’s resignation.

Option Exercises and Stock Vested During Fiscal Year 2008

The following table shows, for the Named Executive Officers, information regarding each exercise of a stock option and each vesting of restricted stock during 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
A. Malachi Mixon, III	120,750	110,486	2,627	$49,177
			2,711	$50,750
			3,732	$69,863
			8,800	$137,720
			8,800	$137,720
Gerald B. Blouch	57,600	52,704	1,627	$30,457
			1,678	$31,412
			2,310	$43,243
			3,550	$50,558
			3,550	$50,558
Robert K. Gudbranson	—	—	—	—
Joseph B. Richey, II	17,900	33,205	900	$14,085
			900	$14,085
Louis F.J. Slangen	18,600	21,483	900	$14,085
			900	$14,085
Gregory C. Thompson(1)	—	—	—	—

(1)	Mr. Thompson resigned as Chief Financial Officer of the Company effective March 1, 2008.

Pension Benefits for Fiscal Year 2008

The following table presents certain information for each of the Named Executive Officers with respect to the SERP.

Name	Plan Name(1)	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)(2)		Payments During Last Fiscal Year ($)(3)
A. Malachi Mixon, III	SERP	28		9,660,708	(4)	246,481
Gerald B. Blouch	SERP	17		4,619,282		117,855
Robert K. Gudbranson	SERP	5	(5)	304,388		7,766
Joseph B. Richey, II	SERP	24		1,446,710		36,911
Louis F.J. Slangen	SERP	21		2,049,847		52,299
Gregory C. Thompson	SERP	10	(6)	923,024		—

(1)	The SERP is the Company’s original Supplemental Executive Retirement Plan, as amended and restated into a cash balance plan which is intended to work in tandem with the original plan to operate effectively as one plan, as further described below under Supplemental Executive Retirement Plan (collectively, the “SERP”).

(2)	This column presents the actuarial present value of each officer’s accumulated benefit under the SERP, computed as of the same pension plan measurement date used for financial statement reporting purposes. For purposes of this calculation, (i) Named Executive Officers are assumed to have worked until the normal retirement age as defined in the SERP, which is the attainment of age 65 and (ii) Messrs. Mixon and Richey are assumed to have retired at December 31, 2008, at ages 68 and 72, respectively.

(3)	Payments during the last fiscal year are equal to taxable distributions made from the executive’s account balance under the plan to cover his or her FICA tax obligations due on the vested accrued benefit obligations as of December 31, 2008, and the related income tax on such distributions.

(4)	In recognition of Mr. Mixon’s successful completion of management succession planning and his past contributions to the Company, in 2000, the Compensation Committee waived the “Company contribution offset” to his SERP balance.

(5)	In consideration of his joining the Company in 2008, Mr. Gudbranson was credited with five years of service under the SERP.

(6)	In consideration of his joining the Company in 2002, Mr. Thompson was credited with five years of service under the SERP. Mr. Thompson resigned as Chief Financial Officer of the Company effective March 1, 2008.

Supplemental Executive Retirement Plan

In 1995, the Company established the SERP for certain executive officers to supplement other savings plans offered by the Company so as to provide a specific level of replacement compensation for retirement. In order to comply with Section 409A of the Code, the Supplemental Executive Retirement Plan has been amended and restated, effective as of December 31, 2008, as the Invacare Corporation Cash Balance Supplemental Executive Retirement Plan, which is referred to in this proxy statement as the “SERP.”

Prior to amendment, the SERP provided for an annual benefit equal to 50% of a participant’s annual base salary and target bonus on the April 1 immediately preceding or coincident with the date of termination. The benefit was reduced if the participant had less than 15 years of service with the Company. As amended, the SERP provides a benefit stated as a hypothetical account balance. Current participants, who were participants in the SERP prior to amendment, receive annual credits in the amount and for a maximum number of years as specified in their participation agreements. For such participants, the annual credits, together with annual interest credits, are currently intended by the Compensation Committee to result in a benefit at normal retirement age that is substantially equivalent to the benefit that would have been provided at normal retirement age under the SERP prior to amendment. Future participants will receive annual credits that are a specified percentage (ranging from 8% to 35%, based on age at date of entry) of their annual base salary and target bonus for each year of employment, plus annual interest credits. The annual credits for such participants will not be made for any year in which the participant’s account balance at June 30 is equal to or greater than 3.65 times that year’s base salary and target bonus.

Normal retirement age is age 65 or attainment of age 62 with 15 years of service with the Company. Annual interest credits will continue as long as the participant retains an account under the SERP. The interest crediting rate currently is set at 6% per year, compounded annually, but may be changed from time to time by the Compensation Committee. A participant will vest in his benefit in 20% increments over 5 years; however, payment of a participant’s benefit generally will be made no earlier than normal retirement age, even if a participant terminates employment with a vested benefit prior to reaching normal retirement age. Also, retirement benefits generally are delayed until at least the later of the seventh month or the January after termination of employment. Upon entry into the SERP, a participant can make an election to receive his benefit, when it is ultimately paid, either in the form of a lump sum payment or in annual installments over a period not to exceed 25 years.

Notwithstanding the foregoing, if a participant’s employment is terminated within two years following a “change in control” (as such term is defined in the SERP), the participant’s account will become fully vested. In addition, his account will be credited with such additional amount as is necessary to bring the balance of the account to an amount equal to 3.65 times the greater of base salary plus target bonus for the year of termination or the preceding year, discounted from normal retirement age to the date of termination of employment (if earlier) at a rate of 6% compounded annually. Payment of the benefit to such participant shall be made six months after termination of employment. Furthermore, if a participant dies prior to distribution of his benefits, a lump sum payment of the greater of his account balance or his base salary and target bonus at the time of death will be paid to his beneficiary within 30 days after death. If a participant’s employment is terminated by reason of “disability” (as defined in the SERP), the participant will be entitled to an enhanced retirement benefit of not less than 3.65 times base salary plus target bonus, prorated for less than 15 years of service.

The SERP is a nonqualified plan and, thus, the benefits accrued under this plan would be subject to the claims of the Company’s general creditors if the Company were to file for bankruptcy. The benefits will be paid (1) from an irrevocable grantor trust which has been partially funded from the Company’s general funds and/or (2) directly from the Company’s general funds.

Nonqualified Deferred Compensation for Fiscal Year 2008

The following table presents information for each of the Named Executive Officers regarding contributions, earnings, withdrawals and balances under the DC Plus Plan.

Name	Executive Contributions in 2008 ($)(1)	Registrant Contributions in 2008 ($)(2)	Aggregate Earnings in 2008 ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at December 31, 2008 ($)(5)
A. Malachi Mixon, III	107,445	99,168	(395,688)	(23,619)	605,087
Gerald B. Blouch	20,820	58,630	(136,361)	(46,159)	783,380
Robert K. Gudbranson	—	—	—	—	—
Joseph B. Richey, II	9,500	27,071	(27,373)	(597,273)	61,196
Louis F.J. Slangen	15,920	26,611	(334,081)	(19,948)	1,355,079
Gregory C. Thompson(6)	93,613	11,367	(7,999)	(241,081)	—

(1)	The amounts reported in this column represent the portion of the officer’s salary and/or bonus, as reported in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table, that was deferred into the plan.

(2)	The amounts reported in this column have been included with respect to each officer in the “All Other Compensation” column of the Summary Compensation Table above, as described in footnote (7) to that Table.

(3)	No portion of the amounts reported in this column that represent accrued interest has been included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table, since none of the amounts reported in this column represent above-market or preferential interest or earnings accrued on the applicable plan. Please see the discussion below under DC Plus Plan for a description of how earnings under the plan are calculated.

(4)	The distributions shown for each of Messrs. Mixon, Blouch, Thompson, Richey and Slangen reflect a transfer to the officer’s account under the tax-qualified Invacare Retirement Savings Plan up to the amount allowed by IRS limitations, pursuant to the terms of the DC Plus Plan. The remaining amount of the distributions shown for Messrs. Thompson, Blouch, and Richey reflect their election during 2008 to withdraw a portion of the balance of their accounts pursuant to the terms of the plan.

(5)	Other than registrant contributions (and the earnings thereon) made by the Company on behalf of each Named Executive Officer, the account balances shown in this column are solely attributable to deferrals by the Named Executive Officers of previously earned compensation and the earnings on these amounts.

(6)	Mr. Thompson resigned as Chief Financial Officer of the Company effective March 1, 2008.

DC Plus Plan

The DC Plus Plan is a non-qualified contributory savings plan for highly compensated employees. The program is offered to allow participants to defer compensation above the amount allowed in the Invacare Retirement Savings Plan, the Company’s qualified retirement plan, and to provide participants with additional pre-tax savings opportunities. The DC Plus Plan is the successor to a prior non-qualified plan, the 401(k) Plus Plan. In 2004, the Company froze what was originally established as the 401(k) Plus Plan and prohibited further deferrals and contributions to that plan for compensation earned after December 31, 2004. It then adopted the DC Plus Plan, effective January 1, 2005, in order to address the requirements of Section 409A of the Code. All benefits of the participants earned and vested in the 401(k) Plus Plan as of December 31, 2004 remain preserved under and subject to the existing plan provisions. These plans are referred to in this proxy statement collectively as the “DC Plus Plan.”

The DC Plus Plan allows participants to defer all or any portion of their annual cash bonus compensation and up to 50% of their salary into the plan. The Company provides matching contribution credits on amounts deferred of up to an annual maximum of 2% of salary, in accordance with the matching contribution percentage formula provided under the Retirement Savings Plan, and reduced by the matching contributions under that plan. The Company also provides for quarterly contribution credits in accordance with the quarterly contribution formula under the Retirement Savings Plan, of up to 4% of salary in excess of the qualified plan compensation limit. Participants may allocate contributions among an array of funds representing a full range of risk/return profiles, including Company common shares reflected in phantom share units. Employee deferrals and contributions by the Company for the benefit of each employee are credited with earnings, gains or losses based on the performance of investment funds selected by the employee. Earnings under the DC Plus Plan in 2008 were based on the following underlying funds, which had the following annual returns in 2008:

Managed Income Portfolio, 0.21%; PIMCO Total Return Fund, 4.56%; Dodge & Cox Balanced Fund, (46.69%); Fidelity Equity-Income Fund, (10.98%); Spartan U.S. Equity Index Fund, (8.40%); Harbor Small Cap Value Fund, (33.03%); Fidelity Growth Company Fund, (3.92%); Harbor Small Cap Growth Fund, (40.42%); Fidelity Diversified International Fund, (10.23%); and Invacare Common Stock, 22.05%. This array of funds is comparable to the array of funds offered for investment under the Invacare Retirement Savings Plan. Participants do not have any direct interest in or ownership of the funds. Participant’s contributions are always 100% vested and employer contributions vest according to a five year graduated scale. Distributions under the DC Plus Plan may be made only upon termination of the participant’s employment, death, or hardship, or at a time certain specified by the participant at the time of deferral in accordance with the terms of the plan. In contrast, amounts held under the original 401(k) Plus Plan may still be distributed at any time at the election of the participant, subject to the forfeiture by the participant of 5% of the amount distributed. All distributions under the DC Plus Plan are in the form of cash. Distributions due to termination of employment are made approximately 90 days after termination of employment (or the seventh month after termination of employment in the case of key employees (as that term is defined in the Code)). Distributions are paid in the form of a lump sum, except that a participant may elect to have payment made in installments over a period of up to 15 years if termination occurs after retirement age (age 55 with 10 years of service) and the account is over a minimum amount. Elections to participate in the DC Plus Plan must be made by the employee in accordance with the requirements of the plan and applicable law.

Other Potential Post-Employment Compensation

Severance and Change of Control Benefits

Upon termination of employment for certain reasons (other than a termination following a change of control of the Company) severance benefits may be paid to the Named Executive Officers. The severance benefits payable to Mr. Blouch are addressed in his Severance Protection Agreement, discussed below, and the severance benefits payable to Messrs. Gudbranson, Richey and Slangen are addressed in the description of each of their respective letter agreements below. Mr. Mixon is not covered under a general severance agreement, but is entitled to receive benefits under a change of control agreement (discussed below under Change of Control Agreements) like all of the other Named Executive Officers and under a Chairman and CEO Retirement Program (discussed below under Chairman and CEO Retirement Program).

Severance Protection Agreement

In 2002, the Company entered into a Severance Protection Agreement with Mr. Blouch. Under the terms of the agreement, if Mr. Blouch’s employment is terminated by reason of death or disability, by the Company for cause (as defined in the agreement) or by Mr. Blouch other than for good reason (as defined in the agreement), he or his estate is entitled to receive payment of any compensation and benefits accrued but unpaid at the time of such termination. If Mr. Blouch’s employment is terminated by the Company other than for cause or by Mr. Blouch for good reason (but not due to death or disability), he then is entitled to receive the following benefits:

•

compensation equal to three times the amount of his then applicable annual base salary, to be paid in a lump sum no later than six months and a day following termination or, if earlier, by the 15th day of the third month following the calendar year in which termination occurred (“Short-term Date”);

•	75% of his target bonus for the year in which employment ends, to be paid in a lump sum no later than the Short-term Date;

•	any then-outstanding stock option grant or stock award shall immediately vest in full as of the date of termination of employment; and

•

the exercise period of any unexercised stock option shall be extended until two years after the date of termination of employment (unless the option expires earlier by its terms). In addition, Mr. Blouch may exercise all options by means of a cashless exercise program, so long as (a) the program is permitted under applicable law, and (b) the Company is not required to recognize additional compensation expense as a result of the exercise.

In accordance with the terms described above, assuming that Mr. Blouch’s employment with the Company was terminated by the Company other than for cause or by Mr. Blouch for good reason (but not due to death or disability) as of December 31, 2008, the amounts and/or values of the benefits he would be entitled to receive are as follows: (1) $2,082,000 in respect of three times his applicable base salary; (2) $494,475 in respect of 75% of his applicable target bonus; and (3) $604,488 in respect of the present value of acceleration of vesting of outstanding unvested stock option grants and restricted stock awards and of the extension of the exercise periods of outstanding unexercised stock options, for a total of $3,180,963. The agreement also provides that, if applicable, Mr. Blouch would be entitled to a lump sum payment as necessary to “gross up,” on an after-tax basis, Mr. Blouch’s compensation for all excise taxes and any penalties and interest imposed by Section 4999 of the Code.

The agreement contains provisions which restrict Mr. Blouch’s ability to engage in any business that is competitive with the Company’s business, or to solicit Company employees, customers or suppliers for a period of two years following the date of termination of his employment or two years after the last payment due to Mr. Blouch pursuant to the severance provisions described above, whichever is later. The agreement also contains provisions requiring Mr. Blouch to maintain the confidentiality of non-public Company information during and after his employment and to assign to the Company any rights that he may have in any intellectual property developed in the course of his employment. The agreement will automatically terminate upon a change in control (as defined in the agreement).

Other Severance Arrangements

The Company has entered into letter agreements with each of Messrs. Gudbranson, Richey and Slangen which provide that, upon a termination of employment other than by the Company for cause or following a change of control of the Company, each executive will be entitled to continuation of his then-applicable base salary for one year, to receive a pro rata portion of his target bonus for the year in which his employment ends based on the date of termination, and to continuation of health insurance benefits until the earlier of the end of the severance period or such time as he obtains employment that provides such coverage. The Company had entered into a similar letter agreement with Mr. Thompson, which terminated in connection with Mr. Thompson’s resignation as the Company’s Chief Financial Officer effective March 1, 2008.

In accordance with the terms described above, assuming that the employment of each of Messrs. Gudbranson, Richey and Slangen was terminated by the Company other than for cause as of December 31, 2008, and assuming that these individuals were not entitled to benefits under their change of control agreements, the amounts and/or values of the benefits they each would be entitled to receive are as follows: (1) Mr. Gudbranson would be entitled to $325,000 in respect of the continuation of his current base salary for one year, $243,750 in respect of his target bonus for the year and $12,956 in respect of the continuation of his current health insurance benefits for one year, for a total of $581,706; (2) Mr. Richey would be entitled to $435,000 in respect of the continuation of his current base salary for one year, $326,250 in respect of his target bonus for the year and $6,252 in respect of the continuation of his current health insurance benefits for one year, for a total of $767,502; and (3); Mr. Slangen would be entitled to $398,000 in respect of the continuation of his current base salary for one year, $298,500 in respect of his target bonus for the year and $12,956 in respect of the continuation of his current health insurance benefits for one year, for a total of $709,456.

The Company also has entered into a technical information and non-competition agreement with each of Messrs. Gudbranson, Richey, Slangen and Thompson which contain provisions requiring each executive to maintain the confidentiality of non-public Company information during and after his employment and to assign to the Company any rights that he may have in any intellectual property developed in the course of his employment. The agreements also contain provisions which restrict each executive’s ability to engage in any business that is competitive with the Company’s business, or to solicit Company employees, customers or suppliers for a period of three years following the date of termination of his employment; provided that, if the executive is unable to obtain employment consistent with his training and education solely because of the non-competition provisions of the agreement, the provisions will be effective only for so long as the Company makes monthly payments to the executive equal to his monthly base salary at the time of termination of his employment with the Company (including payment of premiums for health and life insurance as generally provided to the Company’s employees).

Change of Control Agreements

The Company has entered into change of control agreements with its executive officers, including each of the Named Executive Officers. The change of control agreement between the Company and Mr. Thompson terminated in connection with his resignation as the Company’s Chief Financial Officer effective March 1, 2008. The agreements continue through December 31 of each year and are automatically extended in one-year increments unless the Company gives prior notice of termination at least one year in advance. These agreements are intended to ensure the continuity of management and the continued dedication of the executives during any period of uncertainty caused by the possible threat of a takeover. Except for the payments described in the next paragraph, Invacare’s change of control agreements are so-called “double trigger” agreements in that they do not provide for benefits unless there is both a change of control of the Company and an executive is terminated without cause (as defined in the agreement) or resigns for good reason (as defined in the agreement) within three years after the change of control.

In the event that there is a change of control of the Company (as defined in the agreement), then on the first anniversary of the change of control, each covered executive (a) who is still employed by the Company, (b) whose employment was involuntarily terminated after the Change in Control for any reason other than cause (as defined in the agreement), death or disability, or (c) who terminated employment for good reason (as defined in the agreement) is entitled to receive a payment equal to the sum of (x) the highest annual base salary paid by the Company to the executive since the effective date of the agreement; and (y) the higher of the executive’s target bonus in the year in which the change of control occurs or the target bonus in the preceding year (such sum being hereinafter referred to as “Base Compensation”). Assuming a change of control of the Company as of December 31, 2008, if each of the Named Executive Officers was entitled to the payment equal to his Base Compensation described in this paragraph, he would be entitled to receive the following: (1) Mr. Mixon: $2,212,000; (2) Mr. Blouch: $1,353,300; (3) Mr. Gudbranson: $568,750; (4) Mr. Richey: $761,250; and (5) Mr. Slangen: $696,500.

In addition, if the executive is terminated without cause (as defined in the agreement) or resigns for good reason (as defined in the agreement) at any time during the three year period following a change of control under the conditions set forth in the agreements, the executive will receive, in addition to accrued but unpaid salary, bonus and vacation pay, the following:

•	a lump sum amount equal to two times the executive’s Base Compensation;

•	a lump sum amount equal to three times the greatest contribution made by the Company to each of the Invacare Retirement Savings Plan and the DC Plus Plan on behalf of the executive for any year in the three years prior to the change of control, as well as a lump sum payment equal to the unvested portion of the executive’s account under the Invacare Retirement Savings Plan;

•

a lump sum amount equal to the sum of the contributions and interest that were scheduled to be added to the executive’s account under the SERP during the three year period immediately following the date of termination of employment if the executive had continued to be employed by the Company for three years after termination of employment, as reflected in the executive’s participation agreement under the SERP;

•

continuing coverage under the Company’s health, life and disability insurance programs (including those available only to executives and those generally available to employees of the Company) for three years after termination of employment; and

•	a lump sum payment as necessary to “gross up,” on an after-tax basis, the executive’s compensation for all excise taxes and any penalties and interest imposed by Sections 4999 and 409A of the Code.

The Company’s equity compensation plans, the 401(k) Plus Plan and the DC Plus Plan provide for the following upon a change in control:

•	accelerated vesting of all outstanding unvested stock options, so that all options become exercisable in full;

•	accelerated vesting of all outstanding restricted stock; and

•	immediate vesting of the executive’s rights under the 401(k) Plus Plan and the DC Plus Plan.

The change in control agreements also provide for these benefits if the executive is terminated without cause or resigns for good reason within three years after the change in control. Accordingly, the executive would receive the accelerated vesting of these benefits under the change in control agreements upon a qualifying termination of employment if they were not otherwise provided for under the plans at the time of the change of control, as a result of the Board determining not to accelerate vesting or due to an amendment in the terms of the plans. The change in control agreements further provide that all vested options will continue to be exercisable for two years after termination (unless the option earlier expires by its terms). Finally, the change in control agreements generally provide that the agreements will automatically terminate upon a termination of employment prior to a change in control. However, if an executive is involuntarily terminated or terminates employment for good reason (as defined in the agreement) within the six months before, and primarily in anticipation of, a change in control, then effective as of the date of the change in control, the executive will be vested in and entitled to receive the same benefits to which he would have been entitled to if his termination of employment had occurred after the change in control.

The table below reflects the approximate amounts that would be payable to each Named Executive Officer (other than Mr. Thompson, who resigned as the Company’s Chief Financial Officer effective March 1, 2008) under the individual change of control agreements assuming that the change of control occurred at December 31, 2008 and that such executive’s employment was terminated in a manner triggering payment of the above benefits, including a gross-up for certain taxes in the event that any payments made in connection with a change in control would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, and assuming that no payments would be subject to excise tax or penalties imposed by Section 409A of the Internal Revenue Code.

Name	Lump Sum Severance Amount(1)	Retirement Plan Enhancement(2)	Continuing Benefit Plan Coverage(3)	Early Vesting of Stock Options(4)	Early Vesting of Restricted Stock(4)	DBO Plan Coverage(5)	Estimated Tax Gross Up(6)	Total
A. Malachi Mixon, III	$8,682,131	$—	$71,031	$—	$404,785	$—	$—	$9,157,947
Gerald B. Blouch	$5,779,818	$—	$68,406	$—	$154,403	$1,353,300	$2,303,960	$9,659,887
Robert K. Gudbranson	$2,278,723	$466,541	$27,067	$—	$49,341	$568,750	$1,533,518	$4,923,940
Joseph B. Richey, II	$2,505,850	$1,174,576	$24,840	$—	$42,201	$761,250	$1,389,242	$5,898,049
Louis F. J. Slangen	$2,870,164	$—	$80,206	$—	$42,201	$696,500	$1,316,004	$5,005,075

(1)	This amount is comprised of (i) a lump sum amount equal to the executive’s retention payment (which is equal to his Base Compensation) plus an additional amount equal to two times the executive’s Base Compensation (which is $6,636,000 for Mr. Mixon, $4,059,900 for Mr. Blouch, $1,706,250 for Mr. Gudbranson, $2,283,750 for Mr. Richey and $2,089,500 for Mr. Slangen); (ii) a lump sum amount equal to three times the greatest contribution made by the Company on behalf of the executive for any year in the three years prior to the change of control to (A) the Invacare Retirement Savings Plan (which is $41,400 for Messrs. Mixon, Blouch, Richey and Slangen and $32,131 for Mr. Gudbranson), (B) the DC Plus Plan (which is $351,081 for Mr. Mixon, $202,266 for Mr. Blouch, $2,094 for Mr. Gudbranson, $93,897 for Mr. Richey and $84,342 for Mr. Slangen), and (iii) a lump sum amount equal to the sum of the contributions and credited interest which were scheduled to be added to the executive’s account under the SERP during the three year period following the change of control, if the executive had continued in the employ of the Company through the third anniversary of the change of control (which is $1,653,650 for Mr. Mixon, $1,476,252 for Mr. Blouch, $538,248 for Mr. Gudbranson, $86,803 for Mr. Richey and $654,922 for Mr. Slangen).

(2)	This amount is comprised of (i) the difference between (a) the present value of the retirement benefit payable to the executive under the SERP assuming that the executive’s SERP account includes such additional amounts as would be credited upon a termination of employment following a change of control of the Company and (b) the retirement benefit currently payable to the executive under the SERP without acceleration; (ii) the present value of the difference between (a) the amount of the executive’s vested account balance under the Invacare Retirement Savings Plan, assuming 100% vesting of all contributions, and (b) the amount of the executive’s currently vested account balance under the Invacare Retirement Savings Plan; (iii) the present value of the difference between (a) the amount of the executive’s vested account balance under the 401(k) Plus Plan, assuming 100% vesting of all contributions and (b) the amount of the executive’s currently vested account balance under the 401(k) Plus Plan; and (iv) the present value of the difference between (a) the amount of the executive’s vested account balance under the DC Plus Plan, assuming 100% vesting of all contributions and (b) the amount of the executive’s currently vested account balance under the DC Plus Plan. All Named Executive Officers are each currently 100% vested in the 401(k) Plus Plan and DC Plus Plan. The retirement benefits payable under the SERP to each of Messrs. Mixon, Blouch and Slangen are such that each of them would receive no additional benefits under the SERP as a result of a change of control.

(3)	This amount represents the present value of continuing coverage under the Company’s health, life and disability insurance programs (including those available only to executives and those generally available to employees of the Company) for three years following the date of termination.

(4)	These awards would become vested and the amount shown represents the present value of the acceleration of vesting under Section 4999 of the Internal Revenue Code. The early vesting of stock options would provide no present value as all such stock options are exercisable at exercise prices that are above the closing market price of the Company’s common shares as of December 31, 2008.

(5)	The amounts in this column are amounts that would be payable to beneficiaries of the Named Executive Officers under the Company’s Death Benefit Only Plan if the executive subsequently died following a termination of his employment after a change of control on December 31, 2008. See “Retirement and Other Post-Termination Benefits — Death Benefit Only Plan” below.

(6)	The estimated tax gross-up is calculated assuming that a change of control of the Company and termination of the executive’s employment occurred at December 31, 2008 and assuming that none of the payments made pursuant to the change of control agreements were made in consideration of past services.

Retirement and Other Post-Termination Benefits

The Company maintains other plans and arrangements with its Named Executive Officers which provide for post-employment benefits upon the retirement or death of the executives, as further described below.

Retirement Plans

The Company’s Named Executive Officers are eligible to participate in the SERP and the DC Plus Plan. The SERP and the present value of the accumulated benefits of each Named Executive Officer under the SERP are described elsewhere in this proxy statement under the Pension Benefits Table. The DC Plus Plan and the aggregate account balance of each Named Executive Officer under the plan are described elsewhere in this proxy statement under the Non-Qualified Deferred Compensation Table.

Death Benefit Only Plan

The Company maintains a Death Benefit Only Plan (“DBO Plan”) for its senior executives other than the CEO. By participating in the DBO Plan, an executive agrees to limit his coverage under the Company’s other group life insurance plans to a maximum of $50,000. Under the DBO Plan, subject to certain limitations, if a participant dies while employed by the Company, his designated beneficiary shall receive a benefit equal to three times the executive’s highest annual base salary plus target bonus as in effect on the April 1st preceding or coincident with his death. If a participant dies after attaining age 65 or after his employment with the Company is otherwise terminated following a change of control of the Company, a payment equal to his highest annual base salary plus target bonus as in effect on the April 1st preceding or coincident with such event will be payable on behalf of the participant. The Company may, in its discretion, pay an additional amount in order to “gross up” the participant for some or all of the income taxes that may result from the benefits described above. With respect to each Named Executive Officer (other than Mr. Thompson), if the executive had died on December 31, 2008, the following amounts would have been payable on an after-tax basis under the DBO Plan: (1) $4,059,900 to the beneficiaries of Mr. Blouch; (2) $791,700 to the beneficiaries of Mr. Richey (who is over age 65); (3) $2,089,500 to the beneficiaries of Mr. Slangen; and (4) $1,706,250 to the beneficiaries of Mr. Gudbranson. Upon a change of control of the Company, the Company’s obligations under the DBO Plan will be binding on any successor to the Company and the foregoing benefits would be payable to a participant under the DBO Plan in accordance with the terms described above upon the death of the participant following the change of control.

Chairman and CEO Retirement Program

In March 2000, the Company established a retirement program for Mr. Mixon. Under the program, upon his retirement, Mr. Mixon is to be provided with a spending account of $200,000 per year for each of the five years following retirement for reimbursement of office and clerical support, financial and legal planning and other reasonable expenses incurred in an ongoing role as consultant to the Company. If, at the end of any year, any amounts remain in such account, the remaining amounts are to be paid to Mr. Mixon or his beneficiaries. The program further provides that, for each of the five years following his retirement, Mr. Mixon will be reimbursed for the cost of private or first class airfare of up to a maximum of $30,000 per year, the cost of home security expenses of up to $2,000 per year and the annual premium cost for medical insurance for Mr. Mixon and his spouse that is substantially similar to that maintained by the Company on his behalf prior to his retirement. In addition, during the five years after his retirement, Mr. Mixon will continue to be eligible to participate, at the Company’s cost, in such personal umbrella insurance coverage and medical check-up benefit plans as may be maintained by the Company for its senior executives. The program will terminate on the earlier of the fifth anniversary of Mr. Mixon’s retirement from the Company or a change of control of the Company as defined under the Change of Control Agreements described above. The Company estimates that, assuming that Mr. Mixon retired from the Company at December 31, 2008, the total amount payable to Mr. Mixon in connection with the foregoing benefits over the five-year period following retirement would be equal to approximately $1,319,420.

Compensation of Directors

Non-employee directors were paid a $35,000 annual retainer in 2008, $2,000 per Board meeting attended and $1,500 per committee meeting attended, or $2,000 per committee meeting for the committee chairperson. If the Board or a committee meets via teleconference, the directors attending the meeting receive one-half of the normal Board or committee meeting attendance fee. In February 2008, the Company established the new position of Lead Director, who received an additional annual retainer of $10,000 in 2008. The Chairman of the Audit Committee received an additional annual retainer of $5,000 in 2008. Upon joining the Board of Directors, a newly-elected director receives a one-time grant of a stock options to purchase a number of shares equal to $150,000 divided by the market price of Invacare common shares on the date of grant, vesting over a four-year term. In addition, all non-employee directors have historically received annual stock option grants vesting over a four-year term. In August, 2008, each non-employee director was granted a stock option to purchase 6,919 shares.

Directors are eligible to defer compensation payable by the Company for their services as a director into discounted (to 75% of market value on the date of grant) stock options granted under the 2003 Plan. Of the amounts reflected in the “Fees Earned or Paid in Cash” column in the table below, Mr. Boland deferred $29,000, Mr. Delaney deferred $4,600, General Jones deferred $47,500 and Mr. Weber deferred $33,000 of their 2008 compensation and, as a result, each was issued stock options on December 14, 2007 with an exercise price per share discounted 25% from the closing price per share of the Company’s common shares as quoted on the New York Stock Exchange on that date.

2008 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($) (1)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)		Total ($)
James C. Boland	70,000	(2)	—	21,578	(3)	—	—	—		91,578
Michael F. Delaney	46,000	(4)	—	21,578	(5)	—	—	—		67,578
C. Martin Harris, M.D.	46,000	(6)	—	21,578	(7)	—	—	—		67,578
Bernadine P. Healy, M.D.	52,250	(8)	—	21,578	(9)	—	—	—		73,828
General James L. Jones	44,750	(10)	—	21,578	(11)	—	—	—		66,328
John R. Kasich	44,250	(12)	—	21,578	(13)	—	—	—		65,828
Dan T. Moore, III	52,750	(14)	—	21,578	(15)	—	—	—		74,328
William M. Weber	66,750	(16)	—	21,578	(17)	—	—	850	(18)	89,178

(1)

The values reported in this column represent the dollar amount of expense recognized for financial statement purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123R with respect to all stock options awarded to each director during or prior to 2008. The grant date fair value per share of the stock options granted to each of the directors in 2008 was between $6.59 and $8.97. For a description of the assumptions made in computing the values reported in this column, see “Shareholders’ Equity Transactions” in the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008. The values reported in this column do not reflect expense relating to discounted (to 75% of market value on the date of grant) stock options granted to Mr. Boland, Mr. Delaney and Mr. Weber in December 2008 in respect of deferred compensation payable by the Company for their services as a director in 2009.

(2)	The fees to Mr. Boland include a $35,000 retainer, a $10,000 additional retainer for his service as Lead Director, $8,000 for attendance at four Board meetings, $6,000 for attendance (as committee chairperson) at three meetings of the Compensation, Management Development and Corporate Governance Committee, $6,000 for attendance at four meetings of the Audit Committee, $3,000 for attendance at four teleconference meetings of the Audit Committee, $1,000 for attendance (as committee chairperson) at one teleconference meeting of the Governance Committee, and $1,000 for attendance (as committee chairperson) at one teleconference meeting of the Compensation Committee. Mr. Boland deferred certain of his 2008 director fees, as further described above.

(3)	As of the end of the fiscal year, Mr. Boland held options to buy 74,755 common shares of the Company under the Invacare Corporation 1994 Performance Plan and the Invacare Corporation 2003 Performance Plan. All options were granted between March 2, 1999 and December 11, 2008, at exercise prices between $10.695 to $47.01 per share, will expire between March 2, 2009 and August 20, 2018, and became or will become exercisable between December 31, 1999 and September 30, 2012.
(4)	The fees to Mr. Delaney include a $35,000 retainer, $8,000 for attendance at four Board meetings, and $3,000 for attendance at two meetings of the Investment Committee. Mr. Delaney deferred certain of his 2008 director fees, as further described above.

(5)	As of the end of the fiscal year, Mr. Delaney held options to buy 32,634 common shares of the Company under the Invacare Corporation 1994 Performance Plan and the Invacare Corporation 2003 Performance Plan. All options were granted between March 2, 1999 and December 11, 2008, at exercise prices between $10.695 to $47.01 per share, will expire between March 2, 2009 and August 20, 2018, and became or will become exercisable between March 31, 2000 and January 1, 2013.

(6)	The fees to Dr. Harris include a $35,000 retainer, $8,000 for attendance at four Board meetings, and $3,000 for attendance at two meetings of the Investment Committee.

(7)	As of the end of the fiscal year, Dr. Harris held options to buy 35,998 common shares of the Company under the Invacare Corporation 1994 Performance Plan and the Invacare Corporation 2003 Performance Plan. All options were granted between February 5, 2003 and August 20, 2008 at exercise prices between $22.68 to $47.01 per share, will expire between February 15, 2009 and August 20, 2018, and became or will become exercisable between December 31, 2003 and September 30, 2012.

(8)	The fees to Dr. Healy include a $35,000 retainer, $8,000 for attendance at four Board meetings, $4,000 for attendance at two meetings of the Investment Committee (as committee chairperson), $4,500 for attendance at three meetings of the Compensation, Management Development and Corporate Governance Committee and $750 for attendance at one teleconference meeting of the Compensation Committee.

(9)	As of the end of the fiscal year, Dr. Healy held options to buy 52,006 common shares of the Company under the Invacare Corporation 1994 Performance Plan and the Invacare Corporation 2003 Performance Plan. All options were granted between March 2, 1999 and August 20, 2008, at exercise prices between $16.03 to $47.01 per share, will expire between March 2, 2009 and August 20, 2018, and became or will become exercisable between December 31, 1999 and September 30, 2012.

(10)	The fees to General Jones include a $35,000 retainer, $6,000 for attendance at three Board meetings, $3,000 for attendance at two meetings of the Investment Committee, and $750 for attendance at one teleconference meeting of the Governance Committee. General Jones deferred certain of his 2008 director fees, as further described above.

(11)	As of the end of the fiscal year, General Jones held options to buy 28,319 common shares of the Company under the Invacare Corporation 2003 Performance Plan. All options were granted between July 9, 2007 and August 20, 2008, at exercise prices between $18.23 to $25.79 per share. As a result of his resignation as a director effective January 19, 2009, all of General Jones’ unexercised stock options terminated in accordance with their terms.

(12)	The fees to Mr. Kasich include a $35,000 retainer, $6,000 for attendance at three Board meetings, $1,000 for attendance (as committee chairperson) at one teleconference meeting of the Nominating Committee, $1,500 for attendance at one meeting of the Investment Committee, and $750 for attendance at one teleconference meeting of the Governance Committee.

(13)	As of the end of the fiscal year, Mr. Kasich held options to buy 57,175 common shares of the Company under the Invacare Corporation 1992 Non-Employee Directors Stock Option Plan, the Invacare Corporation 1994 Performance Plan and the Invacare Corporation 2003 Performance Plan. All options were granted between March 1, 2001 and August 20, 2008, at exercise prices between $18.1875 to $47.01 per share, will expire between February 20, 2009 and August 20, 2018, and became or will become exercisable between March 31, 2002 and September 30, 2012.

(14)	The fees to Mr. Moore include a $35,000 retainer, $8,000 for attendance at four Board meetings, $6,000 for attendance at four meetings of the Audit Committee, $3,000 for attendance at four teleconference meetings of the Audit Committee, and $750 for attendance at one teleconference meeting of the Nominating Committee.

(15)	As of the end of the fiscal year, Mr. Moore held options to buy 45,522 common shares of the Company under the Invacare Corporation 1994 Performance Plan and the Invacare Corporation 2003 Performance Plan. All options were granted between March 2, 1999 and August 20, 2008, at exercise prices between $16.3125 to $47.01 per share, will expire between March 2, 2009 and August 20, 2018, and became or will become exercisable between March 31, 2000 and September 30, 2012.

(16)	The fees to Mr. Weber include a $35,000 retainer, a $5,000 additional retainer for his service as Chairman of the Audit Committee, $8,000 for attendance at four Board meetings, $4,500 for attendance at three meetings of the Compensation, Management Development and Corporate Governance Committee, $8,000 for attendance (as committee chairperson) at four meetings of the Audit Committee, $4,000 for attendance (as committee chairperson) at four teleconference meetings of the Audit Committee, $750 for attendance at a teleconference meeting of the Nominating Committee, $750 for attendance at one teleconference meeting of the Governance Committee and $750 for attendance at one teleconference meeting of the Compensation Committee. Mr. Weber deferred certain of his 2008 director fees, as further described above.

(17)	As of the end of the fiscal year, Mr. Weber held options to buy 45,996 common shares of the Company under the Invacare Corporation 1994 Performance Plan and the Invacare Corporation 2003 Performance Plan. All options were granted between March 2, 1999 and December 11, 2008, at exercise prices between $10.695 to $47.01 per share, will expire between March 2, 2009 and August 20, 2018, and became or will become exercisable between March 31, 2000 and September 30, 2012.

(18)	Other compensation includes personal use of corporate suites or tickets to sporting events. See the discussion in footnote 7 to the Summary Compensation Table for a description of the Company’s methodology for determining the incremental cost of this perquisite.

Equity Compensation Plan Information

The following table provides information as of December 31, 2008 about our common shares that may be issued upon the exercise of options, warrants and rights granted under all of our existing equity compensation plans, including the Invacare Corporation 2003 Performance Plan, the Invacare Corporation 1994 Performance Plan and the Invacare Corporation 1992 Non-Employee Directors Stock Option Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	4,910,547		$29.37	746,320	(1)
Equity compensation plans not approved by security holders	11,211	(2)	—	—

Total	4,921,758		$29.37	746,320

(1)	Represents shares available under the Invacare Corporation 2003 Performance Plan. The Invacare Corporation 2003 Performance Plan allows for the granting of no more than 300,000 shares at an exercise price of zero and no more than 200,000 shares at an exercise price of not less than 75% of the market value on the date the option is granted. All other option grants must be made at not less than the market value on the date the option is granted.

(2)	Represents phantom share units in the 401(k) Plus Plan and the DC Plus Plan, which are allocated to participants’ accounts at their discretion as their investment choice.

OTHER MATTERS

The Board of Directors does not know of any matters to be presented at the annual meeting other than those stated in the Notice of Annual Meeting of Shareholders. However, if other matters properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote based on their best judgment on any other matters unless instructed to do otherwise.

Any shareholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by Invacare in connection with its annual meeting of shareholders to be held in 2010 must do so no later than December 10, 2009. To be eligible for inclusion in our 2010 proxy material, proposals must conform to the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended.

If a shareholder intends to present a proposal at Invacare’s 2010 annual meeting without inclusion of that proposal in our 2010 proxy materials and the proposal to amend Invacare’s Code of Regulations as contemplated by Proposal 4 in this proxy statement is approved by the Company’s shareholders at the 2009 annual meeting, the notice requirements set forth in the Code of Regulations as so amended will apply. In such event, the shareholder must give written notice of such proposal no less than 60 days nor more than 90 days prior to the first anniversary of the 2009 annual meeting, in accordance with the Code of Regulations, as amended. Unless we receive a notice of a shareholder proposal to be brought before the 2010 annual meeting by February 23, 2010, then Invacare may vote all proxies in its discretion with respect to any shareholder proposal properly brought before such annual meeting.

Upon the receipt of a written request from any shareholder, Invacare will mail, at no charge to the shareholder, a copy of Invacare’s 2008 Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Securities and Exchange Commission, for Invacare’s most recent fiscal year. Written requests for any Reports should be directed to:

Shareholder Relations Department

Invacare Corporation

One Invacare Way, P.O. Box 4028

Elyria, Ohio 44036-2125

You are urged to sign and return your proxy promptly in the enclosed return envelope to make certain your shares will be voted at the annual meeting.

By Order of the Board of Directors,

ANTHONY C. LAPLACA
Secretary

Appendix A

Under Proposal 2, the Company proposes to amend its Amended and Restated 2003 Performance Plan to add the following bold language, with deleted text struck through:

INVACARE CORPORATION

AMENDED AND RESTATED 2003 PERFORMANCE PLAN

1.	Purpose

The Invacare Corporation 2003 Performance Plan (the “Plan”), is designed to foster the long-term growth and performance of the Company by: (a) enhancing the Company’s ability to attract and retain highly qualified employees, (b) motivating employees to serve and promote the long-term interests of the Company and its shareholders through stock ownership and performance-based incentives, and (c) strengthening the Company’s ability to attract, retain and incentivize highly qualified non-employee Directors and aligning the interests of such Directors with the interests of shareholders through stock ownership. To achieve this purpose, the Plan provides authority for the grant of Stock Options, Restricted Stock, Stock Equivalent Units, Stock Appreciation Rights, and other stock and performance-based incentives.

2.	Definitions

(a)	“Affiliate” — means “Affiliate” within the meaning given such term in Rule 12b-2 under the Exchange Act.

(b)	“Award ” — means the grant of Stock Options, Restricted Stock, Stock Equivalent Units, Stock Appreciation Rights, and other stock and performance-based incentives under this Plan, or any combination thereof.

(c)	“Award Agreement ” — means any agreement between the Company and a Participant that sets forth terms, conditions, and restrictions applicable to an Award.

(d)	“Board of Directors ” — means the Board of Directors of the Company.

(e)	“Change of Control ” — ~~means, at any time after the date of the adoption of this Plan, the occurrence of any one or more of the following~~ a “Change of Control” shall be deemed to have occurred at the first time on which, after the effectiveness of approval of the amendments to the Plan by the Company’s shareholders at the Company’s 2009 Annual Shareholder Meeting:

~~(i) Any Person (other than any employee benefit plan or employee stock ownership plan of the Company, or any Person organized, appointed, or established by the Company, for or pursuant to the terms of any such plan), alone or together with any of its Affiliates or Associates, becomes the Beneficial Owner of 30% or more of the total outstanding voting power of the Company, as reflected by the power to vote in connection with the election of Directors, or commences a tender offer or exchange offer, the consummation of which would result in the Person becoming the Beneficial Owner of 30% or more of the total outstanding voting power of the Company as reflected by the power to vote in connection with the election of Directors. For purposes of this~~

~~Section 2(e)(i), the terms “Affiliates,” “Associates,” and “Beneficial Owner,” will have the meanings given to them in the Rights Agreement, dated as of April 2, 1991, between Invacare Corporation and National City Bank, as Rights Agent, as amended from time to time, or in any restatement thereof, or in any replacement Rights Agreement.~~

(i) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report), each as adopted under the Securities Exchange Act of 1934, as amended, disclosing the acquisition, in a transaction or series of transactions, by any person (as the term “person” is used in Section 13(d) and Section 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than (1) A. Malachi Mixon and/or any Affiliate of A. Malachi Mixon, (2) the Company or any of its subsidiaries, (3) any employee benefit plan or employee stock ownership plan or related trust of the Company or any of its subsidiaries, or (4) any person or entity organized, appointed or established by the Company or any of its subsidiaries for or pursuant to the terms of any such plan or trust, of such number of shares of the Company as entitles that person to exercise 30% or more of the voting power of the Company in the election of Directors; or

(ii) ~~At any time during a~~ During any period of 24 consecutive calendar months, individuals who ~~were Directors~~ at the beginning of ~~the~~ such period ~~no longer~~ constitute the Directors of the Company cease for any reason to constitute at least a majority of the ~~members of the Board of~~ Directors of the Company~~,~~ unless the election~~, or the nomination for election by the Company’s shareholders,~~ of each new Director ~~who was not a Director at the beginning of the period is~~ of the Company (over such period) was approved or recommended by the vote of at least ~~a majority~~ two-thirds of the Directors of the Company ~~who are~~ then still in office ~~at the time of the election or nomination and~~ who ~~either~~ were Directors of the Company at the beginning of the period ~~or are Continuing Directors (or such nomination is approved by a committee comprised solely of such Directors)~~; or

~~(iii) A record date is established for determining shareholders entitled to vote upon (A) a merger or consolidation of Invacare Corporation with another corporation (which is not an affiliate of Invacare Corporation in which Invacare Corporation is not the surviving or continuing corporation or in which all or part of the outstanding Common Shares are to be converted into or exchanged for cash, securities, or other property, (B) a sale or other disposition of all or substantially all of the assets of Invacare Corporation, or (C) the reorganization, dissolution or liquidation (but not partial liquidation) of Invacare Corporation.~~

(iii) There is a merger, consolidation, combination (as defined in Section 1701.01(Q), Ohio Revised Code), majority share acquisition (as defined in Section 1701.01(R), Ohio Revised Code), or control share acquisition (as defined in Section 1701.01(Z)(1), Ohio Revised Code, or in the Company’s Second Amended and Restated Articles of Incorporation, as the same may be hereafter amended) involving the Company and, as a result of which, the holders of shares of the Company prior to the transaction become, by reason of the transaction, the holders of such number of shares of the surviving or acquiring corporation or other entity as entitles them to exercise less than fifty percent (50%) of the voting power of the surviving or acquiring corporation or other entity in the election of Directors; or

~~(iv) The occurrence of any other event or series of events, which, in the opinion of the Board of Directors, will, or is likely to, if carried out, result in a change of control of Invacare Corporation.~~

(iv) There is a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, but only if the transferee of the assets in such transaction is not a subsidiary of the Company; or

(v) The shareholders of the Company approve any plan or proposal for the liquidation or dissolution of Invacare, but only if the transferee of the assets of the Company in such liquidation or dissolution is not a subsidiary of the Company.

(f) “Code” — means the Internal Revenue Code of 1986, or any law that supersedes or replaces it, as amended from time to time. A reference to any provision of the Code includes a reference to any lawful regulation or pronouncement promulgated thereunder and to any successor provision.

(g) “Committee” — means the Compensation and Management Development Committee of the Board of Directors, or any other committee of the Board of Directors that the Board of Directors or the Compensation and Management Development Committee authorizes to administer all or any aspect of this Plan.

(h) “Common Shares” — means Common Shares, without par value, of Invacare Corporation, including authorized and unissued Common Shares and treasury Common Shares.

(i) “Company” — means Invacare Corporation, an Ohio corporation, and its direct and indirect subsidiaries, or any successor entity.

(j) “Continuing Director” — means a Director who was a Director prior to a Change in Control or was recommended or elected to succeed a Continuing Director by a majority of the Continuing Directors then in office (or by a committee comprised solely of Continuing Directors).

(k) “Director” — means any individual who is a member of the Board of Directors of the Company.

(l) “Exchange Act ” — means the Securities Exchange Act of 1934, and any law that supersedes or replaces it, as amended from time to time.

(m) “Fair Market Value” of Common Shares — means the value of the Common Shares determined by the Committee, or pursuant to rules established by the Committee.

(n) “Incentive Stock Option” — means a Stock Option that meets the requirements of Section 422 of the Code, or any successor or replacement provision.

(o) “Notice of Award ” — means any notice by the Committee to a Participant that advises the Participant of the grant of an Award or sets forth terms, conditions, and restrictions applicable to an Award.

(p) “Participant ” — means any person to whom an Award has been granted under this Plan.

(q) “Performance Objectives” — means the achievement of performance objectives established pursuant to this Plan. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the subsidiary, division, department or function within the Company in respect of which the Participant performs services during a specified time period. Any Performance Objectives applicable to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code (the “Performance-Based Exception”) shall be limited to specified levels of or increases in the Company’s, or subsidiary’s, or division’s, or department’s, or function’s return on equity, earnings per Common Share, total earnings, earnings growth, return on capital, operating measures (including, but not limited to, operating margin and/or operating costs), return on assets, or increase in the Fair Market Value of the Common Shares. Except in the case of such an Award intended to qualify under Section 162(m) of the Code, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established Performance Objectives; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

(r) “Person” — means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a governmental authority.

(s) “Plan” — means this Invacare Corporation 2003 Performance Plan, as set forth herein and as hereafter may be amended from time to time in accordance with the terms hereof.

(t) “Restricted Stock” — means an Award of Common Shares that are subject to restrictions or risk of forfeiture based on time and/or performance.

(u) “Rule 16b-3 ” — means Rule 16b-3 under the Exchange Act, or any rule that supersedes or replaces it, as amended from time to time.

(v) “Stock Appreciation Right ” — means any rights granted pursuant to an Award described in Section 6(b)(i).

(w) “Stock Award ” — means Awards granted in Section 6(b)(ii).

(x) “Stock Equivalent Unit ” — means an Award that is valued by reference to the value of Common Shares.

(y) “Stock Option” — means an option to purchase Common Shares as described in Section 6(b)(iii).

3.	Eligibility

All Directors and employees of the Company and its Affiliates are eligible for the grant of Awards. The selection of any such persons to receive Awards will be within the discretion of the Committee. More than one Award may be granted to the same person.

Notwithstanding the foregoing, any individual who renounces in writing any right that he or she may have to receive Awards under the Plan shall not be eligible to receive any Awards hereunder.

4.	Common Shares Available for Awards; Adjustment

(a) Number of Common Shares. The aggregate number of Common Shares that may be subject to Awards, including specifically Incentive Stock Options, granted under this Plan during the term of this Plan will be equal to ~~Three Million Eight Hundred Thousand (3,800,000)~~ Six Million Eight Hundred Thousand (6,800,000) Common Shares, subject to any adjustments made in accordance with the terms of this Section 4.

The assumption of obligations in respect of awards granted by an organization acquired by the Company, or the grant of Awards under this Plan in substitution for any such awards, will not reduce the number of Common Shares available in any fiscal year for the grant of Awards under this Plan.

Common Shares subject to an Award that is forfeited, terminated, or canceled without having been exercised (other than Common Shares subject to a Stock Option that is canceled upon the exercise of a related Stock Appreciation Right) will again be available for grant under this Plan, without reducing the number of Common Shares available in any fiscal year for grants of Awards under this Plan, except to the extent that the availability of those Common Shares would cause this Plan or any Awards granted under this Plan to fail to qualify for the exemption provided by Rule 16b-3. Common Shares that are used to pay all or any part of the exercise price or taxes associated with an Award, whether by the transfer of Common Shares or the surrender of all or part of an Award (including the Award being exercised), may not be available for grant under this Plan without reducing the number of Common Shares available for grants of Awards hereunder.

(b) No Fractional Common Shares. No fractional Common Shares will be issued, and the Committee will determine the manner in which the value of fractional Common Shares will be treated.

(c) Adjustment. In the event of any change in the Common Shares by reason of a merger, consolidation, reorganization, recapitalization, or similar transaction, including any transaction described under Section 424(a) of the Code, or in the event of a stock dividend, stock split, reverse stock split, or distribution to shareholders (other than normal cash dividends), the Committee will have authority to adjust, in any manner that it deems equitable, the number and class of Common Shares that may be issued under this Plan, the number and class of Common Shares subject to outstanding Awards, the per share exercise price applicable to outstanding Awards, and the Fair Market Value of the Common Shares and other value determinations applicable to outstanding Awards (i.e., Stock Equivalent Units, for example), including as may be allowed or required under Section 424(a) of the Code.

5.	Administration

(a) Committee. This Plan will be administered by the Committee; provided, however, that the Board of Directors may, in its discretion, at any time and from time to time, administer the Plan in which case the term “Committee” shall be deemed to be the Board of Directors. The Committee will, subject to the terms of this Plan, have the authority to: (i) select the eligible employees who will receive Awards, (ii) grant Awards, (iii) determine the number and types of Awards to be granted to eligible employees, (iv) determine the terms, conditions, vesting periods, and restrictions applicable to Awards, including timing, price, and, if applicable, Performance Objectives, subject to, and consistent with, the provisions of the Plan, (v) adopt, alter, and repeal administrative rules and practices governing this Plan, (vi) interpret the terms and provisions of this Plan and any Awards granted under this Plan, including, where applicable, determining the method of valuing any Award and certifying as to the satisfaction of such Awards, (vii) prescribe the forms of any Notices of Award, Award Agreements, or other instruments relating to Awards, (viii) supervise the administration of this Plan, and (ix) make all other determinations and take all other actions as the Committee deems necessary for the administration and operation of the Plan. The Committee may employ attorneys, consultants, accountants, or other professional advisors to assist it in the administration of the Plan.

(b) Delegation. The Committee may delegate any of its authority to any other person or persons that it deems appropriate.

(c) Decisions Final. All decisions by the Committee, and by any other Person or Persons to whom the Committee has delegated authority, to the extent permitted by law, will be final and binding on all Persons.

(d) No Liability. Neither the Committee nor any of its members shall be liable for any act taken by the Committee pursuant to the Plan. No member of the Committee shall be liable for the act of any other member.

6.	Awards

(a) Grant of Awards. The Committee will determine the type or types of Awards to be granted to each Participant and will set forth in the related Notice of Award or Award Agreement the terms, conditions, vesting periods, and restrictions applicable to each Award. Awards may be granted singly or in combination or tandem with other Awards. Awards may also be granted in replacement of, or in substitution for, other awards granted by the Company, whether or not granted under this Plan; ~~without limiting the foregoing,~~ provided, however, that if a Participant pays all or part of the exercise price or taxes associated with an Award by the transfer of Common Shares or the surrender of all or part of an Award (including the Award being exercised), the Committee may~~, in its discretion,~~ not grant a new Award to replace the Common Shares that were transferred or the Award that was surrendered. The Company may assume obligations in respect of awards granted by any Person acquired by the Company or may grant Awards in replacement of, or in substitution for, any such awards. In no event shall any Stock Option or Stock Appreciation Right be granted to a Participant in exchange for the Participant’s agreement to permit the cancellation of one or more Stock Options or Stock Appreciation Rights previously granted to such Participant if the exercise price of the new grant is lower than the exercise price of the cancelled grant. Moreover, in no event shall a previously granted Stock Option or Stock Appreciation Right be amended to reduce the exercise price, except in accordance with an adjustment pursuant to Section 4(c).

(b) Types of Awards. Awards may include, but are not limited to, the following:

(i) Stock Appreciation Right — means a right to receive a payment, in cash or Common Shares, equal to the excess of (A) the Fair Market Value, or other specified valuation, of a specified number of Common Shares on the date the right is exercised over (B) the Fair Market Value, or other specified valuation, of such Common Shares on the date the right is granted, all as determined by the Committee. The right may be conditioned upon the occurrence of certain events, such as a Change in Control of the Company, or may be unconditional, as determined by the Committee. The term of each Stock Appreciation Right shall be fixed by the Committee, but in no event shall the term exceed ten years after the date such Stock Appreciation Right is granted.

(ii) Stock Award — means an Award that is made in Common Shares, Restricted Stock, or Stock Equivalent Units or that is otherwise based on, or valued in whole or in part by reference to, the Common Shares, but does not include Stock Options. All or part of any Stock Award may be subject to conditions (including, but not limited to, the passage of time or the achievement of Performance Objectives), restrictions, and risks of forfeiture, as and to the extent established by the Committee. Stock Awards may be based on the Fair Market Value of the Common Shares, or on other specified values or methods of valuation, as determined by the Committee.

(iii) Stock Option — means a right to purchase a specified number of Common Shares, during a specified period, and at a specified exercise price, all as determined by the Committee. A Stock Option may be an Incentive Stock Option or a Stock Option that does not qualify as an Incentive Stock Option. The term of each Stock Option shall be fixed by the Committee, but in no event shall the term exceed ten years after the date such Stock Option is granted. In addition to the terms, conditions, vesting periods, and restrictions established by the Committee, Incentive Stock Options must comply with the requirements of Section 422 of the Code and regulations promulgated thereunder, including, but not limited to, the requirements that Incentive Stock Options (A) may not be granted to non-employee Directors, and (B) the aggregate Fair Market Value of the Common Shares that first becomes exercisable in any calendar year shall not exceed

$100,000 (measured as of the effective grant date of the Award). The exercise price of a Stock Option may not be less than 100% of the Fair Market Value on the date the Stock Option is granted; provided, however, up to 200,000 Common Shares for which Stock Options that do not qualify as Incentive Stock Options may be granted may have an exercise price of not less than 75% of the Fair Market Value on the date such Stock Option is granted, subject to adjustment in accordance with Section 4(c) hereof.

(c) Limits on Awards under the Plan. The maximum aggregate number of Common Shares that may be granted during the term of this Plan pursuant to all Awards, other than Stock Options, is ~~300,000~~ 1,300,000 Common Shares, subject to adjustment in accordance with Section 4(c) hereof.

(d) Limits on Individual Awards. The maximum aggregate number of Common Shares for which Stock Options may be granted to any particular employee during any calendar year during the term of this Plan is 400,000 Common Shares, subject to adjustment in accordance with Section 4(c) hereof. The maximum aggregate number of Common Shares for each of (i) Stock Appreciation Rights and (ii) other Stock Awards which may be granted to any particular employee during any calendar year during the term of this Plan is 50,000 Common Shares (or 100,000 Common Shares in the aggregate), subject to adjustment in accordance with Section 4(c) hereof.

7.	Deferral of Payment

With the approval of the Committee, the delivery of the Common Shares, cash, or any combination thereof subject to an Award, or the Award itself, may be deferred, either in the form of installments or a single future delivery, so long as the deferral is in compliance with Section 409A of the Internal Revenue Code (“Section 409A”). The Committee also may permit selected Participants to defer the receipt of some or all of their Awards, as well as other compensation, in accordance with procedures established by the Committee, including to assure that the recognition of taxable income is deferred under the Code, so long as the deferral is Section 409A compliant. Deferred amounts may, to the extent permitted by the Committee, be credited as cash or Stock Equivalent Units. The Committee also may establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents on Stock Equivalent Units.

8.	Payment of Exercise Price

The exercise price of a Stock Option (other than an Incentive Stock Option) and any Stock Award for which the Committee has established an exercise price may be paid in cash, by the transfer of Common Shares, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods, as and to the extent permitted by the Committee. The exercise price of an Incentive Stock Option may be paid in cash, by the transfer of Common Shares, or by a combination of these methods, as and to the extent permitted by the Committee but may not be paid by the surrender of all or part of an Award. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of this Plan.

In the event Common Shares that are Restricted Stock are used to pay the exercise price of a Stock Award to the extent provided by the Committee, then that number of the Common Shares issued upon the exercise of the Award equal to the number of Common Shares that are Restricted Stock that have been used to pay the exercise price will be subject to the same restrictions as the Restricted Stock.

9.	Taxes Associated with Award

Prior to the payment of an Award or upon the exercise or release thereof, the Company may withhold, or require a Participant to remit to the Company, an amount sufficient to pay any Federal, state, and local taxes associated with the Award. The Committee may, in its discretion and subject to such rules as the Committee may adopt, permit a Participant to pay any or all taxes associated with the Award (other than an Incentive Stock Option) in cash, by the transfer of Common Shares, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods. The Committee may permit a Participant to pay any or all taxes associated with an Incentive Stock Option in cash, by the transfer of Common Shares, or by a combination of these methods or by any other method which does not disqualify the option as an Incentive Stock Option under applicable provisions of the Code. If Common Shares are used to satisfy withholding tax obligations, such Common Shares shall be valued based on the Fair Market Value thereof as of the date when the withholding for taxes is required to be made. Notwithstanding the foregoing, except as otherwise provided by the Committee or in the terms of the Award, the Company shall have the right to require a Participant to pay cash to satisfy withholding taxes as a condition to the payment of any Award (whether in cash or Common Shares) under the Plan.

10.	Termination of Employment

If the employment of a Participant terminates for any reason, all unexercised, deferred, and unpaid Awards may be exercisable or paid only in accordance with rules established by the Committee or as specified in the particular Award Agreement or Notice of Award. Such rules may provide, as the Committee deems appropriate, for the expiration, continuation, or acceleration of the vesting of all or part of the Awards, provided that any such rules shall comply with Section 422 of the Code to the extent such Award is intended to qualify as an Incentive Stock Option.

11.	Termination of Awards Under Certain Conditions

The Committee may cancel any unexpired, unpaid, or deferred Awards at any time if the Participant is not in compliance with all applicable provisions of this Plan or with any Notice of Award or Award Agreement. Further, if the Participant, without the prior written consent of the Company, engages in any of the following activities:

(i) Within eighteen (18) months after the date a Participant terminates his or her employment with the Company or its Affiliates for any reason, the Participant then accepts employment with any competitor of the Company, or otherwise renders services for an organization, or engages in a business, that is, in the judgment of the Committee, in competition with the Company, or

(ii) Discloses to anyone outside of the Company, or uses for any purpose other than the Company’s business any confidential information or material relating to the Company, whether acquired by the Participant during or after employment with the Company, in a fashion or with a result that the Committee, in its judgment, deems is or may be injurious to the best interests of the Company;

then the Committee may, in its discretion, at any time thereafter, cancel any unexpired, unpaid or deferred Awards or may require the Participant to return the economic value of any Award that the Participant realized or obtained (as of the date of exercise, vesting or payment) during the time period commencing six months prior to such Participant’s termination date and ending after the date when all of the Committee members discover that the Participant engaged in any activities referred to in clauses (i) and (ii) above.

The Committee may, in its discretion and as a condition to the exercise of an Award, require a Participant to acknowledge in writing that he or she is in compliance with all applicable provisions of this Plan and of any Notice of Award or Award Agreement and has not engaged in any activities referred to in clauses (i) and (ii) above.

12.	Change of Control

In the event of a Change of Control of the Company, unless and only then to the extent otherwise determined by the Board of Directors or as otherwise prescribed in an Award Agreement, (i) all Stock Appreciation Rights and Stock Options then outstanding will become fully exercisable ~~as of~~ immediately prior to the date of the Change of Control, and (ii) all restrictions and conditions applicable to Restricted Stock and other Stock Awards will be deemed to have been satisfied ~~as of~~ immediately prior to the date of the Change of Control. Any such determination by the Board of Directors that is made after the occurrence of a Change of Control will not be effective unless a majority of the Directors then in office are Continuing Directors and the determination is approved by a majority of the Continuing Directors.

13.	Amendment, Suspension, or Termination of this Plan; Amendment of Outstanding Awards

(a) Amendment, Suspension, or Termination of this Plan. The Board of Directors may amend, suspend, or terminate this Plan at any time and from time to time in such respects as the Board of Directors may deem necessary or appropriate; provided, however, that in no event, without the approval of the Company’s shareholders, shall any action of the Committee or the Board of Directors result in increasing, except as provided in Section 4(c) hereof, the maximum number of Common Shares that may be subject to Awards granted under the Plan.

(b) Amendment of Outstanding Awards. The Committee may, in its discretion, amend the terms of any Award, prospectively or retroactively, but no such amendment may impair the rights of any Participant without his or her consent, or reduce the exercise price of any Stock Option or Stock Appreciation Right, except in accordance with an adjustment pursuant to Section 4(c). The Committee may, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Award.

14.	Awards to Foreign Nationals and Employees Outside the United States

To the extent that the Committee deems appropriate to comply with foreign law or practice and to further the purpose of this Plan, the Committee may, without amending this Plan, (i) establish special rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those established under this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

15.	Miscellaneous Terms

(a) Nonassignability. Unless and except to the extent otherwise determined by the Committee (which may be contained in the applicable Award Agreement or Notice of Award), (i) no Award granted under the Plan may be transferred or assigned by the Participant to whom it is granted other than by will or pursuant to the laws of descent and distribution, and (ii) an Award granted under this Plan may be exercised, during the Participant’s lifetime, only by the Participant or guardian or other legal representative.

(b) No Rights as Employees/Shareholders. Nothing in the Plan or in any Award Agreement or Notice of Award shall confer upon any Participant any right to continue in the employ of the Company or an Affiliate, or to serve as a member of the Board of Directors or to be entitled to receive any remuneration or benefits not set forth in the Plan or such Award Agreement or Notice of Award, or to interfere with or limit either the right of the Company or an Affiliate to terminate the employment of such Participant at any time or the right of the shareholders of the Company to remove him or her as a member of the Board of Directors with or without cause. Nothing contained in the Plan or in any Award

Agreement or Notice of Award shall be construed as entitling any Participant to any rights of a shareholder as a result of the grant of an Award until such time as Common Shares are actually issued to such Participant pursuant to the exercise of a Stock Option, Stock Appreciation Right or other Stock Award.

(c) Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan shall be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

(d) Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any pension or other employee benefit plan or similar arrangement provided by the Company or any Affiliate, unless (i) expressly so provided by such other plan or arrangement or (ii) the Committee expressly determines that an Award or a portion thereof should be included as recurring compensation. Nothing contained in the Plan shall prohibit the Company or any Affiliate from establishing other special awards, incentive compensation plans, compensation programs and other similar arrangements providing for the payment of performance, incentive or other compensation to employees. Payments and benefits provided to any employee under any other plan shall be governed solely by the terms of such other plan.

(e) Securities Law Restrictions. In no event shall the Company be obligated to issue or deliver any Common Shares or other Awards if such issuance or delivery shall constitute a violation of any provisions of any law or regulation of any governmental authority or securities exchange. No Common Shares or other Awards shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with all applicable Federal and state securities laws and regulations and all requirements of any securities exchange on which the Common Shares are listed.

(f) Invalidity. In the event any provision of the Plan shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the remaining provisions of the Plan.

(g) Successors. All obligations of the Company with respect to Awards granted under the Plan are binding on any successor to the Company, whether as a result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.

(h) Governing Law. The interpretation, validity, and enforcement of this Plan will, to the extent not otherwise governed by the Code or the securities laws of the United States, be governed by the laws of the State of Ohio.

16.	Effective and Termination Dates

(a) Effective Date. This Plan will be effective on May 21, 2003, upon approval by the shareholders of the Company at the 2003 annual meeting of shareholders.

(b) Termination Date. This Plan will continue in effect until midnight on May 20, 2013; provided, however, that Awards granted on or before that date may extend beyond that date and restrictions and other terms and conditions imposed on Restricted Stock or any other Award granted on or before that date may extend beyond such date.

Appendix B

Excerpts from the Company’s Code of Regulations Indicating Proposed Amendments Discussed in Proposal 3

The Company’s Code of Regulations would be amended to include the following as new Article IIA, Section 1:

ARTICLE IIA.

Section 1. Majority Vote Director Resignation Procedures.

(a) Majority Vote Director Resignations. Any nominee for Director in an Uncontested Election (as defined below) who receives a greater number of votes “withheld” or “against” his or her election than votes “for” such election, with “abstentions” and Broker Non-Votes (as defined below) not counted as votes cast with respect to such nominee’s election, shall, promptly following certification of the Shareholder vote, offer his or her resignation to the Board to be conditioned upon acceptance by the Board. Such resignation shall be considered in accordance with the following procedures of this Section 1.

(b) Procedures.

(1) Committee Consideration of Resignation. The Committee (as defined below) shall consider whether accepting the resignation is in the best interests of the Corporation and shall recommend to the Board the action to be taken with respect to such offered resignation (which action can include accepting the resignation, maintaining the Director but addressing what the Committee believes to be the underlying cause of the withhold votes, resolving that the Director will not be re-nominated in the future for election, or rejecting the resignation). In reaching its recommendation, the Committee shall consider all factors it deems relevant, including, as it deems appropriate, any stated reasons why Shareholders withheld votes from such Director; any alternatives for curing the underlying cause of the withheld votes; the Director’s tenure; the Director’s qualifications; the Director’s past and expected future contributions to the Corporation; the overall composition of the Board, including whether accepting the resignation would cause the Corporation to fail to meet any applicable regulatory or stock exchange listing requirements (including, for example, board composition regarding independence or financial expertise qualifications); whether the resignation would trigger defaults or other adverse consequences under material contracts or acceleration of change in control provisions or other rights in severance, employment or other compensation arrangements, or under other agreements entered into by the Corporation, and under the Corporation’s charter documents; whether the quorum present and voting in the Uncontested Election was significantly less than the quorum present and voting in prior elections; and whether accepting the resignation is in the best interests of the Corporation.

(2) Participation. A Director who is required to offer his or her resignation in accordance with this Section 1 shall not be present during deliberations or voting of the Committee or the Board regarding whether to accept his or her resignation or, except as otherwise provided below, a resignation offered by any other Director in accordance with this Section 1 with respect to the same Uncontested Election. Prior to voting, the Committee and the Board will afford the affected Director an opportunity to provide the Committee or the Board with any information or statement that he or she deems relevant to such deliberations.

(3) Timing/Board Action. Subject to any applicable legal or regulatory requirements, the members of the Board will take action on the Committee’s recommendation within 90 days following the submission of the Director’s resignation. In considering the Committee’s

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recommendation, the Board will consider the factors considered by the Committee and such additional information and factors the Board deems to be appropriate. If the Board is unable to reach a decision on a timely basis, it will promptly publicly disclose the reasons therefor in the manner prescribed in Section 1(b)(4). The Board also may elect to delay acceptance of a resignation for a specified period to provide it with an opportunity to address the underlying Shareholder concerns, to recruit a new Director or for any other reason it believes appropriate.

(4) Disclosure. Following the Board’s determination, the Corporation shall promptly publicly disclose in a widely-disseminated press release or a document furnished or filed with the Securities and Exchange Commission the Board’s decision of whether to accept the resignation offer including, if applicable, the reasons for rejecting the offered resignation.

(c) Definitions. For purposes of this Section 1, the following terms shall have the meanings ascribed to them as follows:

“Broker Non-Votes” means proxies received from brokers or nominees holding shares for a beneficial owner indicating that the broker or nominee is not voting on a particular proposal because the broker or nominee has not received instructions from the beneficial owner(s) and does not have discretionary voting power with respect to that item.

“Committee” means (i) the Governance Committee of the Board, provided such committee then consists of at least three Directors, each of whom is an “independent Director” (as defined in accordance with the Corporation’s Corporate Governance Guidelines) and none of whom is a Director who is required to offer his or her resignation in accordance with this Section 1 with respect to the same Uncontested Election or (ii) if clause (i) is not satisfied, a committee of at least three Directors designated by the Board, each of the members of which committee is an independent Director and none of the members of which is a Director who is required to offer his or her resignation in accordance with this Section 1 with respect to the same Uncontested Election; provided, however, that if there are fewer than three independent Directors then serving on the Board who are not required to offer their resignations in accordance with this Section 1 with respect to the same Uncontested Election then the entire Board (other than the Director whose resignation is being considered who shall recuse himself or herself from the Board’s deliberations and voting with respect to his or her individual offer to resign) will make the determination to accept or reject each respective tendered resignation without any recommendation from the Committee and without the creation of a Committee.

“Uncontested Election” means any meeting of Shareholders at which Directors are to be elected and with respect to which the number of nominees for election, as of the last date by which Shareholders may submit notice to nominate a person for election as a Director, does not exceed the number of Directors to be elected.

(d) Status. If any incumbent Director’s offer of resignation is not accepted by the Board, such Director shall continue to serve until the expiration of such Director’s then current term and until his or her successor is duly elected and qualified, subject only to such Director’s earlier death, resignation, disqualification or removal in accordance with Article III, Section 2 of these Regulations. If a Director’s offer of resignation is accepted by the Board pursuant to this Section 1 or if a nominee for Director is not elected and the nominee is not an incumbent Director, then the remaining Directors may fill any resulting vacancy. If the Board does not accept one or more such resignations, it may elect to address any specific stated reasons why Shareholders “withheld” votes from or voted “against” the Directors or take such other actions that the Board deems appropriate and in the best interests of the Corporation.

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Appendix C

Excerpts from the Company’s Code of Regulations Indicating Proposed Amendments Discussed in Proposal 4

(1) The Company’s Code of Regulations would be amended to include the following as new Article IIA, Section 2:

Section 2. Notice of Shareholder Business and Nominations.

(a) Annual Meetings. (1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the Shareholders may be made at an annual meeting of the Shareholders only as follows: (A) pursuant to the Corporation’s notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any Shareholder who (i) was a Shareholder of record at the time of giving of notice provided for in this Section 2 and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this Section 2 as to such business or nomination. In order to assure that Shareholders and the Corporation have a reasonable opportunity to consider nominations and other business proposed to be brought before a meeting of Shareholders and to allow for full information to be distributed to Shareholders, clause (C) of this Section 2(a)(1) shall be the exclusive means for a Shareholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) before an annual meeting of the Shareholders.

(2) Without qualification, for any nominations or any other business to be properly brought before an annual meeting by a Shareholder pursuant to Section 2(a)(1)(C), the Shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such other business must otherwise be a proper matter for Shareholder action. To be timely, a Shareholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the Shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period for the giving of a Shareholder’s notice as described above. To be in proper written form, a Shareholder’s notice (whether given pursuant to this Section 2(a)(2) or Section 2(b)) to the Secretary of the Corporation must:

(A) set forth, as to the Shareholder giving the notice and the beneficial owner(s), if any, on whose behalf the nomination or proposal is made (i) the name and address of such Shareholder, as they appear on the Corporation’s books, and the name and address of such beneficial owner(s), (ii) the class and number of shares of the Corporation which are held of record by such Shareholder as of the date of the notice, (iii) the class and number of shares of the Corporation which are held of record or are beneficially owned (within the meaning of Section 13(d) of the Exchange Act) by each such beneficial owner as of the date of the notice, (iv) any other information relating to such Shareholder and beneficial owner(s), if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (v) the written consent of such Shareholder and beneficial owner(s) to the public disclosure of information provided to the Corporation pursuant to this Section 2;

(B) set forth, as to the Shareholder giving the notice or, if given on behalf of a beneficial owner or owners, as to each beneficial owner on whose behalf the nomination or proposal is made (i) any agreements, arrangements or understandings entered into by the Shareholder or beneficial owner(s), as appropriate, and its affiliates and associates with respect to equity securities of the Corporation, including any put or call arrangements, derivative securities, short positions, borrowed shares, swap or similar arrangements or other transactions the value of which are determined by reference to the price, value or volatility of any class of shares of the Corporation or which provide the opportunity to profit from any increase or decrease in the price or value of any class of shares of the Corporation, specifying in each case the effect of such agreements, arrangements or understandings on any voting or economic rights of equity securities of the Corporation, in each case as of the date of the notice and in each case describing any changes in voting or economic rights which may arise pursuant to the terms of such agreements, arrangements or understandings, (ii) any pending or threatened litigation in which the Shareholder or beneficial owner(s), as appropriate, and its affiliates and associates is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (iii) any material transaction occurring during the prior twelve months between the Shareholder or beneficial owner(s), as appropriate, and its affiliates and associates, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand, and (iv) to the extent not covered in clauses (i), (ii) and (iii) of this Section 2(a)(2)(B), any disclosures that would be required pursuant to Item 5 or Item 6 of Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the Shareholder or beneficial owner);

(C) if the notice relates to any business other than a nomination of a Director or Directors that the Shareholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder and each beneficial owner, if any, in such business and (ii) a reasonably detailed description of all agreements, arrangements and understandings between such Shareholder and each beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such Shareholder;

(D) set forth, as to each person, if any, whom the Shareholder proposes to nominate for election or reelection to the Board of Directors (i) all information relating to such person that is (or would be) required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected) and (ii) a reasonably detailed description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Shareholder and each beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate therewith or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(E) set forth a representation that such Shareholder intends to appear at the annual meeting to bring such nomination or other business before the annual meeting; and

(F) set forth such other information as may reasonably be required by the Board of Directors as described in the Corporation’s proxy statement for the preceding year’s annual meeting.

The Shareholder giving notice shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2 shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date of the meeting, if practicable (or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof).

The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent Director of the Corporation or that could be material to a reasonable Shareholder’s understanding of the independence, or lack thereof, of such nominee. The Corporation also may require any proposed nominee to provide to the Corporation a written questionnaire with respect to the background and qualification of such proposed nominee and a written representation and agreement (in a form provided by the Secretary of the Corporation) that such proposed nominee (i) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a Director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a Director, with such proposed nominee’s fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed to the Corporation and (iii) in such proposed nominee’s individual capacity and on behalf of the Shareholder (or the beneficial owner(s), if different) on whose behalf the nomination is made, would be in compliance, if elected as a Director, and will comply with applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(3) Notwithstanding anything in the second sentence of Section 2(a)(2) to the contrary, in the event that the number of Directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a Shareholder’s notice required by this Section 2 also shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings. Only such business shall be conducted at a special meeting of the Shareholders as shall have been brought before the meeting pursuant to the notice of meeting and, other than nominations for election to the Board of Directors made in accordance with the following provisions, no Shareholder may bring before a special meeting of the Shareholders any business other than the business specified by the person or persons calling such special meeting in accordance with this Code of Regulations. Nominations of persons for election to the Board of Directors may be made at a special meeting of Shareholders at which Directors are to be elected pursuant to the notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the election of Directors is a matter specified in such notice of meeting, by any Shareholder who (A) is a shareholder of record at the time of giving of notice provided for in this Section 2 and at the time of the special meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in this Section 2 as to such nomination. In the event the Corporation calls a special meeting of the Shareholders for the purpose of electing one or more Directors to the Board of Directors, any such Shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the Shareholder’s notice required by Section 2(a)(2) (with respect to an annual meeting) with respect to any nomination by such Shareholder shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed to be elected at such meeting by the person or persons calling such meeting. In no event shall any adjournment of a special meeting or the announcement thereof commence a new time period for the giving of a Shareholder’s notice as described above.

(c) General. (1) Notwithstanding any other provisions of this Code of Regulations to the contrary, only such persons who are nominated in accordance with the procedures set forth in this Section 2 shall be eligible to be elected by the Shareholders to serve as Directors and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with all of the applicable procedures set forth in this Section 2. Except as otherwise provided by law, the Articles or these Regulations, the presiding officer shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with all of the procedures set forth in this Section 2 and, if any proposed nomination or business is not in compliance with any applicable requirement of this Section 2, to declare that such non-compliant proposal or nomination shall be disregarded.

(2) For purposes of this Section 2, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 2, a Shareholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2; provided, however, that any references in this Section 2 to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2(a)(1)(C) or Section 2(b). Nothing in this Section 2 shall be deemed to affect any rights of Shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act by satisfying the notice and other requirements of Rule 14a-8 in lieu of satisfying the requirements of this Section 2.

(2) Section 2(c) of Article III of the Company’s Code of Regulations would be amended to add the following bold language:

(c) Election. Subject to the rights of Directors to elect additional Directors in accordance with Section 2(a) or Section 3(d), the Directors of the appropriate class shall be elected at the Annual Meeting of Shareholders, or if not so elected, at a Special Meeting of Shareholders called for that purpose. The Directors to be elected at each such Annual or Special Meeting of Shareholders shall be the class whose term in office then expires; provided, however that the Shareholders may, in their discretion, also elect Directors to fill any vacancies in other classes without regard to how such vacancies were created. At any meeting of Shareholders at which Directors are to be elected, only persons nominated as candidates in accordance with the procedures set forth in Article IIA, Section 2 of this Code of Regulations shall be eligible for election, and the candidates receiving the greatest number of votes shall be elected.

Appendix D

INVACARE CORPORATION

PROXY FOR COMMON SHARES AND CLASS B COMMON SHARES

Annual Meeting of Shareholders — May 21, 2009

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby (i) appoints GERALD B. BLOUCH and ANTHONY C. LAPLACA, and each of them, as Proxy holders and attorneys, with full power of substitution, to appear and vote all the Common Shares and Class B Common Shares of INVACARE CORPORATION (the “Company”), which the undersigned shall be entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the Lorain County Community College, Spitzer Conference Center, Grand Room, 1005 North Abbe Road, Elyria, Ohio on Thursday, May 21, 2009 at 10:00 A.M. (EDT) and at any adjournments thereof, hereby revoking any and all Proxies heretofore given, and (ii) authorizes and directs said Proxy holders to vote all the Common Shares and Class B Common Shares of the Company represented by this Proxy on the reverse side.

Dated:	, 2009

Signature

(Signature if held jointly)

Your signature to the Proxy form should be exactly the same as the name imprinted hereon. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. For joint accounts, the name of each joint owner must be signed.

Please date, sign and return promptly in the accompanying envelope.

D-1

This proxy, when properly executed, will be voted with the understanding that if no directions are given below, said shares will be voted “FOR” the election of the three directors nominated by the Board of Directors, “FOR” Proposals 2, 3, 4, 5 and 6 and “AGAINST” Proposal 7. If any other matters properly come before the meeting, the persons named in this proxy will vote the shares represented by this proxy in their discretion.

A.	Company Proposals			B.	Shareholder Proposal

The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 2, 3, 4, 5 and 6.				The Board of Directors recommends a vote AGAINST Proposal 7

1.	Election of Directors					For	Against	Abstain

☐	For all nominees listed (except as marked to the contrary below)	☐	Withhold vote for all nominees listed	7.	Amend Articles of Incorporation to Require Majority Voting Standard for Uncontested Director Elections	☐	☐	☐
	James C. Boland		William M. Weber
Gerald B. Blouch

(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name on the following line.)

2. Approve and adopt amendments to the Company’s 2003 Performance Plan	For ☐	Against ☐	Abstain ☐

3. Approve and adopt amendments to the Company’s Code of Regulations to establish majority voting director resignation procedures	For ☐	Against ☐	Abstain ☐

4.  Approve and adopt amendments to the Company’s Code of Regulations to adopt procedures for shareholders to propose business to be considered and to nominate directors for election at shareholder meetings

	For ☐	Against ☐	Abstain ☐

5. Approve and adopt amendments to the Company’s Code of Regulations to permit amendments to the Code of Regulations by the Board of Directors to the extent permitted by Ohio law	For ☐	Against ☐	Abstain ☐

6. Ratify appointment of Ernst & Young LLP as the Company’s independent auditors	For ☐	Against ☐	Abstain ☐

(Continued and to be signed on other side)

D-2

Appendix E

INVACARE CORPORATION

COMMON SHARES AND CLASS B COMMON SHARES

VOTING INSTRUCTION CARD

Annual Meeting of Shareholders — May 21, 2009

This Card is solicited on behalf of the trustees of the

Invacare Retirement Savings Plan

The undersigned hereby instructs the trustees of the Invacare Retirement Savings Plan to vote the Common Shares and Class B Common Shares of INVACARE CORPORATION (the “Company”) which the undersigned is entitled to vote as a participant in an employee benefit plan which may be funded by the Invacare Retirement Savings Plan at the Annual Meeting of Shareholders of the Company, to be held at the Lorain County Community College, Spitzer Conference Center, Grand Room, 1005 North Abbe Road, Elyria, Ohio on Thursday, May 21, 2009 at 10:00 A.M. (EDT) and at any adjournments thereof. The undersigned authorizes and directs the trustees of the Invacare Retirement Savings Plan to vote all the Common Shares and Class B Common Shares of the Company represented by this Card on the reverse side.

Dated:	, 2009

Signature

(Signature if held jointly)

Your signature to the Instruction Card form should be exactly the same as the name imprinted hereon. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. For joint accounts, the name of each joint owner must be signed.

Please date, sign and return promptly in the accompanying envelope.

E-1

This voting instruction card, when properly executed, will be voted with the understanding that if no directions are given below, said shares will be voted “FOR” the election of the three directors nominated by the Board of Directors, “FOR” Proposals 2, 3, 4, 5 and 6 and “AGAINST” Proposal 7. If any other matters properly come before the meeting, the undersigned authorizes the trustees of the Invacare Retirement Savings Plan to vote the shares represented by this card in their discretion.

A.	Company Proposals			B. Shareholder Proposal

The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 2, 3, 4, 5 and 6.				The Board of Directors recommends a vote AGAINST Proposal 7

1.	Election of Directors					For	Against	Abstain

☐	For all nominees listed (except as marked to the contrary below)	☐	Withhold vote for all nominees listed	7.	Amend Articles of Incorporation to Require Majority Voting Standard for Uncontested Director Elections	☐	☐	☐
	James C. Boland		William M. Weber
Gerald B. Blouch

(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name on the following line.)

2. Approve and adopt amendments to the Company’s 2003 Performance Plan	For ☐	Against ☐	Abstain ☐

3. Approve and adopt amendments to the Company’s Code of Regulations to establish majority voting director resignation procedures	For ☐	Against ☐	Abstain ☐

4.  Approve and adopt amendments to the Company’s Code of Regulations to adopt procedures for shareholders to propose business to be considered and to nominate directors for election at shareholder meetings

	For ☐	Against ☐	Abstain ☐

5. Approve and adopt amendments to the Company’s Code of Regulations to permit amendments to the Code of Regulations by the Board of Directors to the extent permitted by Ohio law	For ☐	Against ☐	Abstain ☐

6. Ratify appointment of Ernst & Young LLP as the Company’s independent auditors	For ☐	Against ☐	Abstain ☐

(Continued and to be signed on other side)

E-2